Registration No. ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                            WMC SECURED ASSETS CORP.
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                     (I.R.S. Employer Identification Number)

                         6320 Canoga Avenue, Suite 1300
                        Woodland Hills, California 91367
                                 (818) 592-2610
   (Address and telephone number of Registrant's principal executive offices)

                                  Scott McAfee
                            WMC Secured Assets Corp.
                         6320 Canoga Avenue, Suite 1300
                        Woodland Hills, California 91367
                                 (818) 592-2610
            (Name, address and telephone number of agent for service)
                                ----------------

                                   Copies to:
                               Kathryn Cruze, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048
================================================================================

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.      / /
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
    /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.      / /

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                      Proposed            Proposed
                                                                       Maximum            Maximum
                                                                      Offering           Aggregate          Amount of
                                                   Amount               Price             Offering        Registration
  Title of Securities Being Registered        to be Registered      Per Unit (1)         Price (1)             Fee

Mortgage Pass-Through Certificates and
Mortgage-Backed Notes, issued in series          $1,000,000             100%             $1,000,000          $303.03
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.


                           --------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

    This Registration Statement includes (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes ("Version 1"), (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates which provides for credit support in the form of a letter of credit ("Version 2") and (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes ("Version 3").

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                                                       VERSION 1



                              SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 1997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ____________, 19__)

                                $----------------

                            WMC SECURED ASSETS CORP.
                                     COMPANY

                            [NAME OF MASTER SERVICER]
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 19__-__

                $__________            ____%       Class A-1 Certificates
                $__________            ____%       Class A-2 Certificates
                $__________            ____%       Class A-3 Certificates
                $__________            ____%       Class A-4 Certificates
                $         0            ____%*      Class A-5 Certificates
                $__________            ____%       Class A-6 Certificates
                $         0  Variable Rate*        Class A-7 Certificates

          *Accrual of interest based on the related Notional Amount as described herein.

     The Series 19__-__ Mortgage Pass-Through Certificates will include the following seven classes (the "Senior Certificates"): (i) Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, (ii) Class A-5 Certificates (the "Fixed Strip Certificates"), (iii) Class A-6 Certificates and (iv) Class A-7 Certificates (the "Variable Strip Certificates"). In addition to the Senior Certificates, the Series 19__-__ Mortgage Pass-Through Certificates will also consist of one class of subordinate certificates which is designated as the Class B Certificates (the "Subordinate Certificates") and one class of residual certificates which is designated as the Class R Certificates (the "Residual Certificates" and, collectively with the Senior Certificates and the Subordinate Certificates, the "Certificates"). Only the Senior Certificates (the "Offered Certificates") are offered hereby.

     The Senior Certificates in the aggregate will evidence an initial undivided interest of approximately _____% in a trust fund (the "Trust Fund") consisting primarily of a pool of certain conventional fixed-rate one- to four-family first lien mortgage loans (the "Mortgage Loans") to be deposited by WMC Secured Assets Corp. (the "Company") into the Trust Fund for the benefit of the Certificateholders. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool."

     Distributions on the Senior Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next business day, commencing on ____________, 19__ (each, a "Distribution Date"). As more fully described herein, interest distributions on the Senior Certificates will be based on the Certificate Principal Balance thereof (or the Notional Amount (as defined herein) in the case of the Fixed Strip Certificates and Variable Strip Certificates) and the then applicable Pass-Through Rate thereof, which will be variable for the Variable Strip Certificates and fixed for all other classes of Certificates. Distributions in respect of principal of the Senior Certificates will be allocated among the various classes of the Senior Certificates as described herein under "Description of the Certificates--Principal Distributions." The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates. Certain losses incurred due to defaults on the Mortgage Loans and not covered by the Subordinate Certificates will be allocated on a pro rata basis between the Class A-1, Class A-5 and Class A-6 Certificates (collectively, the "Tiered Certificates"), on the one hand, and the Class A-2, Class A-3, Class A-4 and Variable Strip Certificates, on the other, as more particularly described herein. Any such losses so allocated to the Tiered Certificates will be allocated first to the Class A-6 Certificates until the Certificate Principal Balance thereof is reduced to zero, and then on a pro rata basis to the Class A-1 Certificates and Class A-5 Certificates, as more particularly described herein.

     There is currently no secondary market for the Senior Certificates. __________________________________ (the "Underwriter") intends to make a secondary market in the Senior Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The Senior Certificates will not be listed on any securities exchange.

     It is a condition of the issuance of the Senior Certificates that they be rated "___" by _____________________________ and "____" by _________________
____________________________________.

     As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes. Each class of Senior Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-__ OF THE PROSPECTUS SUPPLEMENT AND THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE __ OF THE PROSPECTUS BEFORE PURCHASING ANY OF THE CLASS A CERTIFICATES.

     THE YIELD TO MATURITY ON THE SENIOR CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING AS A RESULT OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME WITHOUT PENALTY. THE YIELD TO INVESTORS ON THE SENIOR CERTIFICATES MAY BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS, LIQUIDATIONS OR OTHERWISE. THE YIELD TO INVESTORS ON THE FIXED STRIP CERTIFICATES AND THE VARIABLE STRIP CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) AND DEFAULTS ON THE MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY OVER TIME. A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN SUCH CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENTS. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

     PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OFFERED OR ANY OF THEIR AFFILIATES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The Offered Certificates will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Offered Certificates will be equal to _________% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest thereon from ___________ 1, 19__ (the "Cut-off Date"), net of any expenses payable by the Company.

     The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Offered Certificates will be made on or about ____________, 19__ at the office of __________________________________, _______________, _____________________
against payment therefor in immediately available funds.

                              [Name of Underwriter]
                         [Date of Prospectus Supplement]

[

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED ____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL __________, 19__, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Title of Securities....................   Mortgage Pass-Through Certificates,
                                          Series 19__-__.

Company................................   WMC Secured Assets Corp. (the
                                          "Company"), a wholly-owned subsidiary
                                          of WMC Mortgage Corp. ("WMC"). See
                                          "The Company" in the Prospectus.

Seller[s].............................    [Name[s] of the Seller[s]] (the
                                          "Seller[s]"). See ["Name[s] of
                                          Seller[s]"] herein.

Master Servicer.......................    [Name of Master Servicer] (the "Master
                                          Servicer"). See "Pooling and Servicing
                                          Agreement--The Master Servicer"
                                          herein.

Trustee...............................    _______________, ___________________
                                          ___________________ (the "Trustee").

Cut-off Date..........................    ____________ 1, 19__ (the "Cut-off
                                          Date").

Delivery Date.........................    On or about ____________, 19__ (the
                                          "Delivery Date").

Denominations.........................    The Senior Certificates will be issued
                                          in registered, certificated form, in
                                          minimum denominations of $______ (or
                                          in minimum Notional Amounts of $_____
                                          in the case of the Fixed Strip
                                          Certificates or Variable Strip
                                          Certificates) and integral multiples
                                          of $_____ in excess thereof.

The Mortgage Pool.....................    The Mortgage Pool will consist of a
                                          pool of conventional, fixed-rate,
                                          fully amortizing mortgage loans (the
                                          "Mortgage Loans") with an aggregate
                                          principal balance as of the Cut-off
                                          Date of approximately $___________.
                                          The Mortgage Loans are secured by
                                          first liens on
                                          one- to four-family residential real
                                          properties (each, a "Mortgaged
                                          Property"). The Mortgage Loans have
                                          individual principal balances at
                                          origination of at least $______ but
                                          not more than $_________ with an
                                          average principal balance at
                                          origination of approximately
                                          $_________. The Mortgage Loans have
                                          terms to maturity from the date of
                                          origination or modification of not
                                          more than __ years, and a weighted
                                          average remaining term to stated
                                          maturity of approximately ___ months
                                          as of the Cut-off Date. The Mortgage
                                          Loans will bear interest at Mortgage
                                          Rates of at least ____% per annum but
                                          not more than _____% per annum, with a
                                          weighted average Mortgage Rate of
                                          approximately _______% per annum as of
                                          the Cut-off Date. For a further
                                          description of the Mortgage Loans, see
                                          "Description of the Mortgage Pool"
                                          herein.

The Senior Certificates...............    The Senior Certificates in the
                                          aggregate evidence an initial interest
                                          of approximately _____% in a trust
                                          fund (the "Trust Fund") consisting
                                          primarily of the Mortgage Pool. The
                                          Senior Certificates will be issued
                                          pursuant to a Pooling and Servicing
                                          Agreement, to be dated as of the
                                          Cut-off Date, among the Company, the
                                          Master Servicer, and the Trustee (the
                                          "Pooling and Servicing Agreement").
                                          The Senior Certificates will have the
                                          following Pass-Through Rates and
                                          Certificate Principal Balances as of
                                          the Cut-off Date:

     Class A-1 Certificates    ____%         $__________
     Class A-2 Certificates    ____%         $__________
     Class A-3 Certificates    ____%         $__________
     Class A-4 Certificates    ____%         $__________
     Class A-5 Certificates    ____%         $         0
     Class A-6 Certificates    ____%         $__________
     Class A-7 Certificates    Variable Rate $         0

                                          The Offered Certificates are subject
                                          to various priorities for payment of
                                          interest and principal as described
                                          herein. For a description of the
                                          allocation of interest and principal
                                          distributions among the Senior
                                          Certificates, see "Summary--Interest
                                          Distributions," "--Principal
                                          Distributions," "Description of the
                                          Certificates--Interest Distributions"
                                          and "--Principal Distributions on the
                                          Senior Certificates" herein.

Interest Distributions................    The Pass-Through Rates on the Senior
                                          Certificates (other than the Variable
                                          Strip Certificates) are fixed and set
                                          forth on the cover hereof. The
                                          Pass-Through Rate on the Variable
                                          Strip Certificates on each
                                          Distribution Date will equal the
                                          weighted average, as determined on the
                                          Due Date in the month preceding the
                                          month in which such Distribution Date
                                          occurs, of the Pool Strip Rates on
                                          each of the Mortgage Loans. The Pool
                                          Strip Rate on each Mortgage Loan is
                                          equal to the Net Mortgage Rate thereon
                                          minus ____%. The Net Mortgage Rate on
                                          each Mortgage Loan is equal to the
                                          Mortgage Rate thereon minus the rate
                                          per annum at which the related master
                                          servicing fees accrue (the "Servicing
                                          Fee Rate"). The Pool Strip Rates on
                                          the Mortgage Loans range between
                                          _____% and _____%. The initial
                                          Pass-Through Rate on the Variable
                                          Strip Certificates is approximately
                                          _____%. The Fixed Strip Certificates
                                          and Variable Strip Certificates have
                                          no Certificate Principal Balance and
                                          will accrue interest at the then
                                          applicable Pass-Through Rate on the
                                          Notional Amount (as defined herein).

                                          Holders of the Senior Certificates
                                          will be entitled to receive on each
                                          Distribution Date, to the extent of
                                          the Available Distribution Amount (as
                                          defined herein) for such Distribution
                                          Date, interest distributions in an
                                          amount equal to the aggregate of all
                                          Accrued Certificate Interest (as
                                          defined below) with respect to such
                                          Certificates for such Distribution
                                          Date and, to the extent not previously
                                          paid, for all prior Distribution Dates
                                          (the "Senior Interest Distribution
                                          Amount").

                                          With respect to any Distribution Date,
                                          the Accrued Certificate Interest in
                                          respect of each class of Senior
                                          Certificates will be equal to one
                                          month's interest accrued at the
                                          applicable Pass- Through Rate on the
                                          Certificate Principal Balance (or, in
                                          the case of the Fixed Strip
                                          Certificates and Variable Strip
                                          Certificates, the Notional Amount (as
                                          defined below)) of the Certificates of
                                          such class immediately prior to such
                                          Distribution Date, less any interest
                                          shortfalls not covered by
                                          Subordination (as defined herein) and
                                          allocated to the Certificates of such
                                          class as described herein, including
                                          any Prepayment Interest Shortfall (as
                                          defined herein), if any, for such
                                          Distribution Date.

                                          If the Senior Interest Distribution
                                          Amount for any Distribution Date is
                                          less than the Available Distribution
                                          Amount for such date, then such
                                          shortfall shall be allocated among the
                                          respective classes of Senior
                                          Certificates as described herein, and
                                          the unpaid Accrued Certificate
                                          Interest in respect of the
                                          Certificates of each such class will
                                          be payable to the holders thereof on
                                          subsequent Distribution Dates, to the
                                          extent of available funds.

                                          The Notional Amount of the Fixed Strip
                                          Certificates and Variable Strip
                                          Certificates as of any date of
                                          determination is equal to the
                                          aggregate Certificate Principal
                                          Balance of the Certificates of all
                                          classes, including the Subordinate
                                          Certificates, as of such date. See
                                          "Description of the
                                          Certificates--Interest Distributions"
                                          herein.

                                          References herein to the Notional
                                          Amount of the Fixed Strip Certificates
                                          and Variable Strip Certificates are
                                          used solely for certain calculations
                                          and do not represent the right of the
                                          holders of the Fixed Strip
                                          Certificates and Variable Strip
                                          Certificates to receive distributions
                                          of such amount.

Principal Distributions...............    Holders of the Senior Certificates
                                          will be entitled to receive on each
                                          Distribution Date, in the manner and
                                          priority set forth herein, to the
                                          extent of the portion of the Available
                                          Distribution Amount remaining after
                                          the Senior Interest Distribution
                                          Amount is distributed to the holders
                                          of the Senior Certificates, a
                                          distribution allocable to principal
                                          which will, as more fully described
                                          herein, include (i) the Senior
                                          Percentage (as defined herein) of
                                          scheduled principal payments due on
                                          the Mortgage Loans and of the
                                          principal portion of any unscheduled
                                          collections of principal (other than
                                          mortgagor prepayments and amounts
                                          received in connection with a Final
                                          Disposition (as defined herein) of a
                                          Mortgage Loan described in clause (ii)
                                          below), including repurchases of the
                                          Mortgage Loans, (ii) in connection
                                          with the Final Disposition of a
                                          Mortgage Loan that did not incur any
                                          Excess Special Hazard Losses, Excess
                                          Fraud Losses, Excess Bankruptcy Losses
                                          or Extraordinary Losses (each as
                                          defined herein), an amount equal to
                                          the lesser of (a) the Senior
                                          Percentage of the Stated Principal
                                          Balance (as defined herein) of such
                                          Mortgage Loan and (b) the Senior
                                          Accelerated Distribution Percentage
                                          (as defined herein) of the related
                                          collections, including any Insurance
                                          Proceeds and Liquidation Proceeds, to
                                          the extent applied as recoveries of
                                          principal and (iii) the Senior
                                          Accelerated Distribution Percentage
                                          (as defined below) of mortgagor
                                          prepayments on each Mortgage Loan.

                                          Distributions in respect of principal
                                          of the Senior Certificates on any
                                          Distribution Date will be allocated
                                          among the classes then entitled to
                                          such distributions, as described
                                          herein. See "Summary--Special
                                          Prepayment Considerations" and
                                          "--Special Yield Considerations" and
                                          "Certain Yield and Prepayment
                                          Considerations" herein. The Fixed
                                          Strip Certificates and Variable Strip
                                          Certificates will not be entitled to
                                          receive any principal distributions.

                                          The Senior Percentage initially will
                                          be approximately _____% and will be
                                          recalculated after each Distribution
                                          Date as described herein to reflect
                                          the entitlement of the holders of the
                                          Senior Certificates to subsequent
                                          distributions allocable to principal.
                                          For each Distribution Date occurring
                                          prior to the Distribution Date in
                                          ________, ________, the Senior
                                          Accelerated Distribution Percentage
                                          will equal 100%. Thereafter, as
                                          further described herein, during
                                          certain periods, subject to certain
                                          loss and delinquency criteria
                                          described herein, the Senior
                                          Accelerated Distribution Percentage
                                          may be 100% or otherwise
                                          disproportionately large relative to
                                          the Senior Percentage. See
                                          "Description of the
                                          Certificates--Principal Distributions
                                          on the Senior Certificates" herein.

Advances..............................    The Master Servicer is required to
                                          make advances ("Advances") in respect
                                          of delinquent payments of principal
                                          and interest on the Mortgage Loans,
                                          subject to the limitations described
                                          herein. See "Description of the
                                          Certificates--Advances" herein and in
                                          the Prospectus.

Allocation of Losses;
  Subordination.......................    Subject to the limitations set forth
                                          below, Realized Losses (as more
                                          particularly described herein) on the
                                          Mortgage Loans will
                                          be allocated first to the Subordinate
                                          Certificates and then to the Senior
                                          Certificates. The subordination
                                          provided by the Subordinate
                                          Certificates will cover Realized
                                          Losses on the Mortgage Loans that
                                          constitute Defaulted Mortgage Losses,
                                          Special Hazard Losses, Fraud Losses
                                          and Bankruptcy Losses (each as defined
                                          in the Prospectus) to the extent
                                          described herein. The aggregate
                                          amounts of Special Hazard Losses,
                                          Fraud Losses and Bankruptcy Losses
                                          which may be allocated to the
                                          Subordinate Certificates are initially
                                          limited to $__________, $_________ and
                                          $_______, respectively. All of the
                                          foregoing amounts are subject to
                                          periodic reduction as described
                                          herein. In the event the Certificate
                                          Principal Balance of the Subordinate
                                          Certificates is reduced to zero, all
                                          additional losses will be borne by the
                                          Senior Certificateholders. In
                                          addition, any Special Hazard Losses,
                                          Fraud Losses and Bankruptcy Losses, in
                                          excess of the respective amounts of
                                          coverage therefor will be borne by the
                                          holders of Senior Certificates and
                                          Subordinate Certificates on a pro rata
                                          basis. Any Default Losses (as defined
                                          herein) incurred on the Mortgage Loans
                                          and not covered by the Subordinate
                                          Certificates will be allocated on a
                                          pro rata basis between the Class A-1,
                                          Class A-5 and Class A-6 Certificates
                                          (the "Tiered Certificates"), on the
                                          one hand, and the Class A-2, Class
                                          A-3, Class A-4 and Variable Strip
                                          Certificates, on the other, as more
                                          particularly described herein. Any
                                          such losses so allocated to the Tiered
                                          Certificates will be allocated first
                                          to the Class A-6 Certificates until
                                          the Certificate Principal Balance
                                          thereof is reduced to zero and then on
                                          a pro rata basis between the Class A-1
                                          Certificates and the Class A-5
                                          Certificates, as more particularly
                                          described herein. Because principal
                                          distributions are paid to certain
                                          classes of Senior Certificates before
                                          other classes, holders of classes of
                                          Senior

                                          Certificates having a later priority
                                          of payment bear a greater risk of such
                                          losses than holders of classes of
                                          Senior Certificates having earlier
                                          priorities for distribution of
                                          principal. See "Description of the
                                          Certificates--Allocation of Losses;
                                          Subordination" herein.

Subordinate Certificates..............    The Class B Certificates (the
                                          "Subordinate Certificates") have an
                                          aggregate initial Certificate
                                          Principal Balance of approximately
                                          $__________, evidencing an initial
                                          Subordinate Percentage of
                                          approximately ____%, and a
                                          Pass-Through Rate of ____%. The
                                          Subordinate Certificates are not being
                                          offered hereby.


Optional Termination..................    At its option, on any Distribution
                                          Date when the aggregate principal
                                          balance of the Mortgage Loans is less
                                          than [__]% of the aggregate principal
                                          balance of the Mortgage Loans as of
                                          the Cut-off Date, the Master Servicer
                                          or the Company may (i) purchase from
                                          the Trust Fund all remaining Mortgage
                                          Loans and other assets thereof, and
                                          thereby effect early retirement of the
                                          Certificates or (ii) purchase in
                                          whole, but not in part, the
                                          Certificates. See "Pooling and
                                          Servicing Agreement--Termination"
                                          herein and "The Pooling
                                          Agreement--Termination; Retirement of
                                          Certificates" in the Prospectus.

Special Prepayment
  Considerations......................    The rate and timing of principal
                                          payments on the Senior Certificates
                                          will depend on the rate and timing of
                                          principal payments (including by
                                          reason of prepayments, defaults and
                                          liquidations) on the Mortgage Loans.
                                          As is the case with mortgage-backed
                                          securities generally, the Senior
                                          Certificates are subject to
                                          substantial inherent cash-flow
                                          uncertainties because the Mortgage
                                          Loans may be prepaid at any time.
                                          Generally, when prevailing interest
                                          rates increase, prepayment rates on
                                          mortgage loans tend to decrease,
                                          resulting in a slower return of
                                          principal to investors at a time when
                                          reinvestment at such higher prevailing
                                          rates would be desirable. Conversely,
                                          when prevailing interest rates
                                          decline, prepayment rates on mortgage
                                          loans tend to increase, resulting in a
                                          faster return of principal to
                                          investors at a time when reinvestment
                                          at comparable yields may not be
                                          possible.

                                          [The multiple class structure of the
                                          Senior Certificates results in the
                                          allocation of prepayments among
                                          certain classes as follows [TO BE
                                          INCLUDED AS APPROPRIATE]:]


                                          [SEQUENTIALLY PAYING CLASSES: [All]
                                          classes of the Senior Certificates are
                                          subject to various priorities for
                                          payment of principal as described
                                          herein. Distributions of principal on
                                          classes having an earlier priority of
                                          payment will be affected by the rates
                                          of prepayments of the Mortgage Loans
                                          early in the life of the Mortgage
                                          Pool. The timing of commencement of
                                          principal distributions and the
                                          weighted average lives of classes of
                                          Certificates with a later priority of
                                          payment will be affected by the rates
                                          of prepayments experienced both before
                                          and after the commencement of
                                          principal distributions on such
                                          classes.]

                                          [PAC CERTIFICATES: Principal
                                          distributions on the PAC Certificates
                                          generally will be payable in amounts
                                          determined based on schedules as
                                          described herein, assuming that the
                                          prepayments on the Mortgage Loans
                                          occur each month at a constant level
                                          between approximately ___% SPA and
                                          approximately ___% SPA and based on
                                          certain other assumptions. However, as
                                          discussed herein, actual principal
                                          distributions may be greater or less
                                          than the described amounts. If the
                                          prepayments on the Mortgage Loans
                                          occur at
                                          a level below or above the PAC
                                          Targeted Range, the amount of
                                          principal distributions may deviate
                                          from the described amounts and the
                                          weighted average lives of the
                                          remaining PAC Certificates may be
                                          extended or shortened. The classes of
                                          PAC Certificates with later priorities
                                          of payment are less likely to benefit
                                          from the stabilization of principal
                                          distributions provided by the
                                          Companion Certificates as described
                                          herein) than the PAC Certificates with
                                          earlier priorities of payment.
                                          Investors in the PAC Certificates
                                          should be aware that the stabilization
                                          provided by the Companion Certificates
                                          is limited.]

                                          [TAC CERTIFICATES: Principal
                                          distributions on the TAC Certificates
                                          generally will be payable thereon in
                                          the amounts determined by using the
                                          schedules described herein, assuming
                                          that prepayments on the Mortgage Loans
                                          occur each month at a constant level
                                          of approximately ___% SPA, and based
                                          on certain other assumption. However,
                                          as discussed herein, actual principal
                                          distributions may be greater or less
                                          than the described amounts, because it
                                          is highly unlikely that the actual
                                          prepayment speed of the Mortgage Loans
                                          each month will remain at or near ___%
                                          SPA. If the Companion Certificates are
                                          retired before all of the TAC
                                          Certificates are retired, the rate of
                                          principal distributions and the
                                          weighted average lives of the
                                          remaining TAC Certificates will become
                                          significantly more sensitive to
                                          changes in the prepayment speed of the
                                          Mortgage Loans, and principal
                                          distributions thereon will be more
                                          likely to deviate from the described
                                          amounts.]

                                          [COMPANION CERTIFICATES: Because all
                                          amounts available for principal
                                          distributions among the Senior
                                          Certificates in any given month will
                                          be applied first to the [PAC] [TAC]
                                          Certificates up to the described
                                          amounts and
                                          any excess other such amounts will be
                                          applied to the Companion Certificates,
                                          the rate of principal distributions
                                          on, and the weighted average lives of
                                          the Companion Certificates will be
                                          more sensitive to changes in the rates
                                          of prepayment of the Mortgage Loans
                                          than the rate of principal
                                          distributions on and the weighted
                                          average lives of the [PAC] [TAC]
                                          Certificates.

                                          See "Description of the
                                          Certificates--Principal Distributions
                                          on the Senior Certificates," and
                                          "Certain Yield and Prepayment
                                          Considerations" herein, and "Maturity
                                          and Prepayment Considerations" in the
                                          Prospectus.

Special Yield
  Considerations......................    The yield to maturity on each class of
                                          the Senior Certificates will depend on
                                          the rate and timing of principal
                                          payments (including by reason of
                                          prepayments, defaults and
                                          liquidations) on the Mortgage Loans
                                          and the allocation thereof to reduce
                                          the Certificate Principal Balance or
                                          Notional Amount of such class. The
                                          yield to maturity on each class of the
                                          Senior Certificates will also depend
                                          on the Pass-Through Rate and any
                                          adjustments thereto (as applicable)
                                          and the purchase price for such
                                          Certificates. The yield to investors
                                          on any class of Senior Certificates
                                          will be adversely affected by any
                                          allocation thereto of Prepayment
                                          Interest Shortfalls on the Mortgage
                                          Loans, which are expected to result
                                          from the distribution of interest only
                                          to the date of prepayment (rather than
                                          a full month's interest) in connection
                                          with prepayments in full and the lack
                                          of any distribution of interest on the
                                          amount of any partial prepayments.
                                          Prepayment Interest Shortfalls
                                          resulting from principal prepayments
                                          in full in any calendar month will not
                                          adversely affect the yield to
                                          investors in the Offered Certificates
                                          to the extent such prepayment interest
                                          shortfalls are
                                          covered by the Master Servicer as
                                          discussed herein.

                                          In general, if a class of Senior
                                          Certificates is purchased at a premium
                                          and principal distributions thereon
                                          occur at a rate faster than
                                          anticipated at the time of purchase,
                                          the investor's actual yield to
                                          maturity will be lower than that
                                          assumed at the time of purchase.
                                          Conversely, if a class of Senior
                                          Certificates is purchased at a
                                          discount and principal distributions
                                          thereon occur at a rate slower than
                                          that assumed at the time of purchase,
                                          the investor's actual yield to
                                          maturity will be lower than that
                                          assumed at the time of purchase.

                                          The Senior Certificates were
                                          structured based on a number of
                                          assumptions, including a prepayment
                                          assumption of ___% SPA and
                                          corresponding weighted average lives
                                          as set forth herein under "Special
                                          Prepayment Considerations." The
                                          prepayment, yield and other
                                          assumptions for the respective classes
                                          that are to be offered hereunder will
                                          vary as determined at the time of
                                          sale.

                                          [The multiple class structure of the
                                          Senior Certificates causes the yield
                                          of certain classes to be particularly
                                          sensitive to changes in the prepayment
                                          speed of the Mortgage Loans and other
                                          factors, as follows [TO BE INCLUDED AS
                                          APPROPRIATE]:]

                                          [INTEREST STRIP AND INVERSE FLOATER
                                          CLASSES: The yield to investors on the
                                          [identify classes] will be extremely
                                          sensitive to the rate and timing of
                                          principal payments on the Mortgage
                                          Loans (including by reason of
                                          prepayments, defaults and
                                          liquidations), which may fluctuate
                                          significantly over time. A rapid rate
                                          of principal payments on the Mortgage
                                          Loans could result in the failure of
                                          investors in the

                                          [identify interest strip and inverse
                                          floater strip classes] to recover
                                          their initial investments, and a
                                          slower than anticipated rate of
                                          principal payments on the Mortgage
                                          Loans could adversely affect the yield
                                          to investors on the [identify
                                          non-strip inverse floater classes].]

                                          [VARIABLE STRIP CERTIFICATES: In
                                          addition to the foregoing, the yield
                                          on the Variable Strip Certificates
                                          will be materially adversely affected
                                          to a greater extent than the yields on
                                          the other Senior Certificates if the
                                          Mortgage Loans with higher Mortgage
                                          Rates prepay faster than the Mortgage
                                          Loans with lower Mortgage Rates,
                                          because holders of the Variable Strip
                                          Certificates generally have rights to
                                          relatively larger portions of interest
                                          payments on the Mortgage Loans with
                                          higher Mortgage Rates than on Mortgage
                                          Loans with lower Mortgage Rates.]

                                          [ADJUSTABLE RATE (INCLUDING INVERSE
                                          FLOATER) CLASSES: The yield to
                                          investors on the [identify floating
                                          rate classes] will be sensitive, and
                                          the yield to investors on the
                                          [identify inverse floater classes]
                                          will be extremely sensitive, to
                                          fluctuations in the level of [the
                                          Index]. THE PASS-THROUGH RATE ON THE
                                          [IDENTIFY INVERSE FLOATER CLASSES]
                                          WILL VARY INVERSELY WITH, AND AT A
                                          MULTIPLE OF, [THE INDEX].]

                                          [INVERSE FLOATER COMPANION CLASSES: In
                                          addition to the foregoing, in the
                                          event of relatively low prevailing
                                          interest rates (including [the Index])
                                          and relatively high rates of principal
                                          prepayments over an extended period,
                                          while investors in the [identify
                                          inverse floater companion classes] may
                                          then be experiencing a high current
                                          yield on such Certificates, such yield
                                          may be realized only over a relatively
                                          short period, and it is unlikely that
                                          such investors would be able to
                                          reinvest
                                          such principal prepayments on such
                                          Certificates at a comparable yield.]

                                          [RESIDUAL CERTIFICATES: Holders of the
                                          Residual Certificates are entitled to
                                          receive distributions of principal and
                                          interest as described herein; however,
                                          holders of such Certificates may have
                                          tax liabilities with respect to their
                                          Certificates during the early years of
                                          the term of the REMIC that
                                          substantially exceed the principal and
                                          interest payable thereon during such
                                          periods. See "Certain Yield and
                                          Prepayment Considerations," especially
                                          "--Additional Yield Considerations
                                          Applicable Solely to the Residual
                                          Certificates" herein, "Certain Federal
                                          Income Tax Consequences" herein and in
                                          the Prospectus and "Yield
                                          Considerations" in the Prospectus.]

                                          See "Certain Yield and Prepayment
                                          Considerations" [, especially "--Yield
                                          Considerations," "--Additional Yield
                                          Considerations Applicable Solely to
                                          the Residual Certificates" and
                                          "Certain Federal Income Tax
                                          Consequences"] herein, and "Yield
                                          Considerations" in the Prospectus.

Certain Federal Income
  Tax Consequences....................    An election will be made to treat the
                                          Trust Fund as a real estate mortgage
                                          investment conduit ("REMIC") for
                                          federal income tax purposes. Upon the
                                          issuance of the Offered Certificates,
                                          __________ ___________, counsel to the
                                          Company, will deliver its opinion
                                          generally to the effect that, assuming
                                          compliance with all provisions of the
                                          Pooling and Servicing Agreement, for
                                          federal income tax purposes, the Trust
                                          Fund will qualify as a REMIC within
                                          the meaning of Sections 860A through
                                          860G of the Internal Revenue Code of
                                          1986 (the "Code").

                                          For federal income tax purposes, the
                                          Class R Certificates will be the sole
                                          Class of "residual interests" in the
                                          Trust Fund and the Senior Certificates
                                          and the Subordinate Certificates will
                                          constitute the "regular interests" in
                                          the Trust Fund and will generally be
                                          treated as representing ownership of
                                          debt instruments in the Trust Fund.

                                          For federal income tax reporting
                                          purposes, the _______ Certificates
                                          will not, and the ___________________
                                          Certificates will, be treated as
                                          having been issued with original issue
                                          discount. The prepayment assumption
                                          that will be used in determining the
                                          rate of accrual of original issue
                                          discount, market discount and premium,
                                          if any, for federal income tax
                                          purposes will be ___% SPA (as defined
                                          herein). No representation is made
                                          that the Mortgage Loans will prepay at
                                          that rate or at any other rate.

                                          For further information regarding the
                                          federal income tax consequences of
                                          investing in the Offered Certificates
                                          see "Certain Federal Income Tax
                                          Consequences" herein and in the
                                          Prospectus.

Ratings...............................    It is a condition of the issuance of
                                          the Senior Certificates that they be
                                          rated "___" by ________ _____________
                                          ________________ and "___" by
                                          _________________________. A security
                                          rating is not a recommendation to buy,
                                          sell or hold securities and may be
                                          subject to revision or withdrawal at
                                          any time by the assigning rating
                                          organization. A security rating does
                                          not address the frequency of
                                          prepayments of Mortgage Loans, or the
                                          corresponding effect on yield to
                                          investors. The ratings of the Fixed
                                          Strip Certificates and Variable Strip
                                          Certificates do not address the
                                          possibility that the holders of such
                                          Certificates may fail to fully recover
                                          their initial investments. See

                                          "Certain Yield and Prepayment
                                          Considerations" and "Ratings" herein
                                          and "Yield Considerations" in the
                                          Prospectus.

Legal Investment......................    The Senior Certificates will
                                          constitute "mortgage related
                                          securities" for purposes of the
                                          Secondary Mortgage Market Enhancement
                                          Act of 1984 ("SMMEA") for so long as
                                          they are rated in at least the second
                                          highest rating category by one or more
                                          nationally recognized statistical
                                          rating agencies. Institutions whose
                                          investment activities are subject to
                                          legal investment laws and regulations,
                                          regulatory capital requirements or
                                          review by regulatory authorities may
                                          be subject to restrictions on
                                          investment in the Offered Certificates
                                          and should consult with their legal
                                          advisors. See "Legal Investment"
                                          herein and "Legal Investment Matters"
                                          in the Prospectus.

                                 [RISK FACTORS]

     [Prospective Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Certificates:]

[Appropriate Risk Factors as necessary.]


                        DESCRIPTION OF THE MORTGAGE POOL

General

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of $____________. The Mortgage Loans will consist of conventional, fixed-rate, fully-amortizing, level monthly payment first lien Mortgage Loans with terms to maturity of not more than ___ years from the due date of the first monthly payment. On or before the Delivery Date, the Company will acquire the Mortgage Loans to be included in the Mortgage Pool from WMC Mortgage Corp. ("WMC Mortgage"), an affiliate of the Company [, which in turn acquired them pursuant to various mortgage loan purchase agreements between WMC Mortgage and [_________] (the "Sellers")]. The Seller[s] will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation and warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Certificateholders. Neither the Company nor any other entity or person will have any responsibility to purchase or replace any Mortgage Loan if a Seller is obligated but fails to do so. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Certificates--Assignment of Trust Fund Assets" in the Prospectus and "--The Seller" below. The Mortgage Loans will have been originated or acquired by the [Sellers] in accordance with the underwriting criteria described herein. See "--Underwriting" below. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

     None of the Mortgage Loans will have been originated prior to __________________ or will have a maturity date later than __________________.
No Mortgage Loan will have a remaining term to maturity as of the Cut-off Date of less than ____ months. The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately ____ months. The weighted average original term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately ____ months.

     As of the Cut-off Date, no Mortgage Loan will be one month or more delinquent in payment of principal and interest.

     Approximately _____% of the Mortgage Loans in the Mortgage Pool will have been purchased from ______________, and each of _______ other Sellers sold more than ____% but less than ____% of the Mortgage Loans to WMC Mortgage. Except as indicated in the preceding sentence, no Seller sold more than ____% of the Mortgage Loans to WMC Mortgage.

     No Mortgage Loan provides for deferred interest or negative amortization.

     None of the Mortgage Loans in the Mortgage Pool will be Buydown Mortgage Loans.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Mortgage Loans are approximate percentages by aggregate principal balance as of the Cut-off Date.

                                 MORTGAGE RATES







                             Number of          Aggregate          Percentage
Mortgage Rates (%)         Mortgage Loans   Principal Balance   of Mortgage Pool
------------------         --------------   -----------------   ----------------
 ........................                                    $                  %
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
                                   ------          ----------
          Total.........                           $                           %
                                   ======          ==========          =========

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately ______% per annum.

                  CUT-OFF DATE MORTGAGE LOAN PRINCIPAL BALANCES






                             Number of          Aggregate          Percentage
Principal Balance (%)     Mortgage Loans   Principal Balance   of Mortgage Pool
---------------------     --------------   -----------------   ----------------
$.......................                                    $               %
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................                                                     .
                                   ------          ----------          ---------
          Total.........                            $                        . %
                                   ======           =========          =========



     As of the Cut-off Date, the average unpaid principal balance of the Mortgage Loans will be approximately $_______.

                          ORIGINAL LOAN-TO-VALUE RATIOS





                             Number of          Aggregate          Percentage
Loan-to-Value Ratio       Mortgage Loans   Principal Balance   of Mortgage Pool
-------------------       --------------   -----------------   ----------------
$.......................                                    $               %
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................                                                     .
                                   ------          ----------          ---------
          Total.........                            $                        . %
                                   ======           =========          =========


     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans will have been approximately ____%.

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES





                             Number of          Aggregate          Percentage
State                     Mortgage Loans   Principal Balance   of Mortgage Pool
-----                     --------------   -----------------   ----------------
[NAME OF STATE].........                                    $              %
[NAME OF STATE].........
[NAME OF STATE].........
[NAME OF STATE].........
[NAME OF STATE].........
Other (1)...............                                                    .
                                   ------          ----------          --------
          Total.........                           $                        .  %
                                   ======          ==========          ========

(1) "Other" includes states and the District of Columbia with less than __% concentrations individually.

     [No more than ____% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area].


                            MORTGAGED PROPERTY TYPES






                                          Number of          Aggregate          Percentage
Property                               Mortgage Loans   Principal Balance   of Mortgage Pool
--------                               --------------   -----------------   ----------------
Single-family detached...............                                    $              %
Planned Unit Developments (detached).
Two- to four-family units............
Condo Low-Rise (less than 5 stories).
Condo Mid-Rise (5 to 8 stories)......
Condo High-Rise (9 stories or more)..
Townhouse............................
Planned Unit Developments (attached).
Leasehold............................                                                    .
                                                ------          ----------          --------
           Total.....................                            $                       .   %
                                                ======           =========          ========






                             MORTGAGE LOAN PURPOSES

                             Number of          Aggregate          Percentage
Loan Purpose              Mortgage Loans   Principal Balance   of Mortgage Pool
------------              --------------   -----------------   ----------------

Purchase...............                                     $                %
Rate/Term Refinance....
Equity Refinance.......                                                     .
                                   ------          ----------          --------
         Total.........                            $                        .  %
                                   ======          ==========          ========



     The weighted average Loan-to-Value Ratio at origination of equity refinance Mortgage Loans will have been ____%. The weighted average Loan-to-Value Ratio at origination of rate and term refinance Mortgage Loans will have been ____%.


                           MORTGAGE LOAN DOCUMENTATION

                             Number of          Aggregate          Percentage
Type of Program           Mortgage Loans   Principal Balance   of Mortgage Pool
---------------           --------------   -----------------   ----------------
Full...................                                     $                %
Reduced................                                                     .
                                   ------          ----------          --------
     Total.........                                $                        .  %
                                   ======          ==========          ========

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans which were underwritten under a reduced loan documentation program will have been ____%. No more than ____% of such reduced loan documentation Mortgage Loans will be secured by Mortgaged Properties located in California.


                                 OCCUPANCY TYPES




                             Number of          Aggregate          Percentage
Occupancy                 Mortgage Loans   Principal Balance   of Mortgage Pool
---------                 --------------   -----------------   ----------------
Primary Residence......                                    $              %
Second/Vacation........
Non Owner-occupied.....                                                    .
                                   ------          ----------          --------
          Total........                             $                      .   %
                                   ======           =========          ========

     [Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates on or before the time of issuance of such Certificates. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.]

UNDERWRITING

     [Underwriting standards as appropriate. The following underwriting standards are those presently applicable for WMC for adjustable rate mortgage loans].

     The Mortgage Loans will have been originated generally in accordance with underwriting guidelines (the "WMC Guidelines") established by Equity Services. The WMC Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis Equity Services may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio at origination ("LTV"), low debt-to-income ratio ("Debt Ratio"), good mortgage payment history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Trust Fund will represent such underwriting exceptions.

     The Mortgage Loans in the Trust Fund will fall within the following three documentation type categories established by Equity Services: Full Documentation, Lite Documentation and Stated Documentation. Certain of the Mortgage Loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by Equity Services for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. In addition, Equity Services has established specific parameters for Super Jumbo Loans, which are designated in the WMC Guidelines as mortgage loans with original principal balances of $500,000 or more.

     Under the WMC Guidelines, Equity Services or the applicable originating broker reviews and verifies the loan applicant's eligible sources of income (except under the Stated Documentation category), calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the WMC Guidelines. The WMC Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require, among other things, (i) an appraisal of the mortgaged property which conforms to FHLMC and FNMA standards and (ii) unless such appraisal was completed by Lenders Service Inc., Strategic

Mortgage Services, Nationwide Appraisals, Valuation Information Technology or G.S. Hansen & Associates, a review of such appraisal by a WMC-approved review appraiser, which review, depending upon the original principal balance and LTV of the related mortgaged property, may consist of a second appraisal, a field review or a desk review. The WMC Guidelines permit mortgage loans with LTVs of up to 90% (lower in the case of (i) risk categories below "A-", (ii) Lite Documentation and Stated Documentation categories, (iii) condominium, vacation and second home and manufactured housing mortgaged property types, (iv) Super Jumbo Loans and (v) refinance mortgage loans). The WMC Guidelines permit combined LTVs ("CLTV") of up to 100% first and second lien mortgage loans (lower in the case of risk categories below "C"), provided that mortgage loans with LTVs of 90% or more are not eligible for second lien financing. Under the WMC Guidelines, cash out on refinance mortgage loans is generally (i) unlimited on Full Documentation mortgage loans with LTVs of up to 85% and Stated Documentation mortgage loans with LTVs of up to 80%, (ii) limited to 20% of the loan amount after payment of all revolving debt for mortgage loans with LTVs over 85% and (iii) limited to $125,000 on mortgage loans in risk categories "D" and "Z".

     All mortgage loans originated under the WMC Guidelines are based on loan application packages submitted through mortgage brokerage companies or WMC's retail branches. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to Equity Services for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the subprime mortgage loans originated by WMC.

     The WMC Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a credit report on the related applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In the case of purchase money mortgage loans, WMC generally verifies the source of funds for the downpayment. In the case of mortgage loans originated under the Full Documentation category, the WMC Guidelines require documentation of income (which may consist of (i) verification of employment form covering a specified time period which varies with LTV, (ii) two most recent pay stubs and two years of tax returns and/or
(iii) two years of bank statements) and telephonic verification. In the case of mortgage loans originated under the Lite Documentation category, the WMC Guidelines require similar documentation of income, provided that such documentation may cover shorter periods of time and telephonic verification may be omitted. Lite Documentation mortgage loans are generally acceptable at 5% greater LTV than Stated Documentation mortgage loans, up to a maximum of 80% LTV. In the case of mortgage loans originated under the Stated Documentation category, the WMC Guidelines require (i) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (ii) that a WMC prefunding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (iii) that stated income be consistent with type of work and that assets listed on the application be consistent with stated income.

     The general collateral requirements in the WMC Guidelines specify that a mortgaged property not have a rating of lower than "average". For mortgage loans with LTVs greater than 80%, deferred maintenance costs may generally not exceed $1,500. At LTVs of 80% and below, deferred maintenance costs are generally acceptable at the lesser of $4,000 or 3% of the value of the mortgaged property. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the WMC Guidelines specify conditions and parameters relating to zoning, land to improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

     The WMC Guidelines used by Equity Services are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability and certain other respects. Mortgagors who qualify under the WMC Guidelines generally have payment histories and Debt Ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The WMC Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

     Equity Services requires that all mortgage loans have title insurance and be secured by liens on real property. Equity Services also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

RISK CATEGORIES

     Under the WMC Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV and loan amount, given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type (Full Documentation or Stated Documentation) and other factors. Lite Documentation mortgage loans are generally acceptable at 5% greater LTV than Stated Documentation mortgage loans, up to a maximum of 80% LTV. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category; derogatory medical collections are not considered in determining risk category and are not required to be paid off; and delinquent student loans are not considered in determining risk category if other consumer credit is paid as agreed.

     The WMC Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case specific basis. In addition, variations of the following criteria are applicable under the programs established by Equity Services for the origination of Super Jumbo Loans and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties.

RISK CATEGORY "A-"

Maximum loan amount: $600,000 for Full Documentation; $400,000 for Stated Documentation; $300,000 for non-owner-occupied mortgaged property.

Mortgage payment history: not more than two 30 day delinquencies during the preceding 12 months (a rolling 30 day delinquency counts as only one such delinquency) and no 60 day delinquencies during the preceding 12 months.

Consumer credit history: majority paid as agreed during the preceding 12 months; 30 day delinquencies and isolated 60 day delinquencies during the preceding 12 months are permitted.

Liens/charge-offs: minor in nature.

Bankruptcy: permitted if filed more than two years preceding origination of loan.

Notice of Default ("NOD")/foreclosures: none permitted within the preceding two years.

Maximum LTV: 90% for Full Documentation and owner-occupied mortgaged property; 80% for Full Documentation and non-owner-occupied mortgaged property; 80% for Stated Documentation and owner-occupied mortgaged property; 70% for Stated Documentation and non-owner-occupied mortgaged property. For 90% LTV mortgage loans, maximum loan amount is limited to $400,000 and maximum Debt Ratio is limited to 45%.

Debt Ratio: 45% to 60%.

RISK CATEGORY "B"

Maximum loan amount: $500,000 for Full Documentation; $400,000 for Stated Documentation; $300,000 for non-owner-occupied mortgaged property.

Mortgage payment history: either (i) not more than two 30 day delinquencies and one 60 day delinquency during the preceding 12 months (a rolling 30 day or 60 day delinquency counts as only one such delinquency) or (ii) not more than four 30 day delinquencies during the preceding 12 months (a rolling 30 day delinquency counts as only one such delinquency) and no 60 day delinquencies during the preceding 12 months.

Consumer credit history: some 60 day and some 90 day delinquencies during the preceding 12 months are permitted. A borrower with no consumer credit history will be deemed to have a "B" risk category consumer credit history.

Liens/charge-offs: minor in nature.

Bankruptcy: permitted if filed more than two years preceding origination of loan.

NODs/foreclosures: none permitted within the preceding two years.

Maximum LTV: 85% for Full Documentation and owner-occupied mortgaged property; 75% for Full Documentation and non-owner-occupied mortgaged property; 75% for Stated Documentation and owner-occupied mortgaged property; 65% for Stated Documentation and non-owner-occupied mortgaged property.

Debt Ratio: 50% to 60%.

RISK CATEGORY "C"

Maximum loan amount: $400,000 for Full Documentation; $350,000 for Stated Documentation; $250,000 for non-owner-occupied mortgaged property.

Mortgage payment history: 60 day and 90 day delinquencies during the preceding 12 months are permitted at Equity Services' discretion.

Consumer credit history: a pattern of late payments during the preceding 12 months is permitted.

Liens/charge-offs: permitted at Equity Services' discretion.

Bankruptcy: permitted if filed more than 12 months preceding origination of loan; if Chapter 13, an LTV of 70% or less is allowed and the Seller will pay off a bankruptcy trustee if payments in the plan were as agreed.

NODs/foreclosures: none permitted within the preceding 12 months.

Maximum LTV: 75% for Full Documentation and owner-occupied mortgaged property (80% where borrower has 5 years steady employment with the same employer, borrower has 5 years of residency in the same house, loan amount does not exceed $300,000, mortgaged property is a single-family residence and Debt Ratio does not exceed 50%); 70% for Full Documentation and non-owner-occupied mortgaged property; 70% for Stated Documentation and owner-occupied mortgaged property; 60% for Stated Documentation and non-owner-occupied mortgaged property.

Debt Ratio: 50% to 60%.

RISK CATEGORY "D"

Maximum loan amount: $400,000 for Full Documentation; $200,000 for Stated Documentation; $200,000 for non-owner-occupied mortgaged property.

Mortgage payment history: maximum 120 day delinquency status (up to 149 actual days) during the preceding 12 months.

Consumer credit history: a poor consumer credit history during the preceding 12 months is permitted.

Liens/charge-offs: permitted at Equity Services' discretion.

Bankruptcy: permitted if discharged at least one day prior to origination of the loan.

NODs/foreclosures: NOD outstanding less than 150 days at the time of origination of the loan is permitted.

Maximum LTV: 70% for Full Documentation and owner-occupied mortgaged property; 60% for Full Documentation and non-owner-occupied mortgaged property; 65% for Stated Documentation and owner-occupied mortgaged property; 60% for Stated Documentation and non-owner-occupied mortgaged property.

Debt Ratio: 60%.

RISK CATEGORY "Z"

Maximum loan amount: $300,000 for Full Documentation; $200,000 for Stated Documentation; $200,000 for non-owner-occupied mortgaged property.

Mortgage payment history: mortgage payment history not considered as a factor for this risk category.

Consumer credit history: a poor consumer credit history during the preceding 12 months is permitted.

Liens/charge-offs: permitted at Equity Services' discretion.

Bankruptcy: permitted if discharged at least one day prior to origination of the loan.

NODs/foreclosures: NOD outstanding 150 or more days at the time of origination of the loan is permitted.

Maximum LTV: 65% for Full Documentation and owner-occupied mortgaged property; 60% for Full Documentation and non-owner-occupied mortgaged property; 60% for Stated Documentation and owner-occupied mortgaged property; 60% for Stated Documentation and non-owner-occupied mortgaged property.

Debt Ratio: 60%.



QUALITY CONTROL PROCEDURES HIGHLIGHTS

     Each month, WMC's quality control department conducts a review and verification of approximately 5% of the loans originated and purchased during the previous month with specific attention to the following areas:

     LEGAL DOCUMENTATION: Promissory note, mortgage, deed of trust, truth-in-lending disclosure, title policy and all other applicable origination documents are reviewed for accuracy and proper signatures.

     CREDIT DOCUMENTATION: All credit verifications, credit applications and credit reports are reviewed for accuracy and proper signatures.

     All reviews are reported to management on a monthly basis. Management meets with the department supervisors in both underwriting and quality control to review results. Quality control functions are performed separately from loan originating and underwriting.

     QUALITY CONTROL APPRAISALS: Each appraisal is reviewed with emphasis on the following areas: verification of occupancy, valuation method, and review of comparable sales.

     In addition to the review above, re-inspections are performed on 10% of the reviewed loans, i.e., approximately 1/2% of originations. If a pattern of questionable values or methodology becomes apparent for an appraiser, a meeting is arranged to discuss these problems, and the appraisal may be replaced.

     COLLECTION PROCEDURES

     Collections are conducted by WMC=s service center at its corporate headquarters in Woodland Hills, California.

     The collection department is structured in such a way that the most experienced collectors are responsible for the accounts which are most delinquent. Accounts which are 10-29 days delinquent are handled by collectors with a minimum of two years of experience in sub-prime mortgage collections. Accounts which are 30-59 days delinquent are handled by collectors with a minimum of 3 years of experience in sub-prime mortgage collections. All accounts over 60 days delinquent are reviewed by a loss mitigation collector with a minimum of 5 years of experience in sub-prime mortgage collections. Accounts may be transferred to a loss mitigation collector at any time during the delinquency process, depending on the loan situation and the degree of delinquency. Loss mitigation collectors are responsible for accounts requiring Aspecial handling@, such as short pays, forbearance, settlement, and overall workout handling. Loss mitigation collectors review all pre-foreclosure accounts and are responsible for packaging loans for foreclosure committee approval. Bankruptcy and foreclosure collectors (or processors) with a minimum of 3 years of experience in sub-prime mortgage collections are responsible for monitoring trustee/attorney performance. The REO department is responsible for marketing and managing the sale effort for any property acquired through foreclosure, and a minimum of 2 years of experience in mortgage collections is required.

     WMC utilizes an automatic telephone dialer (DAVOX) for sequence calling and an on-line servicing system (LSAMS). Telephone calls are initiated from the 10th day of delinquency; late notices are sent after the 15th day of delinquency; notices of intent to foreclose or demand notices are generally sent after the 60th day of delinquency. Between the 30th and 45th day of delinquency, broker price opinions ("BPOs") are ordered and the account analysis process begins. Senior lienholder, tax and mortgage insurance status is confirmed. Borrower contact is maintained for the possibility of a recovery or curing the delinquency. Accounts are prioritized by the degree of delinquency and transferred at the end of each month, if appropriate, to the next level of collection action. After all collection efforts have been exhausted, the foreclosure committee (consisting of the Collection Manager, Senior Vice President of Loan Service and an origination designee (if available) approves foreclosure action.

     In all workout situations, the borrower is asked to provide current financial information and must complete a new loan application. WMC obtains a current credit report and updated appraisal (drive-by or BPO). All information is used to determine a workout decision.

     Collector assignments are controlled and monitored daily by the Collection Manager. The Collection Manager reviews each collector=s workload, and telephone activity is adjusted as necessary. Reports are generated daily and month-end recap activity is discussed with the Senior Vice President of Loan Service. The Senior Vice President is responsible for corporate reporting on a monthly basis.]

     DELINQUENCY AND FORECLOSURE EXPERIENCE

     [Delinquency and foreclosure experience as appropriate. The following disclosure is presently applicable for WMC:

     LIMITED SUBPRIME SERVICING EXPERIENCE

     Until recently, Equity Services sold its subprime product on a whole-loan, servicing- released basis to secondary market investors. Consequently, there is currently no meaningful information regarding the delinquency and loss experience relating to WMC's subprime mortgage portfolio. In addition, WMC historically has serviced only conforming or prime quality mortgage loans, and the majority of that servicing portfolio has been or will be sold in connection with the acquisition of WMC by Apollo. WMC intends to modify and expand the existing servicing platform to serve the subprime market.]

     ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Senior Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be added to the Mortgage Pool prior to the issuance of the Senior Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Senior Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the Senior Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Senior Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

     See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.


                         DESCRIPTION OF THE CERTIFICATES

     GENERAL

          The Series 19__-_ Mortgage Pass-Through Certificates will include the following seven classes (the "Senior Certificates"): (i) Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, (ii) Class A-5 Certificates (the "Fixed Strip Certificates"), (iii) Class A-6 Certificates and (iv) Class A-7 Certificates (the "Variable Strip Certificates"). In addition to the Senior Certificates, the Series 19__-_ Mortgage Pass-Through Certificates will also consist of one class of subordinate certificates which is designated as the Class B Certificates (the "Subordinate Certificates") and one class of residual certificates which is designated as the Class R Certificates (the "Residual Certificates"). Only the Senior Certificates (the "Offered Certificates") are offered hereby.

          The Senior Certificates (together with the Subordinate Certificates and Residual Certificates) will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Certificate Account (as described in the Prospectus) and belonging to the Trust Fund; (iii) property acquired by foreclosure of such

Mortgage Loans or deed in lieu of foreclosure; and (iv) any applicable insurance policies and all proceeds thereof.

     AVAILABLE DISTRIBUTION AMOUNT

          The "Available Distribution Amount" for any Distribution Date will generally consist of (i) the aggregate amount of scheduled payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees (the "Servicing Fees"), (ii) certain unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all Advances made for such Distribution Date, in each case net of amounts reimbursable therefrom to the Master Servicer. In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. With respect to any Distribution Date, (i) the "Due Date" is the first day of the month in which such Distribution Date occurs and
(ii) the "Determination Date" is the [__th] day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day. See "Description of the Certificates--Distributions" in the Prospectus.

     INTEREST DISTRIBUTIONS

          Holders of the Senior Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, interest distributions in an amount equal to the aggregate of all Accrued Certificate Interest with respect to such Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (the "Senior Interest Distribution Amount"). On each Distribution Date, the Available Distribution Amount for such Distribution Date will be applied to make interest distributions on the various classes of Senior Certificates pro rata in accordance with the respective amounts of Accrued Certificate Interest then payable with respect thereto, provided, however, that, in the case of the Tiered Certificates, following the Credit Support Depletion Date, such distributions shall be made in the priority set forth in the _____th paragraph under the heading "Principal Distributions". With respect to any Distribution Date, the Accrued Certificate Interest in respect of each class of Senior Certificates will be equal to one month's interest accrued at the applicable Pass-Through Rate on the Certificate Principal Balance (or, in the case of the Fixed Strip Certificates and Variable Strip Certificates, the Notional Amount) of the Certificates of such class immediately prior to such Distribution Date; in each case less interest shortfalls, if any, for such Distribution Date not covered by the Subordination provided by the Subordinate Certificates, including in each case (i) any Prepayment Interest Shortfall (as defined below), (ii) the interest portions (in each case, adjusted to the related Net Mortgage Rate) of Realized Losses (including

Special Hazard Losses, in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Amount ("Excess Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses")) not covered by the Subordination (which, with respect to the pro rata portion thereof allocated to the Tiered Certificates, to the extent such losses are Default Losses, will be allocated first to the Class A-6 Certificates and second to the Class A-1 Certificates and Class A-5 Certificates), (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act (as defined in the Prospectus) or similar legislating on or regulations, all allocated as described below. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The Prepayment Interest Shortfall for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from mortgagor prepayments on the Mortgage Loans during the preceding calendar month, to the extent not offset by the Master Servicer's application of servicing compensation as described below. Such shortfalls will result because interest on prepayments in full is collected only to the date of prepayment, and because no interest is collected on prepayments in part, as such prepayments are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment.

          If the Available Distribution Amount for any Distribution Date is less than the Accrued Certificate Interest payable on the Senior Certificates for such Distribution Date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for such Distribution Date on each such class, and will be distributable to holders of the Certificates of such classes, on subsequent Distribution Dates, to the extent of available funds, provided, however, that following the Credit Support Depletion Date, distributions will be made to the Tiered Certificates in the priority set forth in the _____ paragraph under the heading "--Principal Distributions on the Senior Certificates" and therefore the pro rata portion of such shortfall that is allocated to the Tiered Certificates will be allocated first to the Class A-6 Certificates. Any such amounts so carried forward will not bear interest.

          The Pass-Through Rates on each class of Senior Certificates, other than the Variable Strip Certificates, are fixed and are set forth on the cover hereof. The Pass-Through Rate on the Variable Strip Certificates for each Distribution Date will equal the weighted average, as determined as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on each of the Mortgage Loans in the Mortgage Pool. The "Pool

Strip Rate" on any Mortgage Loan is equal to the Net Mortgage Rate thereon minus ___%. The "Net Mortgage Rate" on each Mortgage Loan is equal to the Mortgage Rate thereon minus the Servicing Fee Rate. The initial Pass-Through Rate on the Variable Strip Certificates is approximately _____% per annum.

          As described herein, the Accrued Certificate Interest allocable to each class of Senior Certificates is based on the Certificate Principal Balance thereof or, in the case of the Variable Strip Certificates, on the Notional Amount. The Certificate Principal Balance of any Senior Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses (as defined herein) in the manner described herein. The Notional Amount of the Fixed Strip Certificates and Variable Strip Certificates as of any date of determination is equal to the aggregate Certificate Principal Balance of the Certificates of all classes (including the Subordinate Certificates) as of such date. Reference to the Notional Amount of the Fixed Strip Certificates or Variable Strip Certificates is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

     PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

          Holders of the Senior Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed to such holders, a distribution allocable to principal in the following amount (the "Senior Principal Distribution Amount"):

               (i) the product of (A) the then applicable Senior Percentage and
          (B) the aggregate of the following amounts:

                    (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, less the principal portion of Debt Service Reductions (as defined below) which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                    (2) the principal portion of all proceeds of the repurchase of any Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the preceding calendar month;

                    (3) the principal portion of all other unscheduled
               collections received during the preceding calendar month (other than full and partial principal prepayments made by the respective mortgagors and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal;

               (ii) in connection with the Final Disposition of a Mortgage Loan
          (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the then-applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date and (b) the then-applicable Senior Accelerated Distribution Percentage (as defined below) of the related collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

               (iii) the then applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial principal prepayments made by the respective mortgagors during the preceding calendar month; and

               (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates.

          A "Final Disposition" of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

          The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that the principal portion of any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

          The Senior Percentage, which initially will equal approximately _____% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date. The Subordinate Percentage as of any date of determination is equal to 100% minus the Senior Percentage as of such date.

          The Senior Accelerated Distribution Percentage for any Distribution Date occurring prior to the Distribution Date in _________, _________ will be 100%. The Senior Accelerated Distribution Percentage for any Distribution Date occurring after _____, ____ will be as follows: for any Distribution Date during in the sixth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the seventh year after the Delivery Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the eighth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the ninth year after the Delivery Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Accelerated Distribution Percentage for such Distribution Date will once again equal 100%). Any scheduled reduction to the Senior Prepayment Percentage described above shall not be made as of any Distribution Date unless either
(a)(i) the outstanding principal balance of the Mortgage Loans delinquent __ days or more (including foreclosure and REO Property) averaged over the last ___ months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last ___ months, does not exceed _% and (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after __________ 19__, are less than __%, __%, __%, __% or __%, respectively, of the initial Certificate Principal Balance of the Subordinate Certificates or (b)(i) the aggregate outstanding principal balance of the Mortgage Loans delinquent __ days or more (including foreclosure and REO Property) averaged over the last ___ months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last ___ months, does not exceed __% and (ii) Realized Losses on the Mortgage Loans to date are less than __% of the initial Certificate Principal Balance of the Subordinate Certificates.]

          Distributions of the Senior Principal Distribution Amount to the Senior Certificates (other than the Fixed Strip Certificates and Variable Strip Certificates) will be made (to the extent of the Available Distribution Amount remaining after distributions of the Senior Interest Distribution Amount as described under "--Interest Distributions"), as follows:

               (a) prior to the occurrence of the Credit Support Depletion Date (as defined below):

                    (i) first, concurrently, to the Class A-1 and Class A-6
               Certificates, with the amount to be distributed allocated as between such classes on a pro rata basis in proportion to the respective Certificate Principal Balances thereof, until the Certificate Principal Balance of each such class is reduced to zero;

                    (ii) second, to the Class A-2 Certificates until the
               Certificate Principal Balance thereof is reduced to zero;

                    (iii) third, to the Class A-3 Certificates until the
               Certificate Principal Balance thereof is reduced to zero; and

                    (iv) fourth, to the Class A-4 Certificates until the
               Certificate Principal Balance thereof is reduced to zero.

               (b) On each Distribution Date occurring on or after the Credit Support Depletion Date, all priorities relating to sequential distributions in respect of principal among the various classes of Senior Certificates will be disregarded, and the Senior Principal Distribution Amount will be distributed to all classes of Senior Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances; provided, that the aggregate amount distributable to the Class A-1, Class A-5 and Class A-6 Certificates (the "Tiered Certificates") in respect of Accrued Certificate Interest thereon and in respect of their pro rata portion of the Senior Principal Distribution Amount shall be distributed among the Tiered Certificates in the amounts and priority as follows: first, to the Class A-1 Certificates and the Class A-5 Certificates, up to an amount equal to, and pro rata based on, the Accrued Certificate Interest thereon; second to the Class A-1 Certificates, up to an amount equal to the Optimal Principal Distribution Amount thereof (as defined below), in reduction of the Certificate Principal Balances thereof; third to the Class A-6 Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth to the Class A-6 Certificates the remainder of the amount so distributable among the Tiered Certificates.

               (c) The "Optimal Principal Distribution Amount" is equal to the product of (i) the then applicable Optimal Percentage and (ii) the Senior Principal Distribution Amount. The "Optimal Percentage" is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to the applicable Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of all of the Senior Certificates immediately prior to such Distribution Date.

          The "Credit Support Depletion Date" is the first Distribution Date on which the Senior Percentage equals 100%.

          The Master Servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections (not including prepayments by the Mortgagors) received in any calendar month as included in the Available Distribution Amount and the Senior Principal Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

     ALLOCATION OF LOSSES; SUBORDINATION

          The Subordination provided to the Senior Certificates by the Subordinate Certificates will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses (each as defined in the Prospectus) and Special Hazard Losses (as defined herein) to the extent described herein. Any such Realized Losses which do not constitute Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated first to the Subordinate Certificates until the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, and then except as provided below on a pro rata basis to the Senior Certificates based on their then outstanding Certificate Principal Balance or the Accrued Certificate Interest thereon, as applicable. Any allocation of a Realized Loss (other than a Debt Service Reduction) to a Senior Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. Allocations of Realized Losses which are Default Losses (as defined below) to Senior Certificates will be made on a pro rata basis, based on their then outstanding Certificate Principal Balances, or the Accrued Certificate Interest thereon, as applicable, between the Tiered Certificates, on the one hand, and the Class A-2, Class A-3, Class A-4 and Variable Strip Certificates, on the other. Any such Realized Losses so allocated to the Tiered Certificates will be allocated first to the Class A-6 Certificates until the Certificate Principal Balance thereof or the Accrued Certificate Interest thereon, as appropriate, is reduced to zero and then to the Class A-1 Certificates and Class A-5 Certificates on a pro rata basis. "Default Losses" are Realized Losses that are attributable to the mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, and do not include Special Hazard Losses (or any other loss resulting from damage to a Mortgaged Property), Bankruptcy Losses, Fraud Losses, or other losses of a type not covered by the Subordination. Allocations of Debt Service Reductions to the Subordinate Certificates will result from the priority of distributions to the Senior Certificateholders of the Available Distribution Amount as described under the captions "--Interest Distributions" and "--Principal

Distributions on the Senior Certificates" herein. Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated on a pro rata basis between the Senior Certificates and the Subordinate Certificates (any such Realized Losses so allocated to the Senior Certificates, as well as any Realized Losses that are not Default Losses which are allocated to the Senior Certificates, will be allocated without priority among the various classes of Senior Certificates).

          With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will generally equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for Advances and certain expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses." As used herein, "Debt Service Reductions" means reductions in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any forgiveness of principal.

          In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, holders of Senior Certificates will have a prior right, on each Distribution Date, to the Available Distribution Amount, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount. The Senior Principal Distribution Amount is subject to adjustment on each Distribution Date to reflect the then applicable Senior Percentage and the Senior Accelerated Distribution Percentage, as described herein under "--Principal Distributions" on the Senior Certificates, each of which may be increased (to not more than 100%) in the event of delinquencies or Realized Losses on the Mortgage Loans. The application of the Senior Accelerated Distribution Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Senior Certificates are amortized faster than the Mortgage Loans, the percentage interest evidenced by the Senior Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, as a relative matter, the Subordination afforded by the Subordinate Certificates. Similarly, holders of Class A-1 Certificates and Class A-5 Certificates will have a prior right, on each Distribution Date occurring on or after the Credit Support Depletion Date, to that portion of the Available Distribution Amount allocated to the Tiered Certificates, to the extent necessary to satisfy the Accrued Certificate Interest on the Class A-1 Certificates and Class A-5 Certificates. Therefore, any shortfalls in the amounts that would otherwise be distributable to Class A-1 Certificateholders and Class A-5 Certificateholders, whether resulting from Mortgage Loan delinquencies or

Realized Losses, will be borne by the holders of the Class A-6 Certificates for so long as the Class A-6 Certificates are outstanding.

          The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the "Special Hazard Amount") through Subordination shall initially be equal to $_________. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $_________ less the sum of (i) any amounts allocated through Subordination in respect of Special Hazard Losses and (ii) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement. As used in this Prospectus Supplement, "Special Hazard Losses" has the same meaning set forth in the Prospectus, except that Special Hazard Losses will not include and the Subordination will not cover Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

          The aggregate amount of Realized Losses which may be allocated to the Subordinate Certificates in connection with Fraud Losses (the "Fraud Loss Amount") through Subordination shall initially be equal to $_________. As of any date of determination after the Cut-off Date the Fraud Loss Amount shall equal
(i) up to and including the [first] anniversary of the Cut-off Date, an amount equal to ____% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated solely to the Subordinate Certificates through Subordination with respect to Fraud Losses up to such date of determination, and (ii) from the [first] through [fifth] anniversary of the Cut-off Date, an amount equal to (a) the lesser of (1) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (2) ____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (b) the aggregate amounts allocated solely to the Subordinate Certificates through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On or after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

          The aggregate amount of Realized Losses which may be allocated solely to the Subordinate Certificates in connection with Bankruptcy Losses (the "Bankruptcy Amount") Subordination will initially be equal to $_________. As of any day of determination on or after the [first] anniversary of the Cut-off Date, the Bankruptcy Amount will equal the excess, if any, of (i) the lesser of
(a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the Cut-off Date (the "Relevant Anniversary") and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over
(ii) the aggregate amount of Bankruptcy Losses allocated solely to the Subordinate Certificates through Subordination since the Relevant Anniversary.

          Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (i) the related Mortgage Loan is not in default with regard to payments due thereunder or (ii) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer, in either case without giving effect to the particular Bankruptcy Loss.

          The Special Hazard Amount, Fraud Amount and Bankruptcy Amount are subject to further reduction with the consent of the Rating Agencies.

     ADVANCES

          Prior to each Distribution Date, the Master Servicer is required to make advances (each an "Advance") for the benefit of Certificateholders (out of its own funds or funds held in the Certificate Account (as described in the Prospectus) for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees) which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

          Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Subordinate Certificates as described below. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

          All Advances will be reimbursable to the Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related Mortgage Loan, from any amounts otherwise distributable on the Subordinate Certificates; provided, however, that only the Subordinate Percentage of such Advances are reimbursable from amounts otherwise distributable on the Subordinate Certificates in the event that such Advances were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and the Senior Percentage of such Advances which may not be so reimbursed from amounts otherwise distributable on the Subordinate Certificates may be reimbursed to the Master Servicer out of any funds in the related Certificate Account prior to distributions on the Senior Certificates. In the latter event, the aggregate amount otherwise distributable on the Senior Certificates will be reduced by an amount equal to the Senior Percentage of such Advances. In addition, if the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the related Certificate Account prior to distributions on the Senior Certificates.


                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     GENERAL

          The effective yield to the holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because monthly distributions will not be made to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distributions of interest or earnings thereon in respect of such delay). See "Yield Considerations" in the Prospectus.

          The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.

          The Mortgage Loans generally may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The Mortgage Loans generally contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" herein, during certain periods all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be allocated among the Senior Certificates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease.

          The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the Prospectus.

          Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Senior Certificates (other than the Variable Strip Certificates) are fixed, such rates will not change in response to changes in market interest rates. The Pass-Through Rate on the Variable Strip Certificates is based on the weighted average of the Pool Strip Rates on the Mortgage Loans, and such rates will also not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Senior Certificates were to rise, the market value of the Senior Certificates may decline. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease.

          The amount of interest otherwise payable to holders of the Senior Certificates will be reduced by any interest shortfalls not covered by Subordination, including Prepayment Interest Shortfalls. Such shortfalls will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise. See "Yield Considerations" in the Prospectus and "Description of the Certificates--Interest Distributions" herein for a discussion of the effect that principal prepayments on the Mortgage Loans may have on the yield to maturity of the Senior Certificates and certain possible shortfalls in the collection of interest.

          The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because all or a disproportionate percentage of principal prepayments will be allocated to the Senior Certificates during not less than the first nine years after the Delivery Date, the rate of prepayments on the Mortgage Loans during this period may significantly affect the yield to maturity of the Senior Certificates.

          In addition, the yield to maturity of the Senior Certificates will depend on the price paid by the holders of the Senior Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of a Senior Certificate may vary from the anticipated yield thereon will depend upon the degree to which it is purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments.

          Because principal distributions are paid to certain classes of Senior Certificates before other classes, holders of classes of Senior Certificates having a later priority of payment bear a greater risk of losses than holders of classes of Senior Certificates having earlier priorities for distribution of principal. In addition, the Class A-6 Certificates bear a greater risk of losses than the other Tiered Certificates because Default Losses on the Mortgage Loans not covered by the Subordination which are allocated to the Tiered Certificates are allocated first to the Class A-6 Certificates prior to allocation to the Class A-1 and Class A-5 Certificates to the extent described herein. For additional considerations relating to the yield on the Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

          The assumed final Distribution Date with respect to each class of Senior Certificates is _____ __, 20__. The assumed final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan in the Mortgage Pool.

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until a dollar amount in payment of principal equal to the original principal balance of such security (less losses) is distributed to the investor. The weighted average life of the Senior Certificates will be influenced by among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the standard prepayment assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA (no prepayments). Correspondingly, "___% SPA" assumes prepayment rates equal to ___% of SPA, and so forth. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

          The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under "Description of the Mortgage Pool" herein and the performance thereof. The table assumes, among other things, that: (i) as of the date of issuance of the Senior Certificates, the aggregate principal balance of the Mortgage Loans is approximately $____________ and each Mortgage Loan has a Mortgage Rate of _____% per annum, an original term of ___ months, a remaining term to maturity of ___ months and a related Servicing Fee calculated at ___% per annum, (ii) the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, Mortgage Rate and remaining term to maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity, (iii) none of the Sellers, the Master Servicer or the Company will repurchase any Mortgage Loan, as described under "The Mortgage Loan Pools--Representations by Sellers" and "Description of the Certificates--Assignment of the Trust Fund Assets" in the Prospectus, and the Master Servicer will not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund, (iv) there are no delinquencies or Realized Losses on the Mortgage Loans, and scheduled monthly payments on the Mortgage Loans will be timely received together with prepayments, if any, at the respective constant percentages of SPA set forth in the table, (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month, (vi) payments on the Mortgage Loans earn no reinvestment return; (vii) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; and (viii) the Certificates will be purchased on _____________ __, 199_.

          The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of SPA until maturity or that all of the Mortgage Loans will prepay at the same level of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Offered Certificates.

          Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Offered Certificates (other than the Fixed Strip Certificates and Variable Strip Certificates), and sets forth the percentages of the initial Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF SPA

                                  Class A-1                     Class A-2                    Class A-3
                       -----------------------------  ----------------------------  ----------------------------
 DISTRIBUTION DATE         %     %     %     %     %     %     %     %     %     %     %     %     %     %     %
                       -----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

Initial Percentage















     Weighted Average Life in Years (**)....

     ----------

     *    Indicates a number that is greater than zero but less than .5%.

     ** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.


          THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF SPA

                                Class A-4                     Class A-6
                     -----------------------------  ----------------------------
DISTRIBUTION DATE      %     %     %     %     %     %     %     %     %     %
                     -----  ----  ----  ----  ----  ----  ----  ----  ----  ----


Initial Percentage
















     Weighted Avg. Life in Years (**)

     ----------

     *    Indicates a number that is greater than zero but less than .5%.

     ** The weighted average life of a Certificate of any class is determined by (i) multiplying the amount of each net distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.


          THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE THIRD PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                      (TABLE CONTINUED FROM PREVIOUS PAGE.)

     FIXED STRIP CERTIFICATES AND VARIABLE STRIP CERTIFICATES YIELD
CONSIDERATIONS

          The following tables indicate the sensitivity of the pre-tax yield to maturity on the Fixed Strip Certificates and Variable Strip Certificates to various rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Fixed Strip Certificates and Variable Strip Certificates and the corresponding pre-tax yields on a corporate bond equivalent basis, based on distributions being made with respect to the Mortgage Loans that are assumed to be included in the Trust Fund, as described in the assumptions stated in clauses (i) through (viii) of the third paragraph preceding the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of SPA" under the heading "Certain Yield and Prepayment Considerations--General" herein, including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase prices set forth below and assuming further that the Pass-Through Rate and Notional Amount of the Fixed Strip Certificates and Variable Strip Certificates are as set forth herein. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                     PRE-TAX YIELD TO MATURITY ON THE FIXED
             STRIP CERTIFICATES AND THE VARIABLE STRIP CERTIFICATES
                       AT THE FOLLOWING PERCENTAGES OF SPA

                         Fixed Strip Certificates
                     ---------------------------------
     Assumed
     Purchase
     Price*              %      %      %      %      %
     ----------      -----  -----  -----  -----  -----



     *Expressed as a percentage of the Initial Notional Amount

                                      -55-
                        Variable Strip Certificates
                     ---------------------------------
     Assumed
     Purchase
     Price*              %      %      %      %      %
     ----------      -----  -----  -----  -----  -----





     *Expressed as a percentage of the Initial Notional Amount

          The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Fixed Strip Certificates and Variable Strip Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices listed as percentages of the initial Notional Amounts in the table for the Fixed Strip Certificates and Variable Strip Certificates, respectively. Yields shown are corporate bond equivalent and are based on the assumed prices given in the tables. The prices shown do not include accrued interest but an amount of accrued interest consistent with the assumptions was computed and was used to arrive at these yields. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that cash flows are reinvested at the discount rate or internal rate of return. Thus these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Fixed Strip Certificates or Variable Strip Certificates. Consequently these yields do not purport to reflect the return on any investment in the Fixed Strip Certificates or Variable Strip Certificates when such reinvestment rates are considered.

          The preceding tables are based on a set of assumptions that vary from other information provided herein. The differences between such assumptions and the actual characteristics of the Mortgage Loans and of the Certificates may result in actual yields being different from those shown in such tables. For example, the Pass-Through Rate on the Variable Strip Certificates, which is assumed to be fixed throughout the life of the Certificates, will actually be likely to change from one period to the next, and the rate assumed may be different from the actual initial Pass-Through Rate on the Variable Strip Certificates. Such discrepancies between assumed and actual characteristics underscore the hypothetical nature of the tables, which are provided to give a general sense of the sensitivity of yields in varying prepayment scenarios.

          Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields on the Fixed Strip Certificates and Variable Strip Certificates are likely to differ from those shown in such table, even if all of the Mortgage Loans prepay at the indicated percentages of SPA over any given time period or over the entire life of the Certificates. No representation is made as to the actual rate of principal payment on the Mortgage Loans for any period or over the life of the Senior Certificates or as to the yield on the Senior Certificates. In addition, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is ___ months. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

          For additional considerations relating to the yield on the Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

                         POOLING AND SERVICING AGREEMENT

     GENERAL

          The Certificates will be issued, and the Mortgage Loans serviced and administered, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of __________ 1, 19__, among the Company, the Master Servicer, and _____________________, as trustee (the "Trustee"). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Senior Certificates. The Trustee will appoint ____________________ to serve as Custodian in connection with the Certificates. The Senior Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and will be responsible for making distributions on the Senior Certificates and forwarding monthly reports with respect thereto to the holders of such Certificates. In addition to the circumstances described in the Prospectus, the Company may terminate the Trustee for cause under certain circumstances. The fees payable to the Trustee will be payable directly from the Certificate Account. The Company will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, WMC Secured Assets Corp., 6320 Canoga Avenue, Woodland Hills, California 91367. See "Description of the Certificates," "Servicing of Mortgage Loans" and "The Pooling Agreement" in the Prospectus.


THE MASTER SERVICER

          [Name of Master Servicer] [WMC Mortgage Corp. ("WMC Mortgage"), an affiliate of the Company], will act as master servicer (in such capacity, the "Master Servicer") for the Certificates pursuant to the Pooling and Servicing Agreement.

          [Further disclosure as appropriate. The following disclosure is for WMC Mortgage only, but will be similar to the disclosure if the Master Servicer is a different entity.]

          [There can be no assurance that the delinquency and foreclosure experience set forth above will be representative of the results that may be experienced with respect to the Mortgage Loans.]

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will accrue at _____% per annum (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

     VOTING RIGHTS

          Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. __% of all Voting Rights will be allocated among all holders of the Certificates (other than the Fixed Strip Certificates, Variable Strip Certificates and Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, and _%, _% and _% of all Voting Rights will be allocated among holders of the Fixed Strip Certificates, Variable Strip Certificates and Class R Certificates, respectively, in proportion to the percentage interests evidenced by their respective Certificates. The Pooling and Servicing Agreement will be subject to amendment without the consent of the holders of the Residual Certificates in certain circumstances.

     TERMINATION

          The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Senior Certificates are described in "The Pooling Agreement--Termination; Retirement of Certificates" in the Prospectus. The Master Servicer or the Company will have the option on any Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date either (i) to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Senior Certificates or (ii) purchase in whole, but not in part, the Certificates other than the Residual Certificates. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or, the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such underlying Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advance attributable to principal) as of the Distribution Date on which the purchase proceeds are to be distributed plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month of repurchase.

          Upon presentation and surrender of the Senior Certificates in connection with the termination of the Trust Fund or a purchase of Certificates under the circumstances described above, the holders of the Senior Certificates will receive an amount equal to the Certificate Principal Balance of such class plus one month's interest thereon (or with respect to the Variable Strip Certificates, one month's interest on the Notional Amount) at the applicable Pass-Through Rate plus any previously unpaid Accrued Certificate Interest subject to the priority in "Description of the Certificates--Interest Distributions" and "--Principal Distributions on the Senior Certificates".

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, delivered its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"). For federal income tax purposes, (i) the Residual Certificates are the sole Class of "residual interests" in the Trust Fund; and (ii) the Certificates constitute the "regular interests" in the Trust Fund. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

          For federal income tax reporting purposes, the Certificates will not and the Certificates will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to % SPA. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount" and "--Premium" in the Prospectus.

          The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Certificates should be treated as having been issued with original issue discount or that one or more of such Class of Certificates should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

          It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the Index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, each class of such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described herein can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the Index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

          If the rules of the OID Regulations were applied literally to the Offered Certificates, it appears that such rules would (i) require that the weighted average interest rate paid on such Certificates be modified and treated as if it were an adjustable rate based on the Index (plus or minus a fixed number of basis points) rather than a fixed rate prior to the first adjustment date of each Mortgage Loan, with the adjustable rate being such that the fair market value of such Certificates would not be affected by the substitution of the adjustable rate for the fixed rate, (ii) accrue original discount, if any, on the Certificates as so modified by assuming that the Index will remain constant for purposes of determining the constant yield to maturity of, and the cash flow projections on, the Certificates as so modified and (iii) make a positive (or negative) adjustment to interest income in any period in which the actual interest paid on such Certificates (including interest paid at a fixed rate prior to the first adjustment date of each Mortgage Loan) were greater or less than the interest assumed to be paid thereon (including the interest assumed to be paid thereon at an adjustable rate prior to the first adjustment date).

          The OID Regulations appear to permit in some circumstances the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of the Offered Certificates may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to holders of Offered Certificates and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

          Under Section 166 of the Code, both corporate holders of the Offered Certificates and noncorporate holders of the Offered Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses or distribution shortfalls on the Mortgage Loans that are allocable to such Offered Certificates. However, it appears that a noncorporate holder that does not acquire an Offered Certificate in connection with its trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes demonstrably wholly worthless and that the loss will be characterized as a short-term capital loss.

          Each holder of an Offered Certificate will be required to accrue original issue discount with respect to such Certificate without giving effect to any reductions in distributions attributable to a default or delinquency on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of income required to be reported for tax purposes in any period by the holder of such a Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of such a Certificate eventually will recognize a loss or a reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

          The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates (other than the Residual Certificates) will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax Consequences-REMICs-Characterization of Investments in REMIC Certificates" in the Prospectus.

          To the extent permitted by then applicable law, any "prohibited transactions tax," "contributions tax," tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund will be borne by the Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the Trust Fund which may reduce the amounts otherwise payable to holders of the Offered Certificates. See "Certain Federal Income Tax Considerations-REMICs-Prohibited Transactions Tax and Other Taxes" in the Prospectus.

          For further information regarding the federal income tax consequences of investing in the Subordinate Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

     [SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

          The Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interest in the Mortgage Loans or as debt instruments issued by the Trust Fund. For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

          The IRS has issued regulations under the provisions of the Code related to REMICs (the "REMIC Regulations") that significantly affect holders of the Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. The REMIC Regulations include restrictions that apply to: (i) thrift institutions holding residual interests lacking "significant value" and
(ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Residual Certificates may not be transferred to non-United States persons.

          The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC Regulations, the Residual Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Residual Certificates, which will be in an amount equal to all or virtually all of the taxable income includible by holders of the Residual Certificates. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in the Prospectus.

          The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the taxable income on such residual interests, if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Based on the REMIC Regulations, the Residual Certificates will constitute "noneconomic" residual interests during some or all of their term for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to enable the transferor to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. Such transfers are prohibited under the Pooling and Servicing Agreement. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.

          As discussed above and in the Prospectus, the rules for accrual of original issue discount with respect to the Senior and Subordinate Certificates are subject to significant complexity and uncertainty. See "Certain Federal Income Tax Consequences" in the Prospectus. Because original issue discount on such classes of Certificates will be deducted by the Trust Fund in determining its taxable income, any changes required by the IRS in the application of those rules to such Certificates may significantly affect the timing of original issue discount deductions to the Trust Fund and therefore the amount of the Trust Fund's taxable income allocable to holders of the Residual Certificates.

          The Residual Certificateholders will be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by such Residual Certificateholders from the REMIC with respect to such periods. Furthermore, the tax on such income will exceed the cash distributions with respect to such periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholder's pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

          An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate, particularly a Residual Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Residual Certificates. However, it is possible that the IRS may require all or some portion of such fees and expense to be allocable to the Residual Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the Prospectus.

          The Trustee will be designated as the "tax matters person" as defined in Treasury Regulation Section 301.6231(a)(7)-1T with respect to the Trust Fund, and in connection therewith will be required to hold not less than a 0.01% Percentage Interest of the Residual Certificates.

          Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in such Residual Certificates.

          For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.]

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement dated __________, 19__, the Underwriter has agreed to purchase and the Company has agreed to sell to the Underwriter each class of Senior Certificates.

          The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Senior Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

          The distribution of the Senior Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Senior Certificates, before deducting expenses payable by the Company, will be _________% of the aggregate Certificate Principal Balance of the Senior Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Senior Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Senior Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Senior Certificates may be deemed to be underwriters and any profit on the resale of the Senior Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

          The Underwriting Agreement provides that the Company will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

          There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Senior Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates - Reports to Certificateholders," which will include information as to the outstanding principal balance of the Senior Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Senior Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Senior Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Senior Certificates may adversely affect the liquidity of the Senior Certificates, even if a secondary market for the Senior Certificates becomes available.

                                 LEGAL OPINIONS

          Certain legal matters relating to the Certificates will be passed upon for the Company by _________________________________, ________ and for the
Underwriter by _______________________________.


                                     RATINGS

          It is a condition to the issuance of the Senior Certificates that they be rated not lower than "___" by _____________ ___________ ("_________________")
and "___" by ___________________________ ("_______").

          The ratings of _______ on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions on the underlying mortgage loans to which they are entitled. _______ ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.

          _________________ ratings on mortgage pass-through certificates also address the likelihood of the receipt by Certificateholders of payments required under the Pooling and Servicing Agreement. _________________ ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. _________________ rating on the Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein.

          The Company has not requested a rating on the Senior Certificates by any rating agency other than _______ and ________. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by _______ and ---------.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The rating of the Fixed Strip Certificates or Variable Strip Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investment. In the event that the rating initially assigned to the Senior Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Senior Certificates.

                                LEGAL INVESTMENT

          The Senior Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

          The Company makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

          See "Legal Investment Matters" in the Prospectus.

================================================================================

          No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.


                                   -----------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              Prospectus Supplement
         Summary.....................................    S-
         Description of the Mortgage Pool............    S-
         Description of the Certificates.............    S-
         Certain Yield and Prepayment Considerations.    S-
         Pooling and Servicing Agreement.............    S-
         Certain Federal Income Tax Consequences ....    S-
         Method of Distribution......................    S-
         Legal Opinions..............................    S-
         Ratings.....................................    S-
         Legal Investment............................    S-
         Prospectus .................................
         Summary of Prospectus.......................
         Risk Factors................................
         The Mortgage Pools..........................
         Servicing of Mortgage Loans.................
         Description of the Certificates.............
         Subordination...............................
         Description of Credit Enhancement...........
         Purchase Obligations........................
         Primary Mortgage Insurance, Hazard
          Insurance; Claims Thereunder...............
         The Company.................................
         Imperial Credit Industries, Inc.............
         The Pooling Agreement.......................
         Yield Considerations........................
         Maturity and Prepayment Considerations .....
         Certain Legal Aspects of Mortgage Loans ....
         Certain Federal Income Tax Consequences ....
         State and Other Tax Consequences............
         ERISA Considerations........................
         Legal Investment Matters....................
         Use of Proceeds.............................
         Methods of Distribution.....................
         Legal Matters...............................
         Financial Information.......................
         Rating......................................
         Index of Principal Definitions..............

================================================================================

                                   WMC Secured
                                  Assets Corp.

                                $---------------

                              Mortgage Pass-Through
                                  Certificates

                                 Series 199_-__





                         $         --   --   --   --   %
Class A-1 Certificates
                         $         --   --   --   --   %
Class A-2 Certificates
                         $         --   --   --   --   %
Class A-3 Certificates
                         $         --   --   --   --   %
Class A-4 Certificates
                         $         --   --   --   --   %
Class A-5 Certificates
                         $         --   --   --   --   %
Class A-6 Certificates
                         $          Variable Rate
Class A-7 Certificates






                                  -------------

                              PROSPECTUS SUPPLEMENT

                                   ------------


                          -----------------------------

                                  _______, 19__








================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                                       VERSION 2



                   SUBJECT TO COMPLETION SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 1997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ______________, 19__)

                                $---------------

                            WMC SECURED ASSETS CORP.
                                     COMPANY

                            [NAME OF MASTER SERVICER]
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 19__-__
                  WEIGHTED AVERAGE ADJUSTABLE PASS-THROUGH RATE

         The Series 19__-__ Mortgage Pass-Through Certificates (the "Certificates") will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional adjustable-rate one- to four-family first lien mortgage loans (the "Mortgage Loans"), exclusive of the Spread (as defined herein), to be deposited by WMC Secured Assets Corp. (the "Company") into the Trust Fund for the benefit of the Certificateholders. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool."

         A limited amount of losses on the Mortgage Loans will initially be covered by an irrevocable letter of credit (the "Letter of Credit") to be issued by ________________ (the "Letter of Credit Bank"). The maximum amount available to be drawn under the Letter of Credit will initially be equal to approximately _____% of the aggregate principal balance of the Mortgage Loans as of
_______________, 19__ (the "Cut-off Date").

         The interest rates on the Mortgage Loans (each, a "Mortgage Rate") will change semi-annually based on the Index (as defined herein) and the respective Note Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein.

         Distributions on the Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day commencing on ____________, 19__ (each, a "Distribution Date"). As more fully described herein, interest distributions on the Certificates will be based on the principal balance of the Mortgage Loans and the then applicable Weighted Average Adjustable Pass-Through Rate, which will equal the weighted average of the Net Mortgage Rates on the Mortgage Loans for the month preceding such Distribution Date, as described more fully herein. The "Net Mortgage Rate" for each Mortgage

Loan is generally equal the Mortgage Rate thereon from time to time, net of the per annum rates applicable to the calculation of the related servicing fee and Spread. The initial Weighted Average Adjustable Pass-Through Rate for the Certificates will be _______% per annum. The Weighted Average Adjustable Pass-Through Rate on the Certificates may increase or decrease from month to month. Distributions in respect of principal of the Certificates will be made as described herein under "Description of the Certificates--Distributions."

         Certain Mortgage Loans provide that, at the option of the related Mortgagors, the adjustable rate on such Mortgage Loans may be converted to a fixed rate (the "Convertible Mortgage Loans"), provided that certain conditions have been satisfied. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable rate to a fixed rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the Master Servicer [or the related Subservicer] will be obligated to purchase the Converting Mortgage Loan at a net price of par plus accrued interest thereon (the "Conversion Price"). [In the event of a failure by a Subservicer to purchase a Converting Mortgage Loan, the Master Servicer shall use its best efforts to purchase any Converted Mortgage Loan (as defined herein) from the Mortgage Pool at the Conversion Price during the one month period following the date of conversion to a Converted Mortgage Loan.] In the event that neither the Master Servicer [nor the related Subservicer] purchases a Converting or Converted Mortgage Loan, the Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein. Except as set forth herein, the Master Servicer's only obligations with respect to the Certificates are its contractual obligations as Master Servicer under the terms of the Pooling and Servicing Agreement (as defined herein).

         As described herein, the Trust Fund will be treated as a grantor trust for federal income tax purposes.

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-__ OF THE PROSPECTUS SUPPLEMENT AND THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE __ OF THE PROSPECTUS BEFORE PURCHASING ANY OF THE CLASS A CERTIFICATES.

         THE YIELD TO MATURITY ON THE CERTIFICATES WILL DEPEND ON THE RATE OF PAYMENT OF PRINCIPAL (INCLUDING AS A RESULT OF PREPAYMENTS, DEFAULTS, LIQUIDATIONS AND PURCHASES OF CONVERTING MORTGAGE LOANS AND CONVERTED MORTGAGE LOANS) ON THE MORTGAGE LOANS. THE MORTGAGE LOANS MAY BE PREPAID IN FULL OR IN PART AT ANY TIME WITHOUT PENALTY. THE YIELD TO INVESTORS ON THE CERTIFICATES WILL BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS, LIQUIDATIONS OR OTHERWISE. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

         PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER
OR ANY OF THEIR AFFILIATES.  NEITHER THE CERTIFICATES NOR THE
UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY

GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OFFERED OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO
THE CONTRARY IS UNLAWFUL.

         The Certificates will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Certificates will be equal to _________% of the initial aggregate principal balance of the Certificates, plus accrued interest thereon from ___________ 1, 19__ (the "Cut-off Date"), net of any expenses payable by the Company.

         The Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Certificates will be made on or about ____________, 19__ at the office of __________________________________, _______________,
_____________________ against payment therefor in immediately available funds.


                              [Name of Underwriter]
                         [Date of Prospectus Supplement]

         THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE COMPANY PURSUANT TO ITS PROSPECTUS DATED _____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL _____________, 19__, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Title of Securities..............   Mortgage Pass-Through Certificates, Weighted
                                    Average Adjustable Pass-Through Rate, Series
                                    19__-__.

Company..........................   WMC Secured Assets Corp. (the "Company"), an
                                    affiliate of WMC Mortgage Corp. ("WMC
                                    Mortgage"). See "The Company" in the
                                    Prospectus.

Master Servicer..................   [Name of Master Servicer] (the "Master
                                    Servicer"),[ an affiliate of the Company].
                                    See "Pooling and Servicing Agreement--The
                                    Master Servicer" herein.

Trustee..........................   ________________, ______________ (the
                                    "Trustee").


Cut-off Date.....................   ___________, 19__ (the "Cut-off Date").

Delivery Date....................   On or about __________, 19__ (the "Delivery
                                    Date").

Denominations....................   The Certificates will be issued in
                                    registered, certificated form, in minimum denominations of $______ and integral multiples of $_____ in excess thereof.

The Mortgage Pool................   The Mortgage Pool will consist of a pool of
                                    adjustable rate, fully-amortizing mortgage loans (the "Mortgage Loans"), exclusive of the Spread (as defined herein). The aggregate principal balance of the Mortgage
                                    Loans as of the Cut-off Date will be
                                    approximately $______________.

                                    The Mortgage Loans are secured by first
                                    liens on one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgage Loans have individual principal balances at origination of at least $______ but not more than $_________ with an average principal balance at origination of approximately $_________. The Mortgage Loans have terms to maturity of __ years from the date of origination and a weighted average remaining term to stated maturity of approximately ____ years and __ months as of the Cut-off Date. The Mortgage Rate on each Mortgage Loan will adjust semi-annually on its Adjustment Date (as defined herein), with corresponding adjustments in the amount of monthly payments, to equal the sum (rounded as described herein) of the Index described below and a fixed percentage set forth in the related Mortgage Note (the "Note Margin"). However, (i) on any Adjustment Date such Mortgage Rate may not increase or decrease by more than 1% (the "Periodic Rate Cap"), (ii) over the life of such Mortgage Loan, such Mortgage Rate may not exceed the related maximum Mortgage Rate (such maximum Mortgage Rate is equal to the Mortgage Rate at origination plus a lifetime rate cap (the "Lifetime Rate Cap")), which maximum Mortgage Rates will range from ______% to ______% and (iii) with respect to approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, over the life of such Mortgage Loan, such Mortgage Rate may not be lower than the minimum Mortgage Rate. The difference between the Mortgage Rate on each Mortgage Loan at origination and the minimum Mortgage Rate on such Mortgage Loan will equal the lifetime rate floor (the "Lifetime Rate Floor"). The minimum Mortgage Rates will range from _____% to ______% per annum.

                                    Accordingly, changes in the Weighted Average
                                    Adjustable Pass-Through Rate will not
                                    necessarily correspond to changes in the Index or other prevailing interest rates. Additionally, the initial Mortgage Rates in effect on the Mortgage Loans will likely be lower than the sum of the Index and related Note Margin that would have been applicable at origination. Because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, the maximum rate on a Mortgage Loan will likely be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. The Mortgage Loans will bear interest at Mortgage Rates of at least _____% per annum but not more than ______% per annum, as of the Cut-off Date. For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Index......................     As of any Adjustment Date with respect to
                                    any Mortgage Loan, the Index applicable to the determination of the related Mortgage Rate will be a rate equal to the monthly weighted average cost of funds for members of the Federal Home Loan
                                    Bank of San Francisco as most recently
                                    available 45 days prior to the Adjustment
                                    Date (the "Cost of Funds Index" or "Index").

Conversion of Mortgage Loans...     Approximately _____% of the Mortgage Loans,
                                    by aggregate principal balance as of the Cut-off Date, are Convertible Mortgage
                                    Loans. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable rate to a fixed rate and prior to the conversion thereof, the Master Servicer
                                    [or the related Subservicer] will be
                                    obligated to purchase the Converting
                                    Mortgage Loan at a net price of par plus accrued interest thereon (the "Conversion
                                    Price"). [In the event of a failure by a Subservicer to purchase a Converting
                                    Mortgage Loan, the Master Servicer shall use its best efforts to purchase any Converted
                                    Mortgage Loan (as defined herein) from the Mortgage Pool at the Conversion Price during the one- month period following the date of conversion to a Converted Mortgage Loan.] In the event that neither the Master Servicer
                                    [nor the related Subservicer] purchases a Converting or Converted Mortgage Loan, the
                                    Mortgage Pool will thereafter include both fixed-rate and adjustable- rate Mortgage
                                    Loans. See "Certain Yield and Prepayment
                                    Considerations" herein.

The Certificates...............     The Certificates evidence the entire
                                    beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Pool, exclusive of the Spread. The Certificates will be issued pursuant to a Pooling and Servicing
                                    Agreement, to be dated as of the Cut-off
                                    Date, among the Company, the Master
                                    Servicer, and the Trustee (the "Pooling and
                                    Servicing Agreement").

Interest Distributions.........     The Weighted Average Adjustable Pass-Through
                                    Rate applicable to the Certificates in
                                    respect of each Distribution Date will equal the weighted average of the Net Mortgage
                                    Rates on the Mortgage Loans for the month preceding such Distribution Date. The initial Weighted Average Adjustable
                                    Pass-Through Rate will be ______% per annum.
                                    The Net Mortgage Rate on each Mortgage Loan is generally equal to the Mortgage Rate thereon minus the rate per annum at which the related servicing fee accrues (the
                                    "Servicing Fee Rate") and the per annum rate at which the Spread referred to below under "Pooling and Servicing
                                    Agreement--Servicing and Other Compensation and Payment of Expenses; Spread" accrues.

                                            Holders of the Certificates will be
                                            entitled to receive distributions
                                            allocable to interest in proportion
                                            to their respective Percentage
                                            Interests (as defined herein) on
                                            each Distribution Date, to the
                                            extent of available funds, in an
                                            aggregate amount equal to one
                                            month's interest, at the then
                                            applicable Weighted Average
                                            Adjustable Pass-Through Rate, on the
                                            principal balance of the
                                            Certificates outstanding as of the
                                            close of business on the immediately
                                            preceding Distribution Date, subject
                                            to reduction in the event of any
                                            full and partial prepayments or any
                                            interest shortfalls not covered by
                                            the Letter of Credit (as defined
                                            herein) as well as certain losses
                                            and delinquencies on the Mortgage
                                            Loans as described herein. See
                                            "Description of the
                                            Certificates--Distributions" herein
                                            and in the Prospectus.

Principal Distributions........     Principal payments (including prepayments)
                                    received on the Mortgage Loans will be
                                    passed through on each Distribution Date to holders of the Certificates in proportion to their respective Percentage Interests. See
                                    "Description of the
                                    Certificates--Distributions" herein and in the Prospectus.

Advances.......................     The Master Servicer is required to make
                                    advances ("Advances") to holders of the
                                    Certificates in respect of delinquent
                                    payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. See "Description of the Certificates--Advances" herein and in the
                                    Prospectus.

Credit Enhancement.............     Neither the Certificates nor the Mortgage
                                    Loans are insured or guaranteed by any
                                    governmental agency or instrumentality or by the Company, the Master Servicer or any affiliate thereof. However, a limited amount of losses on the Mortgage Loans will be covered initially by an irrevocable letter of credit (the "Letter of Credit") to be issued by ________________ (the "Letter of Credit Bank") in favor of the Trustee for the benefit of the holders of the Certificates. The maximum amount available under the Letter of Credit to cover losses with respect to the Mortgage Loans will initially equal $_________ (the initial
                                    "Available Amount") which is equal to
                                    approximately _____% of the aggregate
                                    principal balance of the Mortgage Loans as of the

                                    Cut-off Date. The Available Amount is
                                    subject to periodic reduction as described herein.

                                    The Letter of Credit will cover losses on the Mortgage Loans that constitute Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses (each as defined in the Prospectus), to the extent described herein. Amounts that may be drawn under the Letter of Credit to cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses are initially limited to $___________, $___________ and
                                    $______________, respectively. All of the foregoing amounts are subject to periodic reduction as described herein. Any draws under the Letter of Credit, including draws for Special Hazard Losses, Fraud Losses and Bankruptcy Losses, will reduce the Available Amount. The Letter of Credit will expire on ______________, 19__, unless earlier terminated or extended in accordance with its terms or replaced in a manner as herein described.

                                    In the event losses on Mortgage Loans occur which are not covered by the Letter of Credit or any replacement credit enhancement, such losses will be borne by the Certificateholders. See "Description of Credit Enhancement" herein.

Optional Termination...........     At its option, on any Distribution Date when
                                    the principal balance of the Mortgage Loans is less than [___]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the Company may (i) purchase from the Trust
                                    Fund all remaining Mortgage Loans and other assets thereof and thereby effect early retirement of the Certificates or (ii) purchase in whole, but not in part, the Certificates. See "Pooling and Servicing
                                    Agreement--Termination" herein and "The
                                    Pooling Agreement--Termination; Retirement of Certificates" in the Prospectus.

Special Prepayment
  Considerations..............      The rate of principal payments on the
                                    Certificates collectively will depend on the rate and timing of principal payments
                                    (including by reason of prepayments,
                                    defaults and liquidations) on the Mortgage
                                    Loans. As is the case with mortgage-backed securities generally, the Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                    See "Description of the
                                    Certificates--Distributions" and "Certain
                                    Yield and Prepayment Considerations" herein, and "Maturity and Prepayment Considerations" in the Prospectus.

Special Yield
  Considerations..............      The yield to maturity on the Certificates
                                    will depend on the rate and timing of
                                    principal payments (including by reason of prepayments, defaults, liquidations [and purchases of Mortgage Loans converting to a fixed rate]) on the Mortgage Loans, as well as other factors such as changes in the Index, provisions of the Mortgage Loans limiting changes in the Mortgage Rates and the purchase price for such Certificates, as described herein. The Weighted Average
                                    Adjustable Pass-Through Rate will be reduced to the extent that prepayments, liquidations and purchases occur at a faster rate for Mortgage Loans having higher Net Mortgage
                                    Rates than for Mortgage Loans having lower
                                    Net Mortgage Rates. The yield to investors on the Certificates will be adversely affected by any allocation thereto of prepayment interest shortfalls on the
                                    Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

                                    See "Certain Yield and Prepayment
                                    Considerations" herein, and "Yield
                                    Considerations" in the Prospectus.

Certain Federal Income Tax
  Consequences..................    No election will be made to treat the Trust
                                    Fund as a real estate mortgage investment conduit for federal income tax purposes. _______________________, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes the Trust Fund will be classified as a grantor trust under the Internal Revenue Code of 1986 (the "Code"), and not as a partnership or an association taxable as a corporation.

                                    For further information regarding the
                                    federal income tax consequences of investing in the Certificates see "Certain Federal Income Tax Consequences" herein.

Rating.........................     It is a condition of the issuance of the
                                    Certificates that they be rated at least
                                    "___" by __________________. _________
                                    RATING OF THE CERTIFICATES WILL NOT
                                    REPRESENT ANY ASSESSMENT OF THE MASTER
                                    SERVICER'S [NOR THE RELATED SUBSERVICER'S]
                                    ABILITY TO PURCHASE CONVERTING MORTGAGE
                                    LOANS, OR THE REMARKETING AGENT'S ABILITY TO
                                    ARRANGE FOR THE PURCHASE OF CONVERTED
                                    MORTGAGE LOANS. In the event that neither the Master Servicer [nor the related
                                    Subservicer] purchases a Converting or
                                    Converted Mortgage Loan, investors in the Certificates might suffer a lower than anticipated yield. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Rating" herein and "Yield Considerations" in the Prospectus.

Legal Investment...............     The Certificates will constitute "mortgage
                                    related securities" for purposes of the
                                    Secondary Mortgage Market Enhancement Act of
                                    1984 ("SMMEA") for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies.
                                    Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Certificates and should consult with their legal advisors. See "Legal

                                    Investment" herein and "Legal Investment
                                    Matters" in the Prospectus.

                                 [RISK FACTORS]

         [Prospective Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Certificates:]

[Appropriate Risk Factors as necessary.]


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date of approximately $___________. The Mortgage Pool will consist of conventional, adjustable-rate, fully-amortizing Mortgage Loans with terms to maturity of not more than 30 years from the due date of the first monthly payment. On or before the Delivery Date, the Company will acquire the Mortgage Loans to be included in Mortgage Pool from WMC Mortgage Corp. ("WMC Mortgage"), an affiliate of the Company [, which in turn acquired them pursuant to various mortgage loan purchase agreements from [_________] (the "Sellers")]. The Seller[s] will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation and warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Certificateholders. Neither the Company nor any other entity or person will have any responsibility to purchase or replace any Mortgage Loan if a Seller is obligated but fails to do so. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Certificates--Assignment of Trust Fund Assets" in the Prospectus and "--The Seller" below. The Mortgage Loans will have been originated or acquired by the [Sellers] in accordance with the underwriting criteria described herein. See "--Underwriting" below. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

         The Mortgage Rate on each Mortgage Loan will adjust semi-annually on a date specified in the related Mortgage Note (the "Adjustment Date"). For approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the first Adjustment Date occurred prior to the Cut-off Date.

         On each Adjustment Date, the Mortgage Rate on a Mortgage Loan will be adjusted to equal the sum (rounded to either the nearest or next highest multiple of _____%) of (a) a rate per annum equal to the monthly weighted average cost of funds for members of the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as published by the FHLB of San Francisco (the "Cost of Funds Index" or "Index") and as most recently available as of the day 45 days prior to such Adjustment Date or, in the event that such Index is no longer available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information, and (b) the related Note Margin, subject to the following limitations. The Mortgage Rate on the Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap applicable to such Mortgage Loan and, over the life of such Mortgage Loan, generally may not exceed the Mortgage Rate at origination plus the Lifetime Rate Cap, or be less than the Mortgage Rate at origination minus any Lifetime Rate Floor, applicable to such Mortgage Loan. No Mortgage Loan provides for payment caps on any Adjustment Date which would result in deferred interest or negative amortization. Effective with the first payment due date on a Mortgage Loan after an Adjustment Date therefor, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then outstanding principal balance of such Mortgage Loan at its stated maturity and pay interest at the adjusted Mortgage Rate. Because the amortization schedule of each Mortgage Loan will be recalculated semi-annually, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. An increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

         The Cost of Funds Index reflects the monthly weighted average cost of funds of savings and loan associations and savings banks, the home offices of which are located in Arizona, California and Nevada, that are member institutions of the FHLB of San Francisco, as computed from statistics tabulated and published by the FHLB of San Francisco. The FHLB of San Francisco normally announces the Cost of Funds Index on or near the last working day of the month following the month in which the cost of funds was incurred. The Index is available through a variety of sources, including, without limitation, Telerate, THE WALL STREET JOURNAL and USA TODAY.

         Listed below are the historical values of the Cost of Funds Index since 1988. Such values may fluctuate significantly over time and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future values of the Index. No assurance can be given as to the Index value to be applied on any future Adjustment Date.

                               COST OF FUNDS INDEX

Month                  1992      1993      1994       1995       1996       1997
=====                 =====     =====     ======     ======     ======     =====
January.................
February................
March...................
April...................

May.....................
June....................
July....................
August..................
September...............
October.................
November................
December................

         The initial Mortgage Rate in effect on a Mortgage Loan generally will be lower than the sum of the Index that would have been applicable at origination and the Note Margin. Absent a decline in the Index subsequent to origination of a Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger Monthly Payments following adjustments of the Mortgage Rate. Moreover, because the maximum Mortgage Rate on any Mortgage Loan is determined by adding the Lifetime Rate Cap to the Mortgage Rate at origination, irrespective of the Index that would have been applicable at origination, the maximum Mortgage Rate on a Mortgage Loan will generally be less than the sum of the Index and the Note Margin that would have been applicable at origination plus the Lifetime Rate Cap. Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because the Mortgage Loans may have different Adjustment Dates (and the Mortgage Rate therefore may reflect different Index values), different Note Margins, different Lifetime Rate Caps and different Lifetime Rate Floors, if any.

         Approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are Convertible Mortgage Loans. The first month in which any of the Mortgage Loans could convert is _______, 19__ and the last month in which any of the Mortgage Loans may convert is ________ 1, 19__. Upon conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization at scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable rate to a fixed rate and prior to the conversion thereof, the Master Servicer [or the related Subservicer] will be obligated to purchase the Converting Mortgage Loan at the Conversion Price. [In the event of a failure by a Subservicer to purchase a Converting Mortgage Loan, the Master Servicer shall use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") at the Conversion Price during the one-month period following the date of conversion to a Converted Mortgage Loan.]

         In the event that the Master Servicer [nor the related Subservicer] fails to purchase a Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Company nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

         Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         The Principal Balance of any Mortgage Loan as of any time of determination is the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor at the close of business on the Cut-off Date, after deduction of all payments due on or before the Cut-off Date whether or not paid, reduced by all amounts distributed to Certificateholders with respect to such Mortgage Loan and reported to them as allocable to principal, including the principal components of any Advances (as described below under "Description of the Certificates--Advances").

         The Mortgage Loans will have approximately the following characteristics as of the Cut-off Date:

Number of Mortgage Loans.........................
Weighted Average Adjustable Pass-Through Rate(1).
Mortgage Rates:
         Weighted Average.............................
         Range........................................
Range of Net Mortgage Rates.......................
Note Margins:
         Weighted Average.............................
         Range........................................
Net Note Margin(2)................................
Maximum Mortgage Rates:
         Weighted Average.............................
         Range........................................
Maximum Net Mortgage Rates (3):
         Weighted Average.............................
         Range........................................
Weighted Average Months to Next
Adjustment Date after ____________, 19__ (4)......

======
(1) The Weighted Average Adjustable Pass-Through Rate is equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans.
(2) The Net Note Margin is the Note Margin on each Mortgage Loan minus the Servicing Fee Rate and the rate at which the Spread accrues.
(3) The difference between the maximum Net Mortgage Rate and the Net Mortgage Rate as of the Cut-off Date may be less than the Lifetime Rate Cap.
(4) The Weighted Average Months to the next Adjustment Date is equal to the weighted average of the number of months until the Adjustment Date next following _____________, 19__.

         The Mortgage Loans in the Mortgage Pool will have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans in the Mortgage Pool):

                  The Mortgage Loans will have had individual principal balances at origination of at least $__________ but not more than $__________.

                  None of the Mortgage Loans in the Mortgage Pool will have been originated prior to _____________, 19__ or will have a scheduled maturity later than ____________, ____. No Mortgage Loan in the Mortgage Pool will have an unexpired term to stated maturity as of the Cut-off Date of less than __ years and __ months. The weighted average remaining term to stated maturity of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date will be approximately ____ years and __ months. The weighted average Adjustment Date of the Mortgage Loans in the Mortgage Pool next following the Cut-off Date is ____________, 19__.

                  Approximately _____% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80% but less than or equal to 90%, and approximately ____% of the Mortgage Loans will have Loan-to-Value Ratios exceeding 90%. The weighted average Loan-to-Value Ratio at origination, as of the Cut-off Date, is approximately _____%.

                  At least _____% of such Mortgage Loans will be secured by fee simple interests in detached one- to four-family dwelling units with the remaining units being secured by fee simple interests in attached planned unit developments, condominiums or townhouses.

                  Approximately _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in California.

                  No more than _____% of the Mortgage Loans in the Mortgage Pool will be secured by Mortgaged Properties located in any one zip code area in California, and no more than ____% will be secured by Mortgaged Properties located in any one zip code area outside California.

                  No more than _____% of the Mortgage Loans were equity refinance mortgage loans made to mortgagors who used less than the entire amount of the proceeds to refinance an existing mortgage loan. The weighted average Loan-to-Value Ratio at origination of such Mortgage Loans, as of the Cut-off Date, is approximately ______%. Approximately ____% of the Mortgage Loans were made to Mortgagors who used the entire proceeds to refinance an existing Mortgage Loan.

                  No Mortgage Loan provides for deferred interest or negative amortization.

                  Approximately ____% of the Mortgage Loans in the Mortgage Pool will have been underwritten under a reduced loan documentation program. The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Mortgage Pool which were underwritten under such reduced loan documentation program will be approximately ____% and no more than approximately ____% of such Mortgage Loans will be secured by Mortgaged Properties located in California. See "Pooling and Servicing Agreement--The Master Servicer" herein.

                  No more than ____% of the Mortgage Loans will be secured by vacation or second homes. No more than ____% of the Mortgage Loans will be secured by one- to four-story condominium units. No Mortgage Loans will be secured by condominium units in buildings of five or more stories.

                  None of the Mortgage Loans in the Mortgage Pool will be Buydown Mortgage Loans.

              The following table sets forth the number and aggregate principal balance as of the Cut-off Date of Mortgage Loans having their next Adjustment Dates in the month described therein. The table also indicates the approximate percentage of Mortgage Loans in the Mortgage Pool with an Adjustment Date in each such month.

    MONTH OF                NUMBER OF            AGGREGATE         PERCENTAGE OF
 ADJUSTMENT DATE         MORTGAGE LOANS      PRINCIPAL BALANCE     MORTGAGE POOL
 ===============         ==============      =================     =============


Total................

         The following table sets forth the number and aggregate principal balance of Mortgage Loans having unpaid principal balances in the ranges described therein as of the Cut-off Date. The table also indicates the approximate weighted average Mortgage Rate and the approximate weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in each given range, as of the Cut-off Date.

                                                                                                                    WEIGHTED
                                                                                                                     AVERAGE
                                                           NUMBER                                  WEIGHTED         ORIGINAL
                                                             OF               AGGREGATE             AVERAGE         LOAN-TO-
                                                          MORTGAGE            PRINCIPAL            MORTGAGE           VALUE
PRINCIPAL BALANCE                                           LOANS              BALANCE               RATE             RATIO
-----------------                                           -----              -------               ----             -----












Total, Average or Weighted Average ...........            _______             $____________        _______%         _______%


UNDERWRITING STANDARDS

         [Additional disclosure as necessary. See Version 1 for underwriting disclosure for WMC Mortgage.]

DELINQUENCY AND FORECLOSURE EXPERIENCE

         [Additional disclosure as necessary. See Version 1 for sample disclosure for this section.]

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as they will be constituted at the time the Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after initial issuance. The Current Report on Form 8-K will specify the aggregate principal balance of the Mortgage Loans in the Mortgage Pool outstanding as of the Cut-off Date and will set forth the other approximate information presented in this Prospectus Supplement.

         See also "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates evidence in the aggregate the entire beneficial ownership of the Trust Fund. The Trust Fund will consist of (i) the Mortgage Loans, exclusive of the Company's rights in and to the Spread with respect to each Mortgage Loan; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Certificate Account (as described in the Prospectus) and belonging to the Trust Fund; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure;
(iv) any applicable insurance policies and all proceeds thereof; and (v) the Letter of Credit (or any alternate form of credit support substituted therefor) and all proceeds thereof, other than any amount drawn thereunder and deposited in a reserve fund.

DISTRIBUTIONS

         Distributions to holders of Certificates will be made on each Distribution Date based on their respective Percentage Interests. The undivided Percentage Interest of a Certificate will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Certificates, which will equal the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.


         The "Available Distribution Amount" for any Distribution Date will generally consist of (i) the aggregate amount of scheduled payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the related master servicing fees (the "Servicing Fees"), (ii) certain unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all Advances made for such Distribution Date, in each case net of amounts reimbursable therefrom to the Master Servicer. In addition to the foregoing amounts, with respect to unscheduled collections, not including Mortgagor prepayments, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. With respect to any Distribution Date, (i) the "Due Date" is the first day of the month in which such Distribution Date occurs and
(ii) the "Determination Date" is the [__th] day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately succeeding business day. See "Description of the Certificates--Distributions" in the Prospectus.

         Holders of Certificates will be entitled to receive distributions of interest on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to one month's interest, at the then applicable Weighted Average Adjustable Pass-Through Rate on the principal balance of the Mortgage Loans outstanding as of the close of business on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, outstanding as of the Delivery Date), subject to reduction in the event of any interest shortfalls not covered by the Letter of Credit, including any Prepayment Interest Shortfalls (as defined below) resulting from full and partial prepayments, as well as certain losses and delinquencies on the Mortgage Loans as described below. The Weighted Average Adjustable Pass-Through Rate for any Distribution Date will equal the average of the Net Mortgage Rates on the Mortgage Loans (weighted by the principal balances of such Mortgage Loans as of the Due Date occurring in the preceding month). Subject to the following limitations, for each period beginning on the related Adjustment Date therefor, the Net Mortgage Rate on a Mortgage Loan will equal the sum of the Cost of Funds Index (rounded to the nearest multiple of ______%) and the Net Note Margin. The Net Note Margin for each Mortgage Loan will be ______%. The Net Mortgage Rate on any Mortgage Loan on any Adjustment Date may not increase or decrease by more than the Periodic Rate Cap, and the Net Mortgage Rate on any Mortgage Loan will not exceed the maximum Net Mortgage Rate (the "Maximum Net Mortgage Rate") applicable to such Mortgage Loan as specified in the Pooling and Servicing Agreement. The difference between the Net Mortgage Rate as of the Cut-off Date and the Maximum Net Mortgage Rate will not exceed, and may be less than, the Lifetime Rate Cap. With respect to each Mortgage Loan, the Net Mortgage Rate is the rate per annum equal to the Mortgage Rate for such Mortgage Loan, net of the Servicing Fee Rate and the per annum rate at which the Spread accrues. See "Description of the Mortgage Pool" and "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses; Spread" herein.

         Holders of the Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date after distributions of interest as set forth above, an amount equal to the "Principal Distribution Amount" for such Distribution Date, which will equal the sum of: (a) the principal portion of any Advances for such Distribution Date; (b) any amount required to be paid by the Master Servicer due to the operation of a deductible clause in any blanket policy maintained by it to cover hazard losses on the Mortgage Loans as described in the Prospectus under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder"; (c) all payments in respect of the Mortgage Loans on account of principal (including, without limitation, principal prepayments, the principal portion of any Liquidation Proceeds and Insurance Proceeds, the principal portion of proceeds from repurchased Mortgage Loans and the principal portion of proceeds from the purchase of Converting Mortgage Loans and the sale of Converted Mortgage Loans) on deposit in the Certificate Account on the Determination Date immediately preceding such Distribution Date, exclusive or net of (i) Liquidation Proceeds, Insurance Proceeds and principal prepayments received during the month in which such Distribution Date occurs (unless such amounts are deemed to have been received in the prior month pursuant to the Pooling and Servicing Agreement as described below), (ii) scheduled payments of principal due on a date or dates subsequent to the first day of the month in which such Distribution Date occurs,
(iii) late payments of principal which have been the subject of a previous Advance or Advances that have not been reimbursed to the Master Servicer and
(iv) an amount equal to liquidation expenses incurred by the Master Servicer to the extent not reimbursed from related Liquidation Proceeds; and (d) all amounts required to be deposited in the Certificate Account on the Business Day immediately preceding such Distribution Date, with respect to draws or payments under the Letter of Credit which are allocable to payments on account of principal of the Mortgage Loans, except for payments of principal which have been the subject of a previous Advance or Advances and which are eligible for withdrawal in reimbursement to the Master Servicer.

         The Prepayment Interest Shortfall for any Distribution Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) resulting from mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is collected only to the date of prepayment, and no interest is collected on prepayments in part, as such prepayments are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment. The Prepayment Interest Shortfall and other interest shortfalls (such as those resulting from the application of the Relief Act (as defined herein)) not covered by the Letter of Credit on any Distribution Date will be allocated to the holders of the Certificates pro rata based on distributions of interest to be made on such Distribution Date, before taking into account any such reduction. Prepayment Interest Shortfalls and other interest shortfalls will not be offset by a reduction of the servicing compensation of the Master Servicer or otherwise.

         Distributions for any Distribution Date will also be reduced if net Liquidation Proceeds or net Insurance Proceeds (together with any net amounts payable as described below under "Description of Credit Enhancement") received on a defaulted Mortgage Loan liquidated during the month preceding the month in which such Distribution Date occurs are less than the outstanding principal balance of such Mortgage Loan, plus interest thereon at the related Net Mortgage Rate. If an Advance by the Master Servicer was previously made in respect thereof, late payments of principal and interest, if any, remitted to the Master Servicer for deposit into the Certificate Account will not be passed through to Certificateholders but rather will be subject to withdrawal by the Master Servicer from the Certificate Account in reimbursement to itself for such Advance. To the extent that an Advance is not made, the distributions for such Distribution Date will be reduced accordingly. Reimbursement of the Master Servicer or the Company for any other advances or expenses reimbursable to either as described in the Prospectus, out of amounts otherwise distributable to the Certificateholders, will also reduce the distributions for the related Distribution Date. Distributions for any Distribution Date will be reduced to the extent that losses on any Mortgage Loans in the Mortgage Pool are not covered by the Letter of Credit or any substitute form of credit enhancement.

         With respect to Insurance Proceeds, Liquidation Proceeds and other unscheduled collections (not including prepayments by the mortgagors) received in any calendar month, the Master Servicer may elect to treat such amounts as part of the distribution to be made on the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related loss which requires a draw on the Letter of Credit shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

ADVANCES

         Prior to each Distribution Date, the Master Servicer is required to make Advances for the benefit of the Certificateholders (out of its own funds or funds held in the Custodial Account (as described in the Prospectus) for future distribution or withdrawal) with respect to any payments of principal and interest (net of the related Servicing Fees and the Spread) which were due on the Mortgage Loans on the immediately preceding Due Date and delinquent on the business day next preceding the related Determination Date.

         Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or draws on the Letter of Credit. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar legislation or regulations.

         All Advances will be reimbursable to the Master Servicer on a first priority basis from late collections, Insurance Proceeds, Liquidation Proceeds and draws on the Letter of Credit on or in respect of the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or draws on the Letter of Credit may be reimbursed to the Master Servicer out of any funds in the Custodial Account or Certificate Account prior to distributions on the Certificates.


                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable Weighted Average Adjustable Pass-Through Rate and purchase price because monthly distributions will not be made to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distributions of interest or earnings thereon in respect of such delay). See "Yield Considerations" in the Prospectus.

         The yield to maturity and the aggregate amount of distributions on the Certificates will be directly related to the rate of payment of principal on the Mortgage Loans. Such yield may be adversely affected by a higher or lower than anticipated rate of payment of principal on the Mortgage Loans in the Trust Fund. The rate of payment of principal on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans (which will change periodically as described above), the rate of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations or the conversion of Convertible Mortgage Loans. The principal component of the monthly payments on the Mortgage Loans may change on each related Adjustment Date. In addition, the amortization schedule of a Mortgage Loan may be changed in connection with the receipt of a partial prepayment thereon, provided however that such changes will not include a change in the maturity date of the related Mortgage Loan. See "Description of the Mortgage Pool--General" herein.

         Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, mortgage market interest rates, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties and servicing decisions. If prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. There can be no certainty as to the rate of prepayments on, or conversions of, the Mortgage Loans during any period or over the life of the Certificates. However, in the event that substantial numbers of Mortgagors exercise their conversion rights, and [the related Subservicers and] the Master Servicer purchase the Converting and Converted Mortgage Loans, the Mortgage Pool will experience substantial prepayment of principal.

         The Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. In addition, certain of the Mortgage Loans provide that the Mortgagors may, during a specified period of time, convert the adjustable rate of such Mortgage Loans to a fixed rate. The Company is not aware of any publicly available statistics that set forth principal prepayment or conversion experience or prepayment or conversion forecasts of comparable adjustable rate mortgage loans over an extended period of time, and its experience with respect to comparable adjustable rate mortgages is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the Mortgage Loans included in the Mortgage Pool. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments or purchases due to their conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable rate mortgages to "lock in" a lower fixed interest rate or take advantage of the availability of such other adjustable rate mortgage loans, or, in the case of convertible adjustable rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. In the event that [the Subservicers or] the Master Servicer purchases Converting or Converted Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a pro rata distribution of the principal portion thereof to the Certificateholders, as described herein. Alternatively, to the extent Subservicers fail in their obligation to purchase Converting Mortgage Loans and the Master Servicer does not purchase Converted Mortgage Loans, as described herein, the Mortgage Pool will include fixed rate Mortgage Loans, which will have the effect of limiting the extent to which the Weighted Average Adjustable Pass-Through Rate can increase or decrease in accordance with changes in the Index and accordingly may affect the yield to Certificateholders.

         The existence of Periodic Rate Caps, Lifetime Rate Caps and any Lifetime Rate Floors also will affect the likelihood of prepayments resulting from refinancing and the exercise of the conversion option. Although the Mortgage Rates on the Mortgage Loans will adjust periodically, such increases and decreases will be limited by the Periodic Rate Caps, Lifetime Rate Caps and any Lifetime Rate Floors on each Mortgage Loan and will be based on the Index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margins (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated.

         With respect to those Mortgage Loans having Lifetime Rate Floors, if prevailing mortgage rates were to fall below the minimum Mortgage Rates, the rate of prepayment on such

Mortgage Loans may be expected to increase and such Mortgage Loans may prepay at a rate higher than would otherwise be anticipated for adjustable rate mortgage loans.

         All of the Mortgage Loans are assumable under certain circumstances if, in the sole judgment of the Master Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Certificates and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans.

         The yield to maturity of the Certificates will depend on the rate of payment of principal (including by reason of principal prepayments, purchases of Mortgage Loans in the Mortgage Pool which are Converting Mortgage Loans or Converted Mortgage Loans or in respect of which a breach of a representation or warranty has occurred, and liquidation of defaulted Mortgage Loans) on the Mortgage Loans, the price paid by the holders of Certificates and the Weighted Average Adjustable Pass-Through Rate in effect from time to time. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Mortgage Loans. Because the Weighted Average Adjustable Pass-Through Rate at any time is the weighted average of the Net Mortgage Rates on the Mortgage Loans, the Weighted Average Adjustable Pass Through Rate (and the yield on the Certificates) will be reduced as a result of prepayments, liquidations and purchases at a faster rate for Mortgage Loans having higher Net Mortgage Rates as opposed to Mortgage Loans having lower Net Mortgage Rates. Because Mortgage Loans having higher Net Mortgage Rates generally have higher Mortgage Rates, such Mortgage Loans are generally more likely to be prepaid at a faster rate under most circumstances than are Mortgage Loans having lower Net Mortgage Rates.

         The rate of default on the Mortgage Loans will also affect the rate of payment of principal on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on adjustable rate mortgage loans. Increases in the monthly payments to an amount in excess of the preceding monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans. Furthermore, the Mortgagor under each Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments following adjustments of the Mortgage Rate. The rate of default on Mortgage Loans which are equity refinance or limited documentation mortgage loans may be higher than for other types of Mortgage Loans.

         Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Furthermore, the rate of prepayments, defaults and liquidations on, or conversions of, the Mortgage Loans will be affected by the general economic condition of the region of the country where the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments on the Certificates.

         The amount of interest passed through to holders of the Certificates will be reduced by shortfalls in collections of interest resulting from full or partial principal prepayments or otherwise, which will not be offset by a reduction in the Servicing Fees payable to the Master Servicer or otherwise. See "Yield Considerations" in the Prospectus and "Description of the Certificates--Distributions" herein for a discussion of the effect of principal prepayments on the Mortgage Loans on the yield to maturity of the Certificates.

         The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         In addition, the yield to maturity of the Certificates will depend on the price paid by holders of the Certificates. If any Certificate is purchased at initial issuance at a discount and the rate of prepayments on the Mortgage Loans is lower than that originally anticipated, the purchaser's yield to maturity will be lower than that assumed at the time of purchase. Conversely, if any Certificate is purchased at initial issuance at a premium and the rate of prepayments on the Mortgage Loans is higher than that originally anticipated, the purchaser's yield to maturity will be lower than that assumed at the time of purchase.

         The first distribution on the Certificates reflecting an adjustment to the scheduled monthly payments on a related Mortgage Loan will be passed through to holders of Certificates on the second Distribution Date following the date on which the adjustment to such Mortgage Rate was made. Furthermore, adjustments in the Net Mortgage Rates are based on the Index as reported 45 days prior to the Adjustment Date. Accordingly, the yield to Certificateholders will be adjusted on a delayed basis relative to movements in the Index. Although the Net Mortgage Rate of each Mortgage Loan will be adjusted pursuant to the Index, such rate is subject to the Periodic Rate Cap and is also limited by the Lifetime Rate Cap and any Lifetime Rate Floor applicable to such Mortgage Loan. With respect to certain Mortgage Loans the difference between the Net Mortgage Rate as of the Cut-off Date and the maximum Net Mortgage Rate will be less than the Lifetime Rate Cap. Therefore, if the Index changes substantially between Adjustment Dates, the Net Mortgage Rate may be lower than if the Net Mortgage Rate could be adjusted based on the Index without such caps.

         A number of factors affect the performance of the Index and may cause the Index to move in a manner different from other indices. To the extent that the Index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, the Index may remain higher than other market interest rates which may result in a higher level of prepayments of Mortgage Loans which adjust in accordance with the Index than mortgage loans which adjust in accordance with other indices.

         For additional considerations relating to the yield on the Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued, and the Mortgage Loans serviced and administered, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of __________ 1, 19__, among the Company, the Master Servicer, and _____________________, as trustee (the "Trustee"). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The Trustee will appoint ____________________ to serve as Custodian in connection with the Certificates. The Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and will be responsible for making distributions on the Certificates and forwarding monthly reports with respect thereto to the holders thereof. In addition to the circumstances described in the Prospectus, the Company may terminate the Trustee for cause under certain circumstances. The Company will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the President, WMC Secured Assets Corp., 6320 Canoga Avenue, Woodland Hills, California 91367. See "Description of the Certificates," "Servicing of Mortgage Loans" and "The Pooling Agreement" in the Prospectus.


THE MASTER SERVICER

         [Name of Master Servicer] will act as master servicer (in such capacity, the "Master Servicer") for the Certificates pursuant to the Pooling and Servicing Agreement.

         [Further disclosure as appropriate. See Version 1 for disclosure for WMC Mortgage Corp.]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

         The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will accrue at

____% per annum (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement, including the expenses of the Letter of Credit and any substitute credit support and the fees of the Trustee. See "Servicing of Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses; Spread" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be obligated to remit to the Company or its designee, a portion of the interest collected on each Mortgage Loan (the "Spread"). The rate at which the Spread on each Mortgage Loan accrues will be equal to ____% per annum.

TERMINATION

         The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination; Retirement of Certificates" in the Prospectus. The Master Servicer or the Company will have the option (i) to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Certificates or (ii) to purchase in whole, but not in part, the Certificates, but either such option will not be exercisable until such time as the aggregate principal balance of the Mortgage Loans as of the Distribution Date on which the purchase proceeds are to be distributed to the Certificateholders is less than __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the aggregate principal balance of all the Mortgage Loans (or the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advance attributable to principal), together with one month's interest on such aggregate amount at the then applicable Weighted Average Adjustable Pass-Through Rate.

         Upon presentation and surrender of the Certificates in connection with the termination of the Trust Fund or a purchase of Certificates under the circumstances described above, the holders of the Certificates will receive, in proportion to their respective Percentage Interests, an amount equal to the sum of the principal balances of the Mortgage Loans plus one month's accrued interest thereon at the then applicable Weighted Average Adjustable Pass-Through Rate.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         All of the Mortgage Loans are the subject of credit support coverage provided by the Letter of Credit. In addition, each Mortgage Loan is covered by a Primary Hazard Insurance Policy as described under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus. See also "Description of the Mortgage Pool--Primary Mortgage Insurance" herein.

LETTER OF CREDIT

         The Letter of Credit Bank will issue the Letter of Credit to the Trustee for the benefit of the holders of the Certificates. Subject to the limitations described below, the Letter of Credit will be available to cover Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses. The maximum amount available to be drawn under the Letter of Credit with respect to all losses will initially be equal to $_________ (the initial "Available Amount") which is equal to approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Available Amount at any time will be reduced by any amounts previously drawn under the Letter of Credit (net of any amounts received or collected by the Master Servicer following each respective draw as subsequent recoveries on the Mortgage Loans with respect to which such draws were made and, if appropriate, such draws were reimbursed to the Letter of Credit Bank). The Available Amount will be reinstated with respect to the subsequent recoveries described in the preceding sentence, however in no event will the Available Amount be reinstated to an amount in excess of the initial Available Amount. The Available Amount under the Letter of Credit (if the Letter of Credit is extended in accordance with its terms) is also subject to reduction pursuant to the terms of the Pooling and Servicing Agreement annually beginning on the tenth anniversary of the Cut-off Date and each anniversary thereafter, such that, beginning with the fourteenth anniversary of the Cut-off Date and on each anniversary thereafter, the Available Amount will not exceed ____% of the aggregate outstanding principal balance of the Mortgage Loans, provided that such scheduled reductions will not reduce the Available Amount below three times the principal balance of the largest single Mortgage Loan outstanding on such anniversary, and further provided that the Available Amount will not be reduced in accordance with the preceding sentence if delinquency rates and losses on the Mortgage Loans exceed certain levels as specified by the Rating Agency as set forth in the Pooling and Servicing Agreement. The Amount Available may be further reduced from time to time by such amounts as the Master Servicer may determine and direct the Trustee, provided the then current rating of the Certificates is not adversely affected.

         Notwithstanding the foregoing, the maximum amount available under the Letter of Credit in connection with Fraud Losses (the "Fraud Loss Amount") shall initially be equal to $___________. As of any date of determination after the Cut-off Date the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to ____% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of draws made under the Letter of Credit with respect to Fraud Losses up to such date of determination, and (Y) from the first through fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) ____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of draws made under the Letter of Credit with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. After the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero and no draws shall be made under the Letter of Credit with respect to Fraud Losses.

         The maximum amount available under the Letter of Credit in respect of Special Hazard Losses (the "Special Hazard Amount") will equal $__________ less the sum of (A) any amounts drawn under the Letter of Credit in respect of Special Hazard Losses (to the extent that such amounts do not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties) and
(B) the Adjustment Amount. The Adjustment Amount on each anniversary of the Cut-off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1% (or, if greater than 1%, the highest percentage of Mortgage Loans by principal balance in any California zip code area) times the aggregate principal balance of all of the Mortgage Loans in the Mortgage Pool on such anniversary and (ii) twice the principal balance of the single Mortgage Loan in the Mortgage Pool having the largest principal balance. As used in this Prospectus Supplement, "Special Hazard Losses" has the same meaning set forth in the Prospectus except that Special Hazard Losses will not include and the Letter of Credit will not cover losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         As of any date of determination prior to the first anniversary of the Cut-off Date, the maximum amount available under the Letter of Credit in respect of Bankruptcy Losses (the "Bankruptcy Amount") will equal $__________ less the sum of any amounts drawn under the Letter of Credit for such losses up to such date of determination. As of any day of determination on or after the first anniversary of the Cut-off Date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the Cut-off Date (the "Relevant Anniversary") and (b) an amount calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, provided that delinquency rates and losses on all of the Mortgage Loans do not exceed certain levels as set forth in the Pooling and Servicing Agreement, over (2) the aggregate amount of draws made under the Letter of Credit since the Relevant Anniversary in connection with Bankruptcy Losses. The Bankruptcy Amount and the related automatic reductions described above may be reduced or modified upon written confirmation from the Rating Agency that such reduction or modification will not adversely affect the then current rating assigned to the Certificates by such Rating Agency. Such a reduction or modification may adversely affect the coverage provided by the Letter of Credit with respect to Bankruptcy Losses.

         [Described manner in which payments will be made under the Letter of Credit.] See "Description of Credit Enhancement--Letter of Credit" in the Prospectus. However, the Trustee shall not make such draws under the Letter of Credit in connection with a Bankruptcy Loss so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Primary Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer [or a Subservicer].

         Any Mortgage Loan the unpaid principal balance of which is paid pursuant to a draw under the Letter of Credit will be assigned to the Company and will no longer be subject to the Pooling and Servicing Agreement. Any subsequent recoveries with respect to such Mortgage Loans will be paid to the Company and, following notice and, if appropriate, reimbursement of such draw to the Letter of Credit Bank, the Available Amount under the Letter of Credit (and the Special Hazard Amount, Fraud Loss Amount or Bankruptcy Amount, if applicable) will be reinstated to the extent of such recovery.

         The Master Servicer, in lieu of maintaining the Letter of Credit, may reduce the coverage thereunder (including accelerating the manner in which such coverage is reduced pursuant to the related automatic reductions), terminate such coverage or obtain and maintain alternate forms of credit support (including, but not limited to, other letters of credit, insurance policies, surety bonds, reserve funds, and secured or unsecured corporate guaranties), with respect to Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses and Bankruptcy Losses, provided that prior to any such reduction, termination or substitution the Master Servicer shall have obtained written confirmation from the Rating Agency that such reduction, termination or substitution will not adversely affect the then current rating assigned to the Certificates by such Rating Agency and shall provide a copy of each confirmation to the Trustee. In the event that the long-term debt obligations of the Letter of Credit Bank are at any time downgraded by the Rating Agency, the Company may request the Master Servicer to obtain alternate forms of credit support, in accordance with the preceding sentence, but the Master Servicer is under no obligation to do so. In lieu of making a draw under the Letter of Credit for Defaulted Mortgage Losses, Special Hazard Losses, Fraud Losses or Bankruptcy Losses as provided above, the Master Servicer, at its sole option, may pay the amount otherwise required to be drawn, in which case the amount so paid will reduce the related coverage under the Letter of Credit.

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its sole option, purchase such Mortgage Loan at a price equal to 100% of the unpaid principal balance thereof plus all accrued and unpaid interest thereon through the last day of the month in which such purchase occurs. To the extent that the Master Servicer subsequently experiences losses with respect to such purchased Mortgage Loans which would have been covered by the Letter of Credit had such Mortgage Loans remained in the Trust Fund, the Available Amount (and the Special Hazard Amount, Fraud Loss Amount or Bankruptcy Amount, to the extent that such losses constitute Special Hazard Losses, Fraud Losses or Bankruptcy Losses) will be reduced by an amount equal to the entire amount of such losses.

         The Letter of Credit will expire on ___________, 19__ unless earlier terminated or extended in accordance with its terms. The Letter of Credit contains provisions to the effect that on or before the first day of the sixth month immediately preceding the expiration date a request may be made to extend the expiration date. It is within the Letter of Credit Bank's sole discretion whether to agree to such an extension. If, as of the date 30 days prior to the expiration date, or the expiration date thereof as so extended, a replacement Letter of Credit or alternate form of credit support has not been delivered to the Trustee, then, pursuant to the terms of the Pooling and Servicing Agreement, the entire remaining amount of the Letter of Credit will be drawn by the Trustee prior to such expiration date. In that event, the amount so paid will be held by the Trustee in the form of a reserve fund held outside of the Trust Fund (but pledged to the Trustee and held by it in trust for the benefit of the Certificateholders), pending the substitution of any other form of credit support therefor, and will be applied in the same manner as described herein regarding draws under the Letter of Credit.

LETTER OF CREDIT BANK

         The Letter of Credit will be issued by the Letter of Credit Bank, which will be the , a . principal executive offices are located at .

         ____________________ is engaged in a broad range of banking and financial services activities, including deposit-taking, lending and leasing, securities brokerage services, investment management, investment banking, capital markets activities and foreign exchange transactions. [Additional disclosure as appropriate.]

         The information set forth in the preceding paragraphs concerning the Letter of Credit Bank has been provided by the Letter of Credit Bank as of the date hereof.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

                       The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. This discussion is directed solely to a holder of a Certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. A holder of a Certificate is advised to consult its own tax advisors concerning the federal, state, local or other tax consequences to it of the purchase, ownership and disposition of a Certificate.

GRANTOR TRUST

                       CLASSIFICATION OF THE TRUST FUND

                       Upon issuance of the Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, the Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or as a partnership. Accordingly, a holder of a Certificate generally will be treated as the owner of an undivided interest in the Mortgage Loans and other assets held as part of the trust fund in which the Certificates evidence an undivided interest.

                       CHARACTERIZATION OF THE INVESTMENT IN THE CERTIFICATES

                       The Certificates will represent interests in (i) "qualifying real property loans" within the meaning of Section 593(d) of the Code; (ii) "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code; (iii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

                       TAXATION OF OWNERS OF THE CERTIFICATES

                       A holder of a Certificate generally will be required to report on its federal income tax returns its share of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) in accordance with the holder's normal method of accounting and will be entitled to deduct its share of any such reasonable servicing fees and other expenses. Because of market discount or premium, the amount includible in income on account of the Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by a holder of a Certificate that is subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, a holder of a Certificate (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income.

                       MARKET DISCOUNT. A holder of a Certificate may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in the Mortgage Loans is considered to have been purchased at a "market discount", that is, at a purchase price less than its adjusted issue price. If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on the Mortgage Loans that is received by (or, in the case of an accrual basis holder of a Certificate, due to) the Trust Fund in that month. A holder of a Certificate may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such holder during or after the first taxable year to which such election applies. In the absence of such an election, it may be necessary to accrue such discount under a proportionate method. In addition, Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations") would permit a holder of a Certificate to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to the Mortgage Loans with market discount, such holder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such holder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a holder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

                       Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, or
(ii) in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of the Mortgage Loans purchased at a discount in the secondary market.

                       Market discount with respect to the Mortgage Loans generally will be considered to exceed a DE MINIMIS amount if it is greater than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of their purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. If market discount is treated as DE MINIMIS under the foregoing rule, it appears that such market discount will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS market discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loans.

                       Further, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

                       PREMIUM. If a holder of a Certificate is treated as acquiring the Mortgage Loans at a premium, that is, at a price in excess of their principal amount, such holder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to the Mortgage Loans that were originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to the Mortgage Loans if an amortization election is not made should be allowed as a deduction when a principal payment is made (or, for a holder using the accrual method of accounting, when such payments of stated redemption price are due). A significant portion of the Mortgage Loans were originated prior to September 28, 1985. Accordingly, such an election shall not be available for premium attributable to such Mortgage Loans.

                       SALES OF CERTIFICATES

                       Except as described below, any gain or loss, recognized on the sale or exchange of a Certificate, generally will be capital gain or loss, and will be equal to the difference between the amount realized on the sale of a Certificate and its adjusted basis. The adjusted basis of a Certificate generally will equal its cost, increased by any income (including original issue discount and market discount income) recognized by the seller and reduced (but not below zero) by any previously reported losses, amortized premium and distributions with respect to the Certificate. The Code as of the date of this Private Placement Memorandum provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term gains of individuals of 28%. There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss may be relevant for other purposes.

                       Gain or loss from the sale of a Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that any Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in any Certificate or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the Internal Revenue Service (the "IRS"), at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


                       GRANTOR TRUST REPORTING

                       The Trustee will furnish to the holders of the Certificates with each distribution a statement setting forth the amount of such distribution allocable to principal on the Mortgage Loans and to interest thereon at the Pass-Through Rate. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each person who was a holder of a Certificate at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and Trustee and such other customary factual information as it deems necessary or desirable to enable each such person to prepare its tax returns and will furnish comparable information to the IRS as and when required by law to do so. There is no assurance the IRS will agree with the Trustee's information reports of such items of income and expense. Neither the Depositor nor its affiliates will have any responsibility with respect to the foregoing.

                       BACKUP WITHHOLDING

                       Payments of interest and principal, as well as payments of proceeds from the sale of a Certificate, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                       FOREIGN INVESTORS

                       A holder of a Certificate that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on the Certificate attributable to Mortgage Loans originated after July 18, 1984, provided that such holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by such holder under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). However, such a holder of a Certificate will be subject to United States federal income or withholding tax in respect of distributions of interest on the Certificate attributable to Mortgage Loans were originated prior to July 18, 1984. A significant portion of the Mortgage Loans were originated prior to that date and will be subject generally to United States withholding tax in the absence of an applicable tax treaty exemption. Accordingly, an investment in Certificates may not be suitable for certain foreign investors.

                       For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. To the extent such holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

                       In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

                       To the extent that interest on the Certificates would be exempt under Section 871(h)(1) of the Code from U.S. withholding tax, and a Certificate is not held in connection with a holder's trade or business in the United States, a Certificate will not be subject to U.S. estate taxes in the estate of non-resident alien individual.

                             METHOD OF DISTRIBUTION

              Subject to the terms and conditions set forth in the Underwriting Agreement dated ______________, 19__ the Underwriter has agreed to purchase and the Company has agreed to sell to the Underwriter the Certificates.

              The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

              The distribution of the Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Certificates, before deducting expenses payable by the Company, will be _____% of the aggregate principal balance of the Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters and any profit on the resale of the Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

              The Underwriting Agreement provides that the Company will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

              There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates becomes available.


                                 LEGAL OPINIONS

              Certain legal matters relating to the Certificates will be passed upon for the Company by _____________________ and for the Underwriter by
__________________________.


                                     RATING

              It is a condition to the issuance of the Certificates that they be rated not lower than "___" by _________________________ ___________.

              The ratings of _______ on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which they are entitled. _______ ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. _______ ratings on pass-through certificates do not represent any assessment of the Master Servicer's [or the related Subservicer's] ability to purchase Converting Mortgage Loans, or the Master Servicer's ability to purchase Converted Mortgage Loans. In the event that neither the related Subservicer nor the Master Servicer purchases a Converting or Converted Mortgage Loan, investors might suffer a lower than anticipated yield. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.

              The Company has not requested a rating on the Certificates by any rating agency other than _______. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Certificates by _______.

              A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the rating initially assigned to the Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Certificates.

                                LEGAL INVESTMENT

                       The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

                       The Company makes no representations as to the proper characterization of the Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

                       See "Legal Investment Matters" in the Prospectus.

================================================================================

              NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                                   ----------


                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              Prospectus Supplement
Summary ................................................................      S-
Description of the Mortgage Pool .......................................      S-
Description of the Certificates ........................................      S-
Certain Yield and Prepayment
     Considerations ....................................................      S-
Pooling and Servicing Agreement ........................................      S-
Certain Federal Income Tax
     Consequences ......................................................      S-
Method of Distribution .................................................      S-
Legal Opinions .........................................................      S-
Rating .................................................................      S-
Legal Investment .......................................................      S-

                                   Prospectus
Summary of Prospectus...................................................
Risk Factors............................................................
The Mortgage Pools......................................................
Servicing of Mortgage Loans.............................................
Description of the Certificates.........................................
Subordination...........................................................
Description of Credit Enhancement.......................................
Purchase Obligations....................................................
Primary Mortgage Insurance, Hazard
     Insurance; Claims Thereunder.......................................
The Company.............................................................
WMC Mortgage Corp.......................................................
The Pooling Agreement...................................................
Yield Considerations....................................................
Maturity and Prepayment
     Considerations.....................................................
Certain Legal Aspects of Mortgage
     Loans .............................................................
Certain Federal Income Tax
     Consequences.......................................................
State and Other Tax Consequences........................................
ERISA Considerations....................................................
Legal Investment Matters................................................
Use of Proceeds.........................................................
Methods of Distribution.................................................
Legal Matters...........................................................
Financial Information...................................................
Rating..................................................................
Index of Principal Definitions..........................................



================================================================================


================================================================================


                                   WMC SECURED
                                  ASSETS CORP.



                                $_______________


                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES


                                 SERIES 199_-__








                                 --------------

                             PROSPECTUS SUPPLEMENT

                                 --------------

                    ---------------------------------------




                              ______________, 19__





================================================================================

                  SUBJECT TO COMPLETION DATED NOVEMBER 26, 1997

PROSPECTUS SUPPLEMENT                                                [VERSION 3]
(TO PROSPECTUS DATED ______________  199_)

                                  $____________

                             ---------------------


                           MASTER SERVICER AND SELLER

                             ---------------------

                                     COMPANY

                      _________________ TRUST SERIES 199_-_

                      MORTGAGE-BACKED NOTES, SERIES 199_-_

     The ________________ Trust Series 199_-_ (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of ___, 199_ between _____________ (the "Company") and __________________, the Owner Trustee. The Issuer will issue $___________ aggregate principal amount of Mortgage-Backed Notes, Series 199_-_ (the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of ____, 199_, between the Issuer and ________________________, the Indenture
Trustee.

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE __ OF THE PROSPECTUS BEFORE PURCHASING ANY OF THE NOTES.

     The Notes will represent indebtedness of the trust fund (the "Trust Fund") created by the Trust Agreement. The Trust Fund will consist of adjustable-rate, conventional, one- to four-family, first lien mortgage loans (the "Mortgage Loans"). In addition, the Notes will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Note Insurance Policy") issued by __________________ (the "Note Insurer") as described under "Description of the Notes--Note Insurance Policy" herein.

                                                   (CONTINUED ON FOLLOWING PAGE)

p

                           --------------------------

   THE ASSETS PLEDGED TO SECURE THE NOTES AND PROCEEDS FROM THE NOTE INSURANCE POLICY RE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. THE NOTES WILL REPRESENT
    OBLIGATIONS SOLELY OF THE ISSUER AND WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION F THE COMPANY, THE MASTER SERVICER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY F THEIR AFFILIATES, OTHER THAN THE ISSUER. NEITHER THE NOTES NOR
  THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                           AGENCY OR INSTRUMENTALITY.

     THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE OMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

     There is currently no secondary market for the Notes. ______________________ (together, the "Underwriters") intend to make a secondary market in the Notes, but are not obligated to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue or provide Noteholders with sufficient liquidity of investment. The Notes will not be listed on any securities exchange.

     The Notes will be purchased from the Company by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Notes are expected to be approximately $____________________ before the deduction of expenses payable by the Company estimated to be approximately $-----------------.

     The Notes are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Notes will be made on or about __________ 199_ in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein, against payment therefor in immediately available funds.

                      -------------------------------------
       THE UNDERWRITERS ARE ACTING AS CO-LEAD MANAGERS IN CONNECTION WITH
                   ALL ACTIVITIES RELATING TO THIS OFFERING.

             The date of this Prospectus Supplement is ___ __, 199_

(CONTINUED FROM PREVIOUS PAGE)

     The interest rates on the Mortgage Loans will be subject to monthly, semi-annual or annual adjustment commencing after the related Initial Period (as defined herein) based on the related Index (as defined herein) and the respective Gross Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein.

     The Mortgage Loans were generally underwritten in accordance with the underwriting standards described in "Description of the Mortgage Pool--Underwriting" and Appendix A to this Prospectus Supplement. See also "Risk Factors--Underwriting Standards" in this Prospectus Supplement. Approximately ____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by Mortgaged Properties in California. See "Risk Factors--Delinquencies and Potential Delinquencies" in this Prospectus Supplement.

     Payments on the Notes will be made on the __th day of each month or, if such day is not a business day, then on the next business day, commencing in _____ 199_ (each, a "Payment Date"). As described herein, interest will accrue on the Notes at a floating rate (the "Note Interest Rate") equal, on the first Payment Date, to ____%, and thereafter, equal to the lesser of (i) One-Month LIBOR (as defined herein) plus ____% per annum, except as described herein, and
(ii) the Available Funds Interest Rate (as defined herein). See "Description of the Notes--Interest Payments on the Notes" herein. As described herein, interest payable with respect to each Payment Date will accrue on the basis of a 360-day year and the actual number of days elapsed during the period commencing on the Payment Date immediately preceding the month in which such Payment Date occurs and ending on the calendar day immediately preceding such Payment Date, except with respect to the first Payment Date, which has an accrual period from ___ __, 199_ to ----- ___, 199_, and will be based on the Note Principal Balance thereof and the then-applicable Note Interest Rate thereof, as reduced by certain interest shortfalls. Payments in respect of principal of the Notes will be made as described herein under "Description of the Notes--Priority of Payment."

     The Notes may be redeemed in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance (as defined herein) of the Mortgage Loans is less than or equal to 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date or (ii) the Payment Date occurring in ____ 20__. See "Description of the Notes--Optional Redemption" herein.

     The Notes initially will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and the participating members of DTC. Definitive certificates will be available for the Notes only under the limited circumstances described herein. See "Description of the Notes--Book-Entry Notes" herein.

     It is a condition of the issuance of the Notes that they be rated "AAA" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

     THE YIELD TO MATURITY ON THE NOTES WILL DEPEND ON, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, REPURCHASES, DEFAULTS, LIQUIDATIONS AND NEGATIVE AMORTIZATION) ON THE MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME; HOWEVER, PREPAYMENT MAY SUBJECT THE MORTGAGOR TO A PREPAYMENT CHARGE WITH RESPECT TO APPROXIMATELY HALF OF THE MORTGAGE LOANS. IN ADDITION, THE YIELD ON THE NOTES WILL BE SENSITIVE TO FLUCTUATIONS IN THE LEVEL OF ONE-MONTH LIBOR, WHICH MAY VARY SIGNIFICANTLY OVER TIME. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

     THE  NOTES  OFFERED  BY THIS  PROSPECTUS  SUPPLEMENT  CONSTITUTE  PART OF A
SEPARATE SERIES OF NOTES BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED ______, 199_, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS
DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

The Notes...............................  $_____________  Mortgage-Backed Notes,
                                          Series  199_-_.  Only  the  Notes  are
                                          offered  hereby.  The  Notes  will  be
                                          issued pursuant to an Indenture, dated
                                          as of ___ __, 199_  between the Issuer
                                          and the Indenture Trustee.

Issuer..................................  The   Notes    will   be   issued   by
                                          __________________ Trust Series 199_-_
                                          (the  "Issuer"),  a Delaware  business
                                          trust  established   pursuant  to  the
                                          Trust  Agreement,  dated as of _______
                                          __,  199_  (the  "Trust   Agreement"),
                                          between  the  Company  and  the  Owner
                                          Trustee.   The  Notes  will  represent
                                          obligations  solely of the Issuer, and
                                          the  proceeds  of  the  assets  of the
                                          Issuer (such assets, the "Trust Fund")
                                          and the Note Insurance  Policy will be
                                          the sole  source  of  payments  on the
                                          Notes.

Company.................................  WMC   Secured   Assets   Corp.    (the
                                          "Company").  See "The  Company" in the
                                          Prospectus.

Master Servicer.........................  ______________________  ( the  "Master
                                          Servicer").  See  "Description  of the
                                          Servicing     Agreement--The    Master
                                          Servicer; the Subservicer" herein.

Subservicer.............................  The Mortgage Loans will be subserviced
                                          by  _______   ("_____________").   See
                                          "Description    of    the    Servicing
                                          Agreement--The  Master  Servicer;  the
                                          Subservicer" herein.

Owner Trustee...........................  ___________________  a  _______  trust company.

Indenture Trustee.......................  ___________________________,         a
                                          ___________.

Cut-off Date............................  _____ ___, 199_.

Delivery Date...........................  On or about ______ ___, 199_.

Payment Date............................  The __th  day of each  month  (or,  if such day is not a  business  day,  the
                                          next  business   day),   beginning  on
                                          ______  __,  199_  (each,  a  "Payment
                                          Date").

Denominations and
Registration............................  The Notes will be  issued,  maintained
                                          and   transferred  on  the  book-entry
                                          records  of DTC and  its  Participants
                                          (as  defined in the  Prospectus).  The
                                          Notes will be  offered  in  registered
                                          form,  in  minimum   denominations  of
                                          $25,000 and integral multiples
                                          of $1 in  excess  thereof.  The  Notes
                                          will  be  represented  by one or  more
                                          Notes registered in the name of Cede &
                                          Co., as nominee of DTC. No  Beneficial
                                          Owner  will be  entitled  to receive a
                                          Note in fully registered, certificated
                                          form  (a  "Definitive  Note"),  except
                                          under   the   limited    circumstances
                                          described herein.  See "Description of
                                          the Notes--Book-Entry Notes" herein.

The Mortgage Pool.......................  The  Mortgage  Loans  are  secured  by first  liens  on one-  to  four-family
                                          real  properties  (each,  a "Mortgaged
                                          Property").  The  Mortgage  Loans have
                                          individual   principal   balances   at
                                          origination of at least  $________ but
                                          not more than $_______ with an average
                                          principal  balance at  origination  of
                                          approximately $__________ The Mortgage
                                          Loans have terms to  maturity of up to
                                          30 years from the date of  origination
                                          and a weighted average  remaining term
                                          to stated  maturity  of  approximately
                                          ____ months as of the Cut-off Date.

                                          The  Mortgage  Rate on  each  Mortgage
                                          Loan  will  be  subject  to   monthly,
                                          semi-annual   or  annual   adjustment,
                                          commencing  after  an  initial  period
                                          from origination of three months,  six
                                          months,  one year,  two years or three
                                          years  (such   period,   the  "Initial
                                          Period"),  on its Adjustment  Date (as
                                          defined  herein),  to  equal  the  sum
                                          (rounded as  described  herein) of the
                                          related  Index  described  below and a
                                          fixed  percentage  set  forth  in  the
                                          related   Mortgage  Note  (the  "Gross
                                          Margin").    However,   (i)   on   any
                                          Adjustment Date such Mortgage Rate may
                                          not  increase or decrease by more than
                                          the  Periodic  Rate  Cap  (as  defined
                                          herein),  except as described  herein,
                                          (ii)  over the  life of such  Mortgage
                                          Loan,   such  Mortgage  Rate  may  not
                                          exceed the  related  maximum  Mortgage
                                          Rate (the  "Maximum  Mortgage  Rate"),
                                          which  Maximum   Mortgage  Rates  will
                                          range from  _______% to ________%  and
                                          (iii)  over the life of such  Mortgage
                                          Loan,  such  Mortgage  Rate may not be
                                          lower than the minimum  Mortgage  Rate
                                          (the "Minimum  Mortgage Rate"),  which
                                          Minimum Mortgage Rates will range from
                                          _______% to ________% per annum. As of
                                          the Cut-off Date,  the Mortgage  Loans
                                          will have  Mortgage  Rates of at least
                                          _______%  per  annum but not more than
                                          _______%  per  annum,  with a weighted
                                          average of -----%.  The Mortgage Loans
                                          will have Gross  Margins  ranging from
                                          ______%  to  _______%  with a weighted
                                          average of  ------% as of the  Cut-off
                                          Date.

                                          Approximately  ______% of the Mortgage
                                          Loans (by aggregate  principal balance
                                          as   of   the   Cut-off   Date)   (the
                                          "Convertible  Mortgage Loans") provide
                                          that,  at the  option  of the  related
                                          Mortgagors,  the  adjustable  interest
                                          rate on such

                                          Mortgage  Loan may be  converted  to a
                                          fixed  interest  rate,  provided  that
                                          certain     conditions    have    been
                                          satisfied.  Such Convertible  Mortgage
                                          Loans   will   be   repurchased   upon
                                          conversion  by the Master  Servicer as
                                          described herein.  See "Description of
                                          the Mortgage Pool-Convertible Mortgage
                                          Loans" herein.

                                          Approximately  _____% of the  Mortgage
                                          Loans (by aggregate  principal balance
                                          as of the Cut-off Date) (the "Negative
                                          Amortization   Loans")   provide   for
                                          negative  amortization.  To the extent
                                          that accrued  interest on any Negative
                                          Amortization  Loan exceeds the related
                                          monthly    payment,     such    excess
                                          ("Deferred  Interest") is added to the
                                          principal  balance  of  such  Mortgage
                                          Loan on the Due  Date  and  thereafter
                                          accrues   interest   at  the   related
                                          Mortgage   Rate.    Investors   should
                                          consider the  potential  effect of the
                                          negative  amortization  feature on the
                                          rate  of  default   and  loss  on  the
                                          Negative   Amortization   Loans.   See
                                          "Certain    Yield    and    Prepayment
                                          Considerations"  and  "Description  of
                                          the       Mortgage       Pool-Negative
                                          Amortization Loans" herein.

                                          For  a  further   description  of  the
                                          Mortgage  Loans,  see  "Description of
                                          the Mortgage Pool" herein.

The Indices.............................  As of any Adjustment Date with respect
                                          to  any  Mortgage   Loan,   the  Index
                                          applicable to the determination of the
                                          related  Mortgage  Rate will be one of
                                          the following:  (i) the average of the
                                          interbank  offered rates for one month
                                          U.S.  dollar  deposits  in the  London
                                          market  based on  quotations  of major
                                          banks  as  most   recently   available
                                          generally   45  days   prior   to  the
                                          Adjustment       Date       ("Negative
                                          Amortization  Loan One- Month LIBOR");
                                          (ii)  the  average  of  the  interbank
                                          offered   rates  for  six  month  U.S.
                                          dollar  deposits in the London  market
                                          based on  quotations of major banks as
                                          most recently  available  generally 45
                                          days  prior  to  the  Adjustment  Date
                                          ("Six-Month LIBOR");  (iii) the weekly
                                          average   yield   on   U.S.   Treasury
                                          securities   adjusted  to  a  constant
                                          maturity  of six months  ("Six-  Month
                                          CMT")  as  published  by  the  Federal
                                          Reserve Board in  Statistical  Release
                                          H.15(519) and most recently  available
                                          as of the first business day generally
                                          45 days prior to the Adjustment  Date;
                                          or (iv) the  weekly  average  yield on
                                          U.S. Treasury securities adjusted to a
                                          constant    maturity   of   one   year
                                          ("One-Year  CMT") as  published by the
                                          Federal  Reserve Board in  Statistical
                                          Release  H.15(519)  and most  recently
                                          available as of the first business day
                                          generally   45  days   prior   to  the
                                          Adjustment    Date.    The    Negative
                                          Amortization  Loans will have an Index
                                          of  Negative  Amortization  Loan  One-

                                          Month LIBOR,  the other Mortgage Loans
                                          will have an Index of Six-Month LIBOR,
                                          Six-Month CMT or One-Year CMT.

Interest Payments ......................  Interest  on the  Notes  will  be paid
                                          monthly   on   each   Payment    Date,
                                          commencing in _____ 199_, in an amount
                                          (the "Interest  Payment Amount") equal
                                          to   interest   accrued  on  the  Note
                                          Principal Balance thereof  immediately
                                          prior to such Payment Date at the Note
                                          Interest Rate for the related Interest
                                          Period (as defined  below),  minus (i)
                                          any Prepayment Interest Shortfalls and
                                          Relief Act Shortfalls (each as defined
                                          herein) to the  extent not  covered by
                                          the Master  Servicer  by  Compensating
                                          Interest (as defined  herein) for such
                                          Payment  Date and  (ii)  any  Deferred
                                          Interest (as defined herein) allocated
                                          thereto  on  such   Payment   Date  as
                                          described  herein.  The Note  Interest
                                          Rate on each  Payment  Date  after the
                                          first  Payment Date will be a floating
                                          rate  equal to the  lesser  of  (i)(a)
                                          with  respect to each  Payment Date up
                                          to and  including  the  earlier of (x)
                                          the Payment Date in _____ 20__ and (y)
                                          the  Payment  Date which  occurs on or
                                          prior  to  the   date  on  which   the
                                          aggregate  Principal  Balance  of  the
                                          Mortgage Loans is less than 25% of the
                                          aggregate  Principal  Balance  of  the
                                          Mortgage Loans as of the Cut-off Date,
                                          One-Month  LIBOR (as  defined  herein)
                                          plus  _____%,  and (b) with respect to
                                          each    Payment    Date    thereafter,
                                          One-Month  LIBOR plus  _____% and (ii)
                                          the Available Funds Interest Rate with
                                          respect to such Payment Date. The Note
                                          Interest  Rate for the  first  Payment
                                          Date will  equal  _______%  per annum.
                                          Interest  on the Notes in  respect  of
                                          any Payment  Date will accrue from the
                                          preceding Payment Date (or in the case
                                          of the first  Payment  Date,  from the
                                          Delivery    Date   through   the   day
                                          preceding such Payment Date (each such
                                          period, an "Interest  Period")) on the
                                          basis of the actual  number of days in
                                          the  Interest  Period  and  a  360-day
                                          year.

                                          The  "Available  Funds  Interest Rate"
                                          for any  Payment  Date  is a rate  per
                                          annum  equal to the  lesser of (x) the
                                          fraction,  expressed as a  percentage,
                                          the  numerator  of  which  is  (i)  an
                                          amount   equal  to  (A)  1/12  of  the
                                          aggregate  Principal  Balance  of  the
                                          then outstanding  Mortgage Loans times
                                          the  weighted  average of the  Expense
                                          Adjusted  Mortgage  Rates  on the then
                                          outstanding  Mortgage  Loans minus (B)
                                          the  amount of the fee  payable to the
                                          Owner  Trustee  with  respect  to  the
                                          Trust  Agreement  and the premium with
                                          respect  to the Notes  payable  to the
                                          Note  Insurer with respect to the Note
                                          Insurance   Policy  for  such  Payment
                                          Date, and the  denominator of which is
                                          (ii) an  amount  equal to (A) the then
                                          outstanding  aggregate  Note Principal
                                          Balance of the Notes multiplied by (B)
                                          the actual  number of days  elapsed in
                                          the
                                          related Interest Period divided by 360
                                          and  (y)  _________%  per  annum  (the
                                          "Maximum  Note  Interest  Rate").  The
                                          amount of the fee payable to the Owner
                                          Trustee  together  with the  amount of
                                          the   premium   payable  to  the  Note
                                          Insurer (together, the "Administrative
                                          Fee") will accrue at ------% per annum
                                          based on the Note Principal Balance of
                                          the Notes.

                                          The "Expense  Adjusted  Mortgage Rate"
                                          on any  Mortgage  Loan is equal to the
                                          then applicable  Mortgage Rate thereon
                                          minus  the  sum  of  (i)  the  Minimum
                                          Spread,  (ii) the  Servicing  Fee Rate
                                          and (iii) the  Indenture  Trustee  Fee
                                          Rate.   For  any  Payment  Date,   the
                                          Minimum  Spread  is equal to ____% per
                                          annum, the Servicing Fee Rate is equal
                                          to _____% per annum and the  Indenture
                                          Trustee  Fee Rate is  equal to  _____%
                                          per annum.

                                          As  further  described  herein,   with
                                          respect  to the Notes and any  Payment
                                          Date,  to  the  extent  that  (a)  the
                                          lesser of (x) the  amount  payable  if
                                          clause (i) of the  definition  of Note
                                          Interest   Rate   above   is  used  to
                                          calculate  interest and (y) the amount
                                          payable if the Maximum  Note  Interest
                                          Rate  is used  to  calculate  interest
                                          exceeds  (b)  the  amount  payable  if
                                          clause (ii) of the  definition of Note
                                          Interest   Rate   above   is  used  to
                                          calculate  interest (such excess,  the
                                          "Available  Funds  Cap   Carry-Forward
                                          Amount"),  the  holders  of the  Notes
                                          will  be  paid  the   amount  of  such
                                          Available   Funds  Cap   Carry-Forward
                                          Amount  with  interest  thereon at the
                                          Note   Interest  Rate  for  the  Notes
                                          applicable  from  time to  time  after
                                          certain payments to the holders of the
                                          Notes  and  the  Note  Insurer  to the
                                          extent of  available  funds.  The Note
                                          Insurance  Policy  does not  cover the
                                          Available   Funds  Cap   Carry-Forward
                                          Amount, nor do the ratings assigned to
                                          the Notes  address  the payment of the
                                          Available   Funds  Cap   Carry-Forward
                                          Amount.

                                          To the extent that  Deferred  Interest
                                          causes   a   shortfall   in   interest
                                          collections on the Mortgage Loans that
                                          would  otherwise  cause a shortfall in
                                          the amount of interest  payable to the
                                          Noteholders,  such amount will be paid
                                          using  principal  collections  on  the
                                          Mortgage Loans through the priority of
                                          payment  provisions  described herein.
                                          To  the  extent   that  the   Interest
                                          Payment  Amount for any  Payment  Date
                                          exceeds   Available   Funds  for  such
                                          Payment  Date,   the  lesser  of  such
                                          excess  and the  aggregate  amount  of
                                          Deferred  Interest,  if  any,  that is
                                          added to the principal  balance of the
                                          Negative Amortization Loans on the Due
                                          Date  occurring  in the month in which
                                          such Payment Date occurs will be added
                                          to the Note  Principal  Balance of the
                                          Notes and subtracted from the Interest
                                          Payment Amount for such Payment Date.

Principal Payments .....................  Principal  payments will be payable on the Notes on each  Payment  Date in an
                                          aggregate    amount   equal   to   the
                                          Principal   Payment  Amount  for  such
                                          Payment Date.  The  Principal  Payment
                                          Amount will include,  to the extent of
                                          available    funds   and   except   as
                                          otherwise    described   herein,   the
                                          principal  portion  of  all  scheduled
                                          monthly payments  (whether received or
                                          advanced)  due from  Mortgagors on the
                                          related Due Date, and all  unscheduled
                                          amounts  received during the preceding
                                          calendar  month that are  allocable to
                                          principal   (including   proceeds   of
                                          repurchases, prepayments, liquidations
                                          and insurance (excluding proceeds paid
                                          in  respect  of  the  Note   Insurance
                                          Policy))  and  may  be  reduced  as  a
                                          result  of   overcollateralization  in
                                          excess  of  the  required   level,  as
                                          described herein. In addition,  on any
                                          Payment  Date,  to the extent of funds
                                          available  therefor,  Noteholders will
                                          also be entitled  to receive  payments
                                          generally equal to the amount, if any,
                                          necessary  to bring the  Subordination
                                          Amount    up    to    the     Required
                                          Subordination Amount (such amount, the
                                          "Subordination  Increase Amount").  On
                                          the   Payment   Date  in  _____  ____,
                                          principal will be payable on the Notes
                                          in  an   amount   equal  to  the  Note
                                          Principal   Balance  on  such  Payment
                                          Date.

                                          The "Note  Principal  Balance"  of the
                                          Notes on any date of  determination is
                                          the initial  principal balance thereof
                                          as of the Delivery Date,  increased by
                                          any   Deferred   Interest    allocated
                                          thereto,  and reduced by all  payments
                                          of  principal  thereon  prior  to such
                                          date of determination.

Note Insurer............................  ___________________     (the     "Note
                                          Insurer").        See        ---------
                                          _______________ herein.

Note Insurance Policy................... On the Delivery Date, the Note Insurer
                                          will issue a Note Insurance  Policy in
                                          favor  of  the  Indenture  Trustee  on
                                          behalf of the holders of the Notes. On
                                          each Payment Date, a draw will be made
                                          on the Note Insurance  Policy to cover
                                          (a) any shortfall in amounts available
                                          to  make   payments  of  the  Interest
                                          Payment    Amount    and    (b)    the
                                          Subordination   Deficit   (as  defined
                                          herein).  The  Note  Insurance  Policy
                                          will also cover any unpaid  Preference
                                          Amount.   In   addition,    the   Note
                                          Insurance  Policy will  guarantee  the
                                          payment   of  the   outstanding   Note
                                          Principal  Balance of each Note on the
                                          Payment Date in _____  _________(after
                                          giving  effect  to all  other  amounts
                                          distributable    and    allocable   to
                                          principal on such Payment  Date).  The
                                          Note Insurance  Policy does not insure
                                          the payment of the Available Funds Cap
                                          Carry-Forward   Amount   (as   defined
                                          herein). See "Description of the

                                          Notes--Note  Insurance  Policy" herein
                                          and     "Description     of     Credit
                                          Enhancement" in the Prospectus.

The Certificates........................  Trust Certificates, Series 199_-_. The
                                          Certificates  will be issued  pursuant
                                          to  the  Trust   Agreement   and  will
                                          represent  the  beneficial   ownership
                                          interest    in   the    Issuer.    The
                                          Certificates are not offered hereby.

Credit Enhancement......................  The credit  enhancement  provided  for
                                          the   benefit   of   the   Noteholders
                                          consists    solely    of    (a)    the
                                          overcollateralization provisions which
                                          utilize the internal cash flows of the
                                          Mortgage   Loans   and  (b)  the  Note
                                          Insurance Policy.

                                          OVERCOLLATERALIZATION.  Initially, the
                                          aggregate  Principal  Balance  of  the
                                          Mortgage  Loans as of the Cut-off Date
                                          will   exceed   the   aggregate   Note
                                          Principal  Balance  of the Notes as of
                                          the  Delivery  Date  by  approximately
                                          $_____________   or   _____%   of  the
                                          aggregate  Principal  Balance  of  the
                                          Mortgage Loans as of the Cut-off Date.
                                          This amount is the  required  level of
                                          overcollateralization  (the  "Required
                                          Subordination   Amount")   as  of  the
                                          Delivery  Date  and  may  increase  or
                                          decrease,  subject to certain  trigger
                                          tests,    in   accordance   with   the
                                          provisions   of  the   Indenture.   An
                                          increase  would  result in a temporary
                                          period of accelerated  amortization of
                                          the Notes to increase the actual level
                                          of    overcollateralization   to   its
                                          required   level;   a  decrease  would
                                          result  in  a   temporary   period  of
                                          decelerated amortization to reduce the
                                          actual level of  overcollateralization
                                          to    its    required    level.    See
                                          "Description           of          the
                                          Notes--Overcollateralization
                                          Provisions."

                                          THE NOTE INSURANCE  POLICY.  The Notes
                                          will  have  the  benefit  of the  Note
                                          Insurance  Policy,  as discussed  more
                                          fully herein.  See "Description of the
                                          Notes--Note Insurance Policy" herein.

Advances................................  The Master  Servicer  is  required  to make advances  ("Advances") in respect
                                          of  delinquent  payments of  principal
                                          and  interest on the  Mortgage  Loans,
                                          subject to the  limitations  described
                                          herein.   See   "Description   of  the
                                          Notes--Advances"  herein  and  in  the
                                          Prospectus.

Optional Redemption of
 the Notes..............................  The  Notes may be  redeemed  in whole, but not in part,  by the Issuer on any
                                          Payment  Date on or after the  earlier
                                          of (i) the  Payment  Date on which the
                                          aggregate    Principal   Balance   (as
                                          defined  herein) of the Mortgage Loans
                                          is less  than or  equal  to 25% of the
                                          aggregate  Principal  Balance  of  the
                                          Mortgage  Loans as of the Cut-off Date
                                          or (ii) the Payment Date
                                          occurring   in  ______   ______.   See
                                          "Description  of  the  Notes--Optional
                                          Redemption"     herein     and    "The
                                          Agreements--Termination; Redemption of
                                          Notes" in the Prospectus.

Special Prepayment
  Considerations........................ The  rate  and  timing  of   principal
                                          payments  on the  Notes  will  depend,
                                          among  other  things,  on the rate and
                                          timing    of    principal     payments
                                          (including   prepayments,    defaults,
                                          liquidations,   negative  amortization
                                          and  purchases of the  Mortgage  Loans
                                          due to a breach of a representation or
                                          warranty)  on  the  related   Mortgage
                                          Loans.    As   is   the   case    with
                                          mortgage-backed  securities generally,
                                          the Notes are  subject to  substantial
                                          inherent    cash-flow    uncertainties
                                          because  the  Mortgage  Loans  may  be
                                          prepaid  at  any  time;   however,   a
                                          prepayment  may  subject  the  related
                                          Mortgagor to a prepayment  charge with
                                          respect to  approximately  half of the
                                          Mortgage   Loans.   Generally,    when
                                          prevailing  interest  rates  increase,
                                          prepayment  rates  on  mortgage  loans
                                          tend  to  decrease,   resulting  in  a
                                          slower    return   of   principal   to
                                          investors at a time when  reinvestment
                                          at such higher  prevailing rates would
                                          be   desirable.    Conversely,    when
                                          prevailing   interest  rates  decline,
                                          prepayment  rates  on  mortgage  loans
                                          tend  to  increase,   resulting  in  a
                                          faster    return   of   principal   to
                                          investors at a time when  reinvestment
                                          at   comparable   yields  may  not  be
                                          possible.

                                          See  "Certain   Yield  and  Prepayment
                                          Considerations"  herein, and "Maturity
                                          and Prepayment  Considerations" in the
                                          Prospectus.

Special Yield
   Considerations.......................  The  yield to  maturity  on the  Notes will depend on,  among  other  things,
                                          the  rate  and  timing  of   principal
                                          payments    (including    prepayments,
                                          defaults,    liquidations,    negative
                                          amortization   and  purchases  of  the
                                          Mortgage  Loans  due to a breach  of a
                                          representation  or  warranty)  on  the
                                          Mortgage   Loans  and  the  allocation
                                          thereof to reduce  the Note  Principal
                                          Balance thereof. The yield to maturity
                                          on the Notes  will also  depend on the
                                          Note  Interest  Rate and the  purchase
                                          price for such Notes.

                                          If  the  Notes  are   purchased  at  a
                                          premium and principal payments thereon
                                          occur   at   a   rate    faster   than
                                          anticipated  at the time of  purchase,
                                          the   investor's   actual   yield   to
                                          maturity   will  be  lower  than  that
                                          assumed  at  the  time  of   purchase.
                                          Conversely, if the Notes are purchased
                                          at a discount and  principal  payments
                                          thereon  occur at a rate  slower  than
                                          that
                                          assumed at the time of  purchase,  the
                                          investor's  actual  yield to  maturity
                                          will be lower than that assumed at the
                                          time of purchase.

                                          The Notes  were  structured  assuming,
                                          among   other   things,   a   constant
                                          prepayment  rate  ("CPR")  of 20%  and
                                          corresponding  weighted  average lives
                                          as described  herein.  The prepayment,
                                          yield and other assumptions to be used
                                          for pricing purposes for the Notes may
                                          vary  as  determined  at the  time  of
                                          sale.

                                          See  "Certain   Yield  and  Prepayment
                                          Considerations"   herein   and  "Yield
                                          Considerations" in the Prospectus.

Federal Income Tax
 Consequences...........................  In  the  opinion  of Tax  Counsel  (as
                                          defined   in  the   Prospectus),   for
                                          federal income tax purposes, the Notes
                                          will be  characterized as indebtedness
                                          and not as  representing  an ownership
                                          interest  in  the  Trust  Fund  or  an
                                          equity  interest  in the Issuer or the
                                          Company.  In  addition,   for  federal
                                          income tax  purposes,  the Issuer will
                                          not   be   (i)    classified   as   an
                                          association  taxable as a  corporation
                                          for federal income tax purposes (other
                                          than as a "qualified REIT  subsidiary"
                                          as defined  in  Section  856(i) of the
                                          Code), (ii) a taxable mortgage pool as
                                          defined  in  Section  7701(i)  of  the
                                          Code,  or  (iii)  a  "publicly  traded
                                          partnership"  as defined  in  Treasury
                                          Regulation Section 1.7704-1.

                                          For  further   information   regarding
                                          certain     federal     income     tax
                                          consequences  of an  investment in the
                                          Notes   see   "Federal    Income   Tax
                                          Consequences"   herein  and   "Federal
                                          Income  Tax  Consequences"  and "State
                                          and  Other  Tax  Consequences"  in the
                                          Prospectus.

Legal Investment........................  The Notes  will  constitute  "mortgage related  securities"  for  purposes of
                                          SMMEA for so long as they are rated in
                                          at least  the  second  highest  rating
                                          category  by  one or  more  nationally
                                          recognized      statistical     rating
                                          agencies.      Institutions      whose
                                          investment  activities  are subject to
                                          legal  investment laws and regulations
                                          or to  review  by  certain  regulatory
                                          authorities    may   be   subject   to
                                          restrictions   on  investment  in  the
                                          Notes. See "Legal Investment" herein.

Rating..................................  It is a condition  to the  issuance of the Notes that they be rated  "AAA" by
                                          Standard  &  Poor's  Ratings  Services
                                          ("S&P") and "Aaa" by Moody's Investors
                                          Service, Inc. ("Moody's").  A security
                                          rating is not a recommendation to buy,
                                          sell  or  hold  securities  and may be
                                          subject to revision or  withdrawal  at
                                          any  time  by  the  assigning   rating
                                          organization. A security rating
                                          does  not  address  the  frequency  of
                                          prepayments of Mortgage  Loans, or the
                                          corresponding   effect   on  yield  to
                                          investors.

                                          The  ratings  do  not   represent  any
                                          assessment  of the  Master  Servicer's
                                          ability to repurchase  any  Converting
                                          Mortgage Loan following the conversion
                                          of  the  related  Mortgage  Rate  to a
                                          fixed rate, or the effect on the yield
                                          to Noteholders resulting from any such
                                          conversion  and  the  failure  of  the
                                          Master  Servicer  to  repurchase  such
                                          Converting  Mortgage  Loan.  Also, the
                                          ratings  issued by S&P and  Moody's on
                                          payment of  principal  and interest on
                                          the Notes do not cover the  payment of
                                          the Available Funds Cap  Carry-Forward
                                          Amount.   See   "Certain   Yield   and
                                          Prepayment     Considerations"     and
                                          "Ratings" herein.

                                  RISK FACTORS

     Prospective Noteholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Notes:

UNDERWRITING STANDARDS

     The Mortgage Loans were underwritten generally in accordance with underwriting standards described in "Description of the Mortgage Pool--Underwriting" below and Appendix A attached hereto which are primarily intended to provide single family mortgage loans for non-conforming credits which do not satisfy the requirements of typical "A" credit borrowers. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines underwriting guidelines for standard "A" quality conforming mortgage loans, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such FNMA or FHLMC underwriting guidelines. Accordingly, Mortgage Loans underwritten under the Originators' non-conforming credit underwriting standards or to standards that do not meet the requirements for typical "A" credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the FNMA or FHLMC underwriting guidelines or to typical "A" credit borrowers.

POTENTIAL DELINQUENCIES

     Approximately ______% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. In the event California experiences a decline in real estate values, losses on the Mortgage Loans may be greater than otherwise would be the case.

     Approximately _____% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) will have Loan-to-Value Ratios in excess of 80% but will not be covered by a primary mortgage insurance policy. Such Mortgage Loans will be affected to a greater extent than Mortgage Loans with primary mortgage insurance or a Loan-to-Value Ratio equal to or less than 80% by any decline in the value of the related Mortgaged Property. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Any decrease in the value of such Mortgage Loans may result in the allocation of losses to the Notes which are not covered by overcollateralization or the Note Insurance Policy. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus.

     __________ has limited historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans underwritten pursuant to the underwriting standards described herein, which include those of non-related bulk purchasers. There can be no assurance that the delinquency experience of the servicing portfolios described herein with respect to mortgage loans serviced by __________ will correspond to the delinquency experience of the Mortgage Loans underwritten pursuant to such underwriting standards. See "Description of the Servicing Agreement--The Master Servicer; the Subservicer" herein.

RISK OF MORTGAGE LOAN YIELD REDUCING NOTE INTEREST RATE ON THE NOTES

     The Note Interest Rate is based upon, among other factors as described herein under "Description of the Notes--Interest Payments on the Notes," the value of an index (One-Month LIBOR (as defined herein)) which is different from the value of the indices applicable to the Mortgage Loans (Negative Amortization Loan One-Month LIBOR, Six-Month LIBOR, Six-Month CMT and One-Year CMT (each as defined herein)), as described under "Description of the Mortgage Pool" herein. Investors should note that the value of One-Month LIBOR on the Notes may differ from Negative Amortization Loan One- Month LIBOR, due to the different reference date. The Mortgage Rate of each Mortgage Loan adjusts monthly, semi-annually or annually, commencing after the Initial Period, based upon the related Index, whereas the Note Interest Rate on the Notes adjusts monthly based upon One-Month LIBOR plus ----% (or after the earlier of (x) the Payment Date in ____ 20__ and (y) the Payment Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, One-Month LIBOR plus _____%), limited by the Available Funds Interest Rate (as defined herein). In addition, One-Month LIBOR and the Indices on the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each, as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices are stable or falling or that, even if both One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise much more rapidly than the Indices. See "Description of the Notes--Interest Payments on the Notes."


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of conventional, adjustable-rate, monthly payment, first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. As of the Cut-off Date, the principal balance of the Mortgage Loans was equal to $__________. The Company will acquire the Mortgage Loans to be included in the Mortgage Pool from __________________ (_______), the parent of the Company, which in turn acquired them from ------ (in such capacity, the "Seller"), which in turn acquired them pursuant to various agreements from affiliates of ____________ and various mortgage loan conduit sellers (collectively, the "Originators"). All of the Mortgage Loans will be subserviced by ______________. The Company will convey the Mortgage Loans to the Issuer on the Delivery Date pursuant to the Trust Agreement. ________________ will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of holders of the Securities or the Note Insurer. See "Description of the Mortgage Pool--Representations by Sellers" and "Description of the Notes--Assignment of Trust Fund Assets" in the Prospectus. The Mortgage Loans will have been originated or acquired by the Originators in accordance with the underwriting criteria described herein. See "--Underwriting" below and Appendix A.

     The representations and warranties made by ______________ will be pledged to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer.

     Approximately ________% of the Mortgage Loans, by aggregate principal balance as of the Cutoff Date, will have Loan-to-Value Ratios in excess of 80% but will not be covered by a primary mortgage insurance policy. Each other Mortgage Loan with a Loan-to-Value Ratio in excess of 80% will be covered by a primary mortgage insurance policy. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus.

MORTGAGE LOANS

MORTGAGE RATE ADJUSTMENT

     The Mortgage Rate on each Mortgage Loan will adjust monthly (with respect to _____% of the Mortgage Loans), semi-annually (with respect to _____% of the Mortgage Loans) or annually (with respect to _____% of the Mortgage Loans) commencing after an initial period after origination (the "Initial Period") of three months, six months, one year, two years or three years, in each case on each applicable Adjustment Date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related Index plus (ii) a fixed percentage (the "Gross Margin"). In addition, the Mortgage Rate on each Mortgage Loan (other than the Negative Amortization Loans) is subject on its first Adjustment Date following its origination to a cap (the "Initial Periodic Rate Cap") and on each Adjustment Date thereafter to a periodic rate cap (the "Periodic Rate Cap"). All of the Mortgage Loans are also subject to specified maximum and minimum lifetime Mortgage Rates ("Maximum Mortgage Rates" and "Minimum Mortgage Rates," respectively). The Mortgage Loans were generally originated with an initial Mortgage Rate below the sum of the current Index and the Gross Margin. Due to the application of the Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates, the Mortgage Rate on any Mortgage Loan, as adjusted on any related Adjustment Date, may not equal the sum of the related Index and the Gross Margin. The Due Date for each Mortgage Loan is the first day of the month.

     Approximately _____% of the Mortgage Loans will not have reached their first Adjustment Date as of the Delivery Date. All of the Mortgage Loans with an Initial Period of three months have already reached their first Adjustment Date. The initial Mortgage Rate is generally lower than the rate that would have been produced if the applicable Gross Margin had been added to the related Index in effect at origination. Mortgage Loans that have not reached their first Adjustment Date are, therefore, more likely to be subject to the Periodic Rate Cap on their first Adjustment Date.

SIX-MONTH LIBOR INDEX

     The Index applicable to the determination of the Mortgage Rate on approximately ______% of the Mortgage Loans (by principal balance as of the Cut-off Date) will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by FNMA and as most recently available as of the first business day generally 45 days prior to such Adjustment Date.

     The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from FNMA. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by FNMA, or published on a different Reference Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by FNMA). No assurance can be given as to the level of Six-Month LIBOR on any Adjustment Date or during the life of any Mortgage Loan based on Six-Month LIBOR.

                                 SIX-MONTH LIBOR

MONTH                     1993        1994        1995        1996        1997
-----                     ----        ----        ----        ----        ----
January ............      3.44%       3.39%       6.69%       5.34%       5.71%
February ...........      3.33        4.00        6.44        5.29        5.68
March ..............      3.38        4.25        6.44        5.52        5.96
April ..............      3.31        4.63        6.31        5.42        6.08
May ................      3.44        5.00        6.06        5.64
June ...............      3.56        5.25        5.88        5.84
July ...............      3.56        5.33        5.88        5.92
August .............      3.44        5.33        5.94        5.74
September ..........      3.38        5.69        5.99        5.75
October ............      3.50        6.00        5.95        5.58
November ...........      3.52        6.44        5.74        5.55
December ...........      3.50        7.00        5.56        5.62

ONE-YEAR CMT INDEX

     The Index applicable to the determination of the Mortgage Rate on approximately _____% of the Mortgage Loans (by principal balance as of the Cut-off Date) will be the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the first business day generally 45 days prior to the Adjustment Date.

     The table below sets forth historical average rates of One-Year CMT for the months indicated as made available from Telerate Page 7052. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of One-Year CMT published by Telerate Page 7052, or published on a different Reference Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of One-Year CMT (as published by Telerate Page
7052). No assurance can be given as to the level of One-Year CMT on any Adjustment Date or during the life of any Mortgage Loan based on One-Year CMT.

                                  ONE-YEAR CMT

MONTH                      1993        1994        1995        1996        1997
-----                      ----        ----        ----        ----        ----
January ............       3.50%       3.54%       7.08%       5.11%       5.60%
February ...........       3.38        3.85        6.73        4.94        5.52
March ..............       3.33        4.28        6.43        5.31        5.79
April ..............       3.25        4.74        6.27        5.53        5.99
May ................       3.36        5.31        6.02        5.64
June ...............       3.55        5.24        5.66        5.81
July ...............       3.45        5.47        5.59        5.84
August .............       3.47        5.56        5.72        5.69
September ..........       3.36        5.74        5.64        5.84
October ............       3.38        6.11        5.60        5.57
November ...........       3.58        6.48        5.45        5.43
December ...........       3.61        7.10        5.32        5.47

NEGATIVE AMORTIZATION LOANS

     Approximately _____% of the Mortgage Loans ("Negative Amortization Loans") have a negative amortization feature whereby interest payments on such Mortgage Loans may be deferred and may be added to the Principal Balance thereof. The amount of the monthly payment on each Negative Amortization Loan adjusts annually on each "Payment Adjustment Date" to an amount which would amortize fully the outstanding principal balance of the Negative Amortization Loan over its remaining term, and pay interest at the Mortgage Rate as adjusted on the immediately preceding Rate Adjustment Date, subject to a payment cap (the "Payment Cap") that limits any increase or decrease in the amount of the monthly payment on any Payment Adjustment Date to an amount not greater than 7.5% of the amount of the monthly payment due on the preceding Due Date, to the extent that the related Mortgagor has elected to have the monthly payment limited by the Payment Cap. The Payment Cap shall not be in effect on the fifth anniversary of the first Due Date and on each fifth anniversary thereafter (each such anniversary, a "Recast Date"). The weighted average first Recast Date of the Negative Amortization Loans, rounded to the nearest Due Date, is _________ __, ____. If on any Rate Adjustment Date, due to the addition of Deferred Interest, the principal balance of any Negative Amortization Loan would exceed 110% of the original principal balance thereof (such limitation, a "Negative Amortization Cap"), the related monthly payment will be recalculated, without regard to the Payment Cap, to equal an amount sufficient to amortize such Negative Amortization Loan over its remaining term at the Mortgage Rate as adjusted on the immediately preceding Rate Adjustment Date. Any monthly payment so recalculated will remain in effect until the earliest of the next Payment Adjustment Date, the next Recast Date or the next Due Date on which the principal balance of the related Negative Amortization Loan would exceed the Negative Amortization Cap.

     The Mortgage Notes provide that at least 30 days prior to any Payment Adjustment Date the related Mortgagor must be notified of (i) the monthly payment that would be sufficient to amortize fully the then outstanding principal balance of the related Negative Amortization Loan over its remaining term (the "Full Payment") and (ii) the monthly payment that would be equal to the above amount subject to the Payment Cap (the "Limited Payment"). Upon timely notice, a Mortgagor may elect to pay the Limited Payment, subject only to the related Negative Amortization Cap and the applicable provisions on the related Recast Date.

     On any Rate Adjustment Date an increase in the Mortgage Rate on a Negative Amortization Loan will result in a larger portion of each subsequent monthly payment being allocated to interest and a smaller portion being allocated to principal, and conversely, a decrease in the Mortgage Rate on a Negative Amortization Loan will result in a larger portion of each subsequent monthly payment being allocated to principal and a smaller portion being allocated to interest. However, because Mortgage Rates on the Negative Amortization Loans adjust on a monthly basis but monthly payments due on the Negative Amortization Loans adjust only annually, and because the application of Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative Amortization Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, Negative Amortization Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (such excess accrued interest, "Deferred Interest")); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). In addition, subsequent to the final Recast Date and the final Payment Adjustment Date, the addition of any Deferred Interest to the principal balance of any Negative Amortization Loan that is not offset by subsequent accelerated amortization will result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

     The maximum increase in the principal balance of a Negative Amortization Loan due to the addition of Deferred Interest to the principal balance of such Negative Amortization Loan and the resulting Loan-to-Value Ratio on such Negative Amortization Loan will depend on the relationships between the Payment Cap, the Maximum Mortgage Rate, the Negative Amortization Cap and the related Index. If the outstanding principal balance of a Negative Amortization Loan having a Loan-to-Value Ratio of 80% was to increase to an amount equal to the Negative Amortization Cap, the Loan-to-Value Ratio (as based on the then outstanding principal balance) thereof would in no event exceed approximately 88%.

CONVERTIBLE LOANS

     Approximately ____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the Master Servicer will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon at the related Mortgage Rate plus any unreimbursed Advances with respect to such Mortgage Loan net of any subservicing fees (the "Conversion Price").

     In the event that the Master Servicer fails to purchase a Converting Mortgage Loan (such Mortgage Loan, following its conversion, a "Converted
Mortgage Loan"), neither the Company nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool's having fixed-rate Mortgage Loans and as a result the Note Interest Rate may be reduced. See "Certain Yield and Prepayment Considerations" herein.

     Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Indenture Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Indenture Trustee or the Noteholders with respect thereto.

MORTGAGE LOAN CHARACTERISTICS

     All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

     The Mortgage Loans generally have original terms to stated maturity of approximately 30 years.

     Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term. The weighted average number of months from the Cut-off Date to the next Adjustment Date is __ months.

     As of the Cut-off Date, each Mortgage Loan will have an unpaid principal balance of not less than $_______ or more than $________ and the average unpaid principal balance of the Mortgage Loans will be approximately $________. The latest stated maturity date of any of the Mortgage Loans will be ------- __, ______; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans will be approximately ____ months.

     The earliest year of origination of any Mortgage Loan is _____ and the latest month and year of origination will be _________ ___.

     None of the Mortgage Loans are Buydown Mortgage Loans.

     Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION


          ORIGINAL                                                     PERCENTAGE OF CUT-OFF
        MORTGAGE LOAN              NUMBER OF       AGGREGATE UNPAID      DATE AGGREGATE
    PRINCIPAL BALANCE($)         MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
    -----------------            --------------    -----------------    -----------------
      0.01 -  50,000.00.........                          $                            %
 50,000.01 - 100,000.00.........
100,000.01 - 150,000.00.........
150,000.01 - 200,000.00.........
200,000.01 - 250,000.00.........
250,000.01 - 300,000.00.........
300,000.01 - 350,000.00.........
350,000.01 - 400,000.00.........
400,000.01 - 450,000.00.........
450,000.01 - 500,000.00.........
500,000.01 - 550,000.00.........
550,000.01 - 600,000.00.........
650,000.01 - 700,000.00.........
Total...........................


     The average original principal balance of the Mortgage Loans will be approximately $______.

           CURRENT BALANCES OF THE MORTGAGE LOANS AT THE CUT-OFF DATE


                                                                                        PERCENTAGE OF
          CURRENT                                                                        CUT-OFF DATE
       MORTGAGE LOAN                      NUMBER OF            AGGREGATE UNPAID            AGGREGATE
    PRINCIPAL BALANCE($)                MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
    -----------------                   --------------        -----------------       -----------------
      0.01 -  50,000.00...........                                   $                             %
 50,000.01 - 100,000.00............
100,000.01 - 150,000.00............
150,000.01 - 200,000.00............
200,000.01 - 250,000.00............
250,000.01 - 300,000.00............
300,000.01 - 350,000.00............
350,000.01 - 400,000.00............
400,000.01 - 450,000.00............
450,000.01 - 500,000.00............
500,000.01 - 550,000.00............
550,000.01 - 600,000.00............
650,000.01 - 700,000.00............
Total..............................



     The average current principal balance of the Mortgage Loans will be approximately $------------.

                          MORTGAGE RATES AT ORIGINATION


                                                                                        PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                       NUMBER OF           AGGREGATE UNPAID              AGGREGATE
          MORTGAGE RATES(%)         MORTGAGE LOANS        PRINCIPAL BALANCE          PRINCIPAL BALANCE
          --------------            --------------        -----------------          -----------------
 3.000 -  3.499 ...............                                $                                   %
 4.000 -  4.499 ...............
 4.500 -  4.999 ...............
 5.000 -  5.499 ...............
 5.500 -  5.999 ...............
 6.000 -  6.499 ...............
 6.500 -  6.999 ...............
 7.000 -  7.499 ...............
 7.500 -  7.999 ...............
 8.000 -  8.499 ...............
 8.500 -  8.999 ...............
 9.000 -  9.499 ...............
 9.500 -  9.999 ...............
10.000 - 10.499 ...............
10.500 - 10.999 ...............
11.000 - 11.499 ...............
11.500 - 11.999 ...............
12.000 - 12.499 ...............
12.500 - 12.999 ...............
13.000 - 13.499 ...............
12.500 - 13.999 ...............
14.000 - 14.499 ...............
14.500 - 14.999 ...............
15.000 - 15.499 ...............
15.500 - 15.999 ...............
16.000 - 16.499 ...............
   Total ......................


     The weighted average Mortgage Rate of the Mortgage Loans at origination will be approximately _____% per annum.

                                MORTGAGE RATES AT CUT-OFF DATE

                                                                                       PERCENTAGE OF
                                                                                        CUT-OFF DATE
                                       NUMBER OF           AGGREGATE UNPAID              AGGREGATE
          MORTGAGE RATES(%)         MORTGAGE LOANS        PRINCIPAL BALANCE          PRINCIPAL BALANCE
          --------------            --------------        -----------------          -----------------
 5.000 -  5.499 ...............                                  $                                  %
 5.500 -  5.999 ...............
 6.000 -  6.499 ...............
 6.500 -  6.999 ...............
 7.000 -  7.499 ...............
 7.500 -  7.999 ...............
 8.000 -  8.499 ...............
 8.500 -  8.999 ...............
 9.000 -  9.499 ...............
 9.500 -  9.999 ...............
10.000 - 10.499 ...............
10.500 - 10.999 ...............
11.000 - 11.499 ...............
11.500 - 11.999 ...............
12.000 - 12.499 ...............
12.500 - 12.999 ...............
13.000 - 13.499 ...............
12.500 - 13.999 ...............
14.000 - 14.499 ...............
14.500 - 14.999 ...............
15.500 - 15.999 ...............
16.500 - 16.999 ...............
   Total ......................


                              NEXT ADJUSTMENT DATE


                                                                PERCENTAGE OF
                                                                CUT-OFF DATE
                         NUMBER OF        AGGREGATE UNPAID        AGGREGATE
NEXT ADJUSTMENT DATE   MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE



































     The weighted average remaining months to the next Adjustment Date of the Mortgage Loans will be approximately __ months.

                                  GROSS MARGIN

                                                                                 PERCENTAGE OF
                                                                                  CUT-OFF DATE
                                    NUMBER OF        AGGREGATE UNPAID              AGGREGATE
       GROSS MARGINS(%)          MORTGAGE LOANS     PRINCIPAL BALANCE          PRINCIPAL BALANCE
       ----------------          --------------     -----------------          -----------------
2.000-2.249....................                         $                                      %
2.500-2.749....................
2.750-2.999....................
3.000-3.249....................
3.250-3.499....................
3.500-3.749....................
3.750-3.999....................
4.000-4.249....................
4.250-4.499....................
4.500-4.749....................
4.750-4.999....................
5.000-5.249....................
5.250-5.499....................
5.500-5.749....................
5.750-5.999....................
6.000-6.249....................
6.250-6.499....................
6.500-6.749....................
6.750-6.999....................
7.000-7.249....................
7.250-7.499....................
7.500-7.749....................
7.750-7.999....................
8.000-8.249....................
8.250-8.499....................
8.500-8.749....................
8.750-8.999....................
9.000-9.249....................
9.250-9.499....................
10.000-10.249..................
10.750-10.999..................
11.000-11.249..................
    Total......................


     The  weighted   average  Gross  Margin  of  the  Mortgage   Loans  will  be
approximately _______% per annum.

                              MAXIMUM MORTGAGE RATE

                                                                                           PERCENTAGE OF
                                                                                            CUT-OFF DATE
                                              NUMBER OF        AGGREGATE UNPAID              AGGREGATE
 MAXIMUM MORTGAGE RATE (%)                 MORTGAGE LOANS     PRINCIPAL BALANCE          PRINCIPAL BALANCE
 -------------------------                 --------------     -----------------          -----------------

10.000 - 10.499

10.500 - 10.999......................
11.000 - 11.499......................
11.500 - 11.999......................
12.000 - 12.499......................
12.500 - 12.999......................
13.000 - 13.499......................
13.500 - 13.999......................
14.000 - 14.499......................
14.500 - 14.999......................
15.000 - 15.499......................
15.500 - 15.999......................
16.000 - 16.499......................
16.500 - 16.999......................
17.000 - 17.499......................
17.500 - 17.999......................
18.000 - 18.499......................
18.500 - 18.999......................
19.000 - 19.499......................
19.500 - 19.999......................
20.000 - 20.499......................
20.500 - 20.999......................
21.000 - 21.499......................
21.500 - 21.999......................
22.000 - 22.499......................
22.500 - 22.999......................
23.000 - 23.499......................
    Total............................


     The weighted average Maximum Mortgage Rate of the Mortgage Loans will be approximately _____% per annum.

                                      INDEX

                                                                                            PERCENTAGE OF
                                                                                            CUT-OFF DATE
                                           NUMBER OF           AGGREGATE UNPAID               AGGREGATE
           INDEX                         MORTGAGE LOANS        PRINCIPAL BALANCE          PRINCIPAL BALANCE
           -----                         --------------        -----------------          -----------------
Negative Amortization Loan
   One-Month LIBOR.................                                   $                                  %
Six-Month LIBOR....................
Six-Month CMT......................
One-Year CMT.......................
    Total..........................


     For a description of the Indices, see "Summary-The Indices" herein.


                            INITIAL PERIODIC RATE CAP

                                                                                                  PERCENTAGE OF
                                                                                                  CUT-OFF DATE
                                                    NUMBER OF           AGGREGATE UNPAID            AGGREGATE
        INITIAL PERIODIC RATE CAP (%)             MORTGAGE LOANS       PRINCIPAL BALANCE        PRINCIPAL BALANCE
        -----------------------------             --------------       -----------------        -----------------
1.000........................................                            $                                    %
1.500........................................
2.000........................................
3.000........................................
6.500........................................
Unlimited(1).................................
    Total....................................



(1)  Subject to the Maximum Rate Cap and the Minimum Rate Cap.


                                PERIODIC RATE CAP

                                                                                                 PERCENTAGE OF
                                                                                                  CUT-OFF DATE
                                                 NUMBER OF           AGGREGATE UNPAID              AGGREGATE
          PERIODIC RATE CAP (%)                MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
          ---------------------                --------------        -----------------         -----------------
1.000.....................................                               $                                    %
1.500.....................................
2.000.....................................
Unlimited(1)..............................
    Total.................................

----------

(1)  Subject to the Maximum Rate Cap and the Minimum Rate Cap.

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                 PERCENTAGE OF
                                                                                 CUT-OFF DATE
                                          NUMBER OF      AGGREGATE UNPAID          AGGREGATE
  ORIGINAL LOAN-TO-VALUE RATIOS        MORTGAGE LOANS   PRINCIPAL BALANCE      PRINCIPAL BALANCE
  -----------------------------        --------------   -----------------      -----------------

Less than or equal to 25.00%..........                      $                               %
25.01% - 30.00%.......................
30.01% - 35.00%.......................
35.01% - 40.00%.......................
40.01% - 45.00%.......................
45.01% - 50.00%.......................
50.01% - 55.00%.......................
55.01% - 60.00%.......................
60.01% - 65.00%.......................
65.01% - 70.00%.......................
70.01% - 75.00%.......................
75.01% - 80.00%.......................
80.01% - 85.00%.......................
85.01% - 90.00%.......................
90.01% - 95.00%.......................
95.01% - 100.00%......................
    Total.............................



     The minimum and maximum Loan-to-Value Ratios at origination of the Mortgage Loans were approximately ______% and 100.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately _______%.


                           MORTGAGE LOAN AMORTIZATION

                                                                             PERCENTAGE OF
                                                                             CUT-OFF DATE
                                      NUMBER OF        AGGREGATE UNPAID        AGGREGATE
                                    MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                    --------------    -----------------    -----------------
Level Amortization.................                      $                            %
Negative Amortization (110% Cap)...
    Total..........................



                                 OCCUPANCY TYPES

                                                                                            PERCENTAGE OF
                                                                                            CUT-OFF DATE
                                              NUMBER OF          AGGREGATE UNPAID             AGGREGATE
OCCUPANCY (AS INDICATED BY BORROWER)        MORTGAGE LOANS       PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------------------        --------------       -----------------        -----------------
  Owner-Occupied Primary Residence....                              $                                 %
  Second Homes........................
  Non-Owner Occupied..................
      Total...........................


                              MORTGAGE LOAN PROGRAM


                                                                                                  PERCENTAGE OF
                                                                                                  CUT-OFF DATE
                                                    NUMBER OF          AGGREGATE UNPAID             AGGREGATE
LOAN PROGRAM                                      MORTGAGE LOANS       PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------                                      --------------    -----------------------  --------------------
  Full Documentation................                                            $                        %
  Limited Documentation.............
  No Ratio..........................
  Alternate Documentation...........
  No Income No Asset................
  Lite (Self Employed B/C)..........
  Express...........................
      Total.........................


     See "--Underwriting" below and Appendix A attached hereto for a description of each Originato r's documentation programs.


                        RISK CATEGORIES OF MORTGAGE LOANS

                                                                PERCENTAGE OF
                                                                CUT-OFF DATE
                                                                  AGGREGATE
    CREDIT GRADE       MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE











   Total...................................

----------

                                 PROPERTY TYPES


                                                                                PERCENTAGE OF CUT-OFF
                                      NUMBER OF           AGGREGATE UNPAID           DATE AGGREGATE
         PROPERTY TYPE             MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
         -------------             --------------        -----------------         -----------------
Single-family.................                                        $                          %
Planned Unit Development......
Two- to Four-Family...........
Condominium...................
CondoSelect ..................
Manufactured Housing..........
   Total......................


                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES



                                                                                         PERCENTAGE OF
                                                                                          CUT-OFF DATE
                                           NUMBER OF           AGGREGATE UNPAID            AGGREGATE
             STATE                       MORTGAGE LOANS       PRINCIPAL BALANCE        PRINCIPAL BALANCE
             -----                       --------------       -----------------        -----------------
California.......................                                 $                        %
Colorado.........................
Florida..........................
Georgia..........................
Hawaii...........................
Illinois.........................
Maryland.........................
New Jersey.......................
Utah.............................
Washington.......................
Other (no more than 3% in
         any one state)..........
   Total.........................


     No more than approximately ______% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

                                            PURPOSES OF MORTGAGE LOANS

                                                                                          PERCENTAGE OF
                                                                                           CUT-OFF DATE
                                            NUMBER OF           AGGREGATE UNPAID            AGGREGATE
         LOAN PURPOSE                    MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
         ------------                    --------------        -----------------        -----------------
Purchase........................                                  $                        %
Refinance/No Equity Take-Out....
Refinance/Equity Take-Out.......
Construction....................
   Total........................



     In general, in the case of a Mortgage Loan made for "no equity take-out" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. Mortgage Loans made for "equity take-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged
Property. The amount of such proceeds retained by the mortgagor may be substantial.

     See "--Underwriting" below and Appendix A attached hereto for a description of each Originato r's risk categories.

     Specific information with respect to the Mortgage Loans will be available to purchasers of the Notes on or before the time of issuance of such Notes. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.

UNDERWRITING

     [See Prospectus Version 1 for sample disclosure and Appendix A.] See "The Mortgage Pools-Underwriting Standards" in the Prospectus.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SELLER

     Based solely upon information provided by the Seller, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by the Seller. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month.




                                 At December 31, 1996         March 31, 1997
                               -----------------------   ----------------------
                               NUMBER        PRINCIPAL    NUMBER     PRINCIPAL
                              OF LOANS         AMOUNT    OF LOANS      AMOUNT
                              --------       ---------   ---------    ---------
                               (DOLLARS IN THOUSANDS)    (DOLLARS IN THOUSANDS)
Total Loans Outstanding....                      $                      $

DELINQUENCY1
    Period of Delinquency:
       30-59 Days.....................
       60-89 Days.....................
       90 Days or More................
    Total Delinquencies...............
Delinquencies as a Percentage
of Total Loans Outstanding............







----------

1 The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (b) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (c) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "30-59 Days," "60-89 Days," "90 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

                                  At December 31, 1996         March 31, 1997
                                -----------------------------------------------
                                 NUMBER      PRINCIPAL     NUMBER     PRINCIPAL
                                OF LOANS       AMOUNT     OF LOANS      AMOUNT
                                --------     ---------    --------    ---------
                                (DOLLARS IN THOUSANDS)    (DOLLARS IN THOUSANDS)
FORECLOSURES PENDING2..........
Foreclosures Pending as a
Percentage of Total Loans
Outstanding....................
BANKRUPTCIES PENDING3..........
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding....................
Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending...........
Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding....................
REO PROPERTIES4................
REO Properties as a Percentage
of Total Loans Outstanding.....



     The above data on delinquency, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by the Seller. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual delinquency, foreclosure, bankruptcy and REO property percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

----------

2 Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

3 Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

4 REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

     Based solely on information provided by the Seller, the following table presents the changes in the Seller's charge-off and recoveries for the period indicated.

                                                        THREE MONTHS ENDED
                                                          MARCH 31, 1997
                                                      ----------------------
                                                      (DOLLARS IN THOUSANDS)
Charge-offs:
     Mortgage Loan Properties.....................
     REO Properties...............................

Recoveries:
     Mortgage Loan Properties.....................
     REO Properties...............................

     Net charge-offs..............................


Ratio of net charge-offs to average loans
outstanding during the three months ended March
31, 1997..........................................


----------

     The above data on charge-offs and recoveries are calculated on the basis of the total mortgage loans originated or acquired by the Seller. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated charge-offs. In the absence of such mortgage loans, the charge-off percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual charge-off percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

     The   information  set  forth  in  the  preceding   paragraphs   concerning
_____________ has been provided by ________________.

     For loss and delinquency information with respect to mortgage loans serviced by ______________, see "Description of the Servicing Agreement--The Master Servicer; the Subservicer" herein.

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Notes are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, toge ther with the Servicing Agreement, the Trust Agreement and the Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

     See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.


                                   THE ISSUER

     The _______________ Trust Series 199_-_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement dated as of __________, 199_ between the Company and ____________________ as the Owner
Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

     The         Issuer's         principal         offices        are        in
____________________________________________,         in         care         of
___________________________, as Owner Trustee, at the address listed below.


                                THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a ________________ banking corporation and its principal offices are located in _______________.

     Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.


                              THE INDENTURE TRUSTEE

     _______________________________ will act as Indenture Trustee with respect to the Indenture. The Indenture Trustee will provide to a prospective or actual Noteholder without charge, upon written request, a copy of the Indenture. Requests should be addressed to the Indenture Trustee at ______
-----------------------------------------------------------------.


                                 [NOTE INSURER]

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the Indenture dated as of _____, 199_, between the Issuer and ____________________________, as Indenture Trustee. The Certificates (together with the Notes, the "Securities") will be issued pursuant to the Trust Agreement dated as of ________________, 199_, between the Company and _______________________, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture, the Trust Agreement and the Servicing Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Notes are offered hereby.

     The Notes will be secured by the pledge by the Issuer of its assets to the Indenture Trustee pursuant to the Indenture which will consist of the following (such assets, collectively, the "Trust Fund"): (i) the Mortgage Loans; (ii) collections in respect of principal and interest of the Mortgage Loans received after the Cut-Off Date (other than payments due on or before the Cut-off Date);
(iii) the amounts on deposit in any Collection Account (as defined in the Prospectus), including the account in which amounts are deposited prior to payment to the Noteholders (the "Payment Account"), including net earnings thereon; (iv) certain insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans; (v) an assignment of the Company's rights under the Purchase Agreement and the Servicing Agreement; and (vi) proceeds of the foregoing.

     The Notes will be issued in denominations of $25,000 and integral multiples of $1 in excess thereof. See "--Book-Entry Notes" below.

BOOK-ENTRY NOTES

     GENERAL. Beneficial Owners that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Notes may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Notes from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Notes are issued for the related Book-Entry Notes, it is anticipated that the only registered Noteholder of such Book-Entry Notes will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Noteholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Noteholders and to exercise the rights of Noteholders only indirectly through DTC, its Participants and Intermediaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rul es"), DTC is required to make book-entry transfers of Book-Entry Notes among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Notes. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Notes, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Notes.

     None of the Company, the Master Servicer, the Note Insurer, the Owner Trustee or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, resp ectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Notes--Form of Notes."

     Upon the occurrence of an event described in the Prospectus in the third paragraph under "Des cription of the Notes--Form of Notes," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the definitive certificates representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-Entry Notes as Definitive Notes issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

     For additional information regarding DTC and the Book-Entry Notes, see "Description of the Notes--Form of Notes" in the Prospectus.

PAYMENTS

     Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the __th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in ________ 199_. Payments on the Notes will be made to the persons in whose names such Notes are registered at the close of business on the day prior to each Payment Date or, if the Notes are no longer Book-Entry Notes, on the Record Date. See "Description of the Notes--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request, at least five Business Days prior to the related Record Date, of a Holder owning Notes having denominations aggregating at least $5,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein as of the Determination Date. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City, Delaware, California or in the city in which the corporate trust offices of the Indenture Trustee or the principal office of the Note Insurer are located, are required or authorized by law to be closed.

AVAILABLE FUNDS

     The "Available Funds" for any Payment Date will equal the amount received by the Indenture Trus tee and available in the Payment Account on each Payment Date. The Available Funds will generally be equal to the sum of (i) the aggregate amount of scheduled payments on the related Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date,
(ii) any amounts representing interest on amounts in the Payment Account and miscellaneous fees and collections, including assumption fees, to the extent not paid to any Subservicer, (iii) any unscheduled payments and receipts, including Mortgagor prepayments on such Mortgage Loans, received during the related Prepayment Period, and (iv) all Advances made for such Payment Date in respect of such Mortgage Loans, in each case net of amounts reimbursable therefrom to the Master Servicer and any Subservicer and reduced by Servicing Fees, Administrative Fees and fees of the Indenture Trustee paid by the Master Servicer. With respect to any Payment Date, (i) the Due Date is the first day of the month in which such Payment Date occurs, and (ii) the Determination Date is the fourth Business Day prior to such Payment Date, or if such day is not a business day, the immediately preceding business day.

INTEREST PAYMENTS ON THE NOTES

     On each Payment Date, holders of the Notes will be entitled to receive an amount (the "Interest Paym ent Amount") equal to interest accrued during the related Interest Period (as defined herein) on the Note Principal Balance thereof at the then-applicable Note Interest Rate (as defined below), minus (i) any Prepayment Interest Shortfalls and Relief Act Shortfalls (each as defined below) to the extent not covered by the Master Servicer by Compensating Interest (as defined below) for such Payment Date and (ii) any Deferred Interest for such Payment Date allocated thereto as described below. With respect to each Payment Date, interest payable on the Notes will accrue during the Interest Period. Interest will be calculated on the basis of the actual number of days in the Interest Period and an a 360-day year. Notwithstanding the foregoing, if payments are not made as required under the Note Insurance Policy, additional interest shortfalls may be allocated to the Notes as described below. See "Description of the Notes--Note Insurance Policy."

     To the extent that Deferred Interest causes a shortfall in interest collections on the Mortgage Loans that would otherwise cause a shortfall in the amount of interest payable to the Noteholders, such amount will be paid using principal collections on the Mortgage Loans through the priority of payment provisions described under "-Priority of Payment" below. To the extent that the Interest Payment Amount for any Payment Date exceeds Available Funds for such Payment Date, the lesser of such excess and the aggregate amount of Deferred Interest, if any, that is added to the principal balance of the Negative Amortization Loans on the Due Date occurring in the month in which such Payment Date occurs will be added to the Note Principal Balance of the Notes and subtracted from the Interest Payment Amount for such Payment Date.

     The "Prepayment Interest Shortfall" for any Payment Date is equal to the aggregate shortfall, if any, in collections of interest resulting from Mortgagor prepayments on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Payment Date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the total servicing fee payable to the Master Servicer and any Subservicer with respect to such Payment Date. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "The Servicing Agreement--Servicing and Other Compensation and Payment of Expenses." The "Relief Act Shortfalls" for any Payment Date are any shortfalls relating to the Relief Act (as defined in the Prospectus) or similar legislation or regulations.

     On each Payment Date after the first Payment Date, the Note Interest Rate will be a floating rate equa l to the lesser of (i)(a) with respect to each Payment Date up to and including the earlier of (x) the Payment Date in ________ _______ and (y) the Payment Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, One-Month LIBOR (as defined herein) plus 0.22%, and (b) with respect to each Payment Date thereafter, One-Month LIBOR plus 0.44% and (ii) the Available Funds Interest Rate with respect to such Payment Date. On the first Payment Date, the
Note Interest Rate will be equal to _______% per annum.

     The "Available Funds Interest Rate" for any Payment Date is a rate per annum equal to the lesser of (x) the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate Principal Balance of the then outstanding Mortgage Loans times the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans minus (B) the amount of the fee payable to the Owner Trustee with respect to the Trust Agreement and the premium with respect to the Notes payable to the Note Insurer with respect to the Note Insurance Policy for such Payment Date, and the denominator of which is (ii) an amount equal to (A) the then outstanding aggregate Note Principal Balance of the Notes multiplied by (B) the actual number of days elapsed in the related Interest Period (as defined herein) divided by 360 and (y) ________% per annum (the "Maximum Note Interest Rate"). The amount of the fee payable to the Owner Trustee together with the amount of the premium payable to the Note Insurer (together, the "Administrative Fee") will accrue at ________% per annum based on the Note Principal Balance of the Notes.

     The "Expense Adjusted Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Minimum Spread and (ii) the Servicing Fee Rate and (iii) the Indenture Trustee Fee Rate. For any Payment Date, the Minimum Spread is equal to ____% per annum, the Servicing Fee Rate is equal to _____% per annum and the Indenture Trustee Fee Rate is equal to ____% per annum.

     As further described herein, with respect to the Notes and any Payment Date, to the extent that (a) the lesser of (x) the amount payable if clause (i) of the definition of Note Interest Rate above is used to calculate interest and
(y) the amount payable if the Maximum Note Interest Rate is used to calculate interest exceeds (b) the amount payable if clause (ii) of the definition of Note Interest Rate above is used to calculate interest (such excess, the "Available Funds Cap Carry-Forward Amount"), the holders of the Notes will be paid the amount of such Available Funds Cap Carry-Forward Amount with interest thereon at the Note Interest Rate for the Notes applicable from time to time after certain payments to the holders of the Notes and the Note Insurer to the extent of available funds. The Note Insurance Policy does not cover the Available Funds Cap Carry-Forward Amount, nor do the ratings assigned to the Notes address the payment of the Available Funds Cap Carry-Forward Amount.

     As described herein, the Interest Payment Amount allocable to the Notes is based on their Note Prin cipal Balance. The "Note Principal Balance" of any Note as of any date of determination is equal to the initial Note Principal Balance thereof, increased by any Deferred Interest allocated thereto, and reduced by all amounts allocable to the Principal Payment Amount and the Subordination Increase Amount previously distributed with respect to such Note.

     The "Principal Balance" of any Mortgage Loan is, at any given time, the Principal Balance as of the Cut-off Date of such Mortgage Loan, increased by all Deferred Interest thereon, minus (a) the sum of all amounts paid or advanced with respect to such Mortgage Loan with respect to principal and (b) the principal portion of any losses with respect thereto for any previous Payment Date.

CALCULATION OF ONE-MONTH LIBOR

     On the second business day preceding each Payment Date, commencing with the Payment Date occurring in ________ 199_ (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for the next Interest Period for the Notes on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuter Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuter Screen LIBO Page" means the display designated as page "LIBO" on the Reuter

Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

     On each Interest Determination Date, One-Month LIBOR for the related Interest Period for the Note s will be established by the Indenture Trustee as follows:

          (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

          (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trust ee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

     The "Principal Payment Amount" for any Payment Date will be equal to the lesser of (a) the sum of the Available Funds remaining after distributions pursuant to clause (i) of "--Priority of Payment" below and any portion of any Insured Amount for such Payment Date representing a Subordination Deficit and
(b) the sum of:

          (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or Advanced (as defined herein) on the Mortgage Loans with respect to the related Due Date;

          (ii) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) pursuant to the Servicing Agreement during the preceding calendar month;

          (iii) the principal portion of all other unscheduled collections received during the related Prepayment Period (or deemed to be received during the related Prepayment Period) (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors, Liquidation Proceeds and Insurance Proceeds (excluding proceeds paid in respect of the Note Insurance Policy)), to the extent not distributed in the preceding month; and

             (iv) any Insured Payment made with respect to any Subordination Deficit;

           MINUS

             (v) the amount of any Subordination Reduction Amount for such Payment Date.

     In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then outstanding Note Principal Balance of the Notes.

PRIORITY OF PAYMENT

     On each Payment Date, Available Funds and any Insured Amount with respect to such Payment Date will be allocated to the Securities in the following order of priority, in each case to the extent of Available Funds remaining:

             (i) to the Noteholders, the Interest Payment Amount with respect to such Payment Date;

             (ii) to the Noteholders, the Principal Payment Amount with respect to such Payment Date;

             (iii) to the Note Insurer, the aggregate of all payments, if any, made by the Note Insurer under the Note Insurance Policy and any other amounts due to the Note Insurer pursuant to the Insurance Agreement, to the extent not previously paid or reimbursed (the "Reimbursement Amount");

             (iv) to the Noteholders, the Subordination Increase Amount (as defined in "--Overcolla teralization Provisions" below), in reduction of the Note Principal Balance thereof, until the Note Principal Balance has been reduced to zero;

             (v) to the Noteholders, any Available Funds Cap Carry-Forward Amount for such Payment Date;

             (vi) to the Indenture Trustee, for any amounts owing to the Indenture Trustee; and

             (vii) any remaining amounts to the holders of the Certificates.

OVERCOLLATERALIZATION PROVISIONS

     OVERCOLLATERALIZATION RESULTING FROM CASH FLOW STRUCTURE.

     With respect to any Payment Date, the excess, if any, of (x) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the period commencing on the second day of the month preceding the month of such Payment Date (or, with respect to the first Payment Date, the day following the Cut-Off Date) and ending on the related Due Date (such period, the "Due Period") over (y) the Note Principal Balance of the Notes as of such Payment Date (and following the making of all payments made on such Payment Date) is the "Subordination Amount" as of such Payment Date. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on such Payment Date as an accelerated payment of principal on the Notes, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Payment Date is equal to the amount of Available Funds remaining after application to items (i) through (iii) under "--Priority of Payment" herein. This application has the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans. The Indenture requires that the Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Notes until the Subordination Amount has increased to the level equal to the Required Subordination Amount for such Payment Date.

     Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of princ ipal is a "Subordination Increase Amount." The required level of the Subordination Amount with respect to a Payment Date is the "Required Subordination Amount" with respect to such Payment Date. Initially, the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Note Principal Balance of the Notes as of the Delivery Date by approximately $_____________ or _____% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. This amount is the initial Required Subordination Amount. The Indenture generally provides that the Required Subordination Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

     In the event that the Required Subordination Amount is permitted to decrease or "step down" on a Payment Date in the future, the Indenture provides that a portion of the principal which would otherwise be distributed to the Holders of the Notes on such Payment Date shall be distributed to the Holders of the Certificates on such Payment Date. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of reducing the Subordination Amount. With respect to any Payment Date, the difference, if any, between (a) the Subordination Amount that would result on such Payment Date after taking into account all payments to be made on such Payment Date (exclusive of any reductions thereto attributable to Subordination Reduction Amounts (as described below) on such Payment Date) and (b) the Required Subordination Amount for such Payment Date is the "Excess Subordination Amount" with respect to such Payment Date. With respect to any Payment Date, an amount equal to the lesser of (a) the Excess Subordination Amount and (b) the principal collections received by the Master Servicer with respect to the prior Due Period is the "Subordination Reduction Amount." In addition, a Subordination Reduction Amount may result even prior to the occurrence of any decrease or "step down" in the Required Subordination Amount. This is because the Holders of the Notes will generally be entitled to receive 100% of collected principal, even though the Note Principal Balance of the Notes will represent less than 100% of the Mortgage Loans' principal balance. In the absence of the provisions relating to the Subordination Reduction Amount, the foregoing may otherwise increase the Subordination Amount above the Required Subordination Amount even without the application of any Net Monthly Excess Cashflow.

     The Indenture provides that, on any Payment Date, all unscheduled collections on account of princ ipal (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to Mortgage Loans during the calendar month preceding the calendar month in which such Payment Date occurs (the "Prepayment Period") will be distributed to the Holders of the Notes on such Payment Date. If any Mortgage Loan became a Liquidated Mortgage Loan (as defined below) during such Prepayment Period, the net Liquidation Proceeds (as defined in the Prospectus) related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is generally defined as a "Realized Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). The principal balance of any Mortgage Loan after it becomes a Liquidated Mortgage Loan shall equal zero. The Indenture does not contain any provision which requires that the amount of any Realized Loss should be distributed to the Holders of the Notes on the Payment Date which immediately follows the event of loss; I.E., the Indenture does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordination Amount, which, to the extent that such reduction causes the Subordination Amount to be less than the Required Subordination Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordination Amount equals the Required Subordination Amount). The effect of the foregoing is to allocate losses to overcollateralization by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts which the holders of the Certificates would otherwise receive.

     OVERCOLLATERALIZATION AND THE NOTE INSURANCE POLICY. The Indenture defines a "Subordination Defic it" with respect to a Payment Date to be the amount, if any, by which (x) the aggregate Note Principal Balance of the Notes as of such Payment Date, and following the making of all payments to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Note Insurance Policy), exceeds (y) the aggregate Principal Balances of the Mortgage Loans as of the close of business on the Due Date preceding such Payment Date. The Indenture requires the Indenture Trustee to make a claim for an Insured Amount under the Note Insurance Policy not later than the third Business Day prior to any Payment Date as to which the Indenture Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Amount as a payment of principal to the Holders of the Notes on such Payment Date. Investors in the Notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal.

NOTE INSURANCE POLICY

     The following summary describes certain terms of the Note Insurance Policy, to be dated as of the Delivery Date. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Note Insurance Policy.

     On the Delivery Date, the Note Insurer will issue the Note Insurance Policy in favor of the Indenture Trustee on behalf of the Noteholders. The Note Insurance Policy will unconditionally and irrevocably guarantee certain payments on the Notes. Draws will be made on the Note Insurance Policy (any such draw, an "Insured Amount") to cover Deficiency Amounts and Preference Amounts. A "Deficiency Amount" means (A) with respect to each Payment Date prior to the Final Scheduled Payment Date, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount over the Available Funds for such Payment Date and (ii) any Subordination Deficit; (B) with respect to the Final Scheduled Payment Date, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount over the Available Funds for such Payment Date and (ii) the excess, if any, of the Note Principal Balance of all Outstanding Notes due on such Final Scheduled Payment Date over Available Funds not used to pay the Interest Payment Amount for such Final Scheduled Payment Date; and (C) for any date on which the acceleration of the Notes has been directed or consented to by the Note Insurer pursuant to Section 5.02 of the Indenture, an amount equal to the excess, if any, of the sum of the Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of payment of such accelerated Notes, over the Available Funds for such date of payment. For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any Payment Date shall be deemed to include all amounts in the Payment Account for such Payment Date available for distribution on such Payment Date. A "Preference Amount" means any amount previously distributed to a Noteholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction. Prepayment Interest Shortfalls, Relief Act Shortfalls and any Available Funds Cap Carry-Forward Amount will not be covered by the Note Insurance Policy. Deferred Interest will not be covered by the Note Insurance Policy except with respect to Deferred Interest which is added to the Note Principal Balance of the Notes. Pursuant to the terms of the Indenture, draws under the Note Insurance Policy in respect of any Subordination Deficit will be paid to the Noteholders by the Paying Agent as principal. In the absence of payments under the Note Insurance Policy, Noteholders will directly bear the credit risks associated with their investment to the extent such risks are not covered by the Subordination Amount or otherwise.

ADVANCES

     Prior to each Payment Date, the Master Servicer is required under the Servicing Agreement to make Advances (out of its own funds, advances made by a Subservicer, or funds held in the Collection Account (as described in the Prospectus) for future payment or withdrawal) with respect to any payments of principal and interest (net of the Servicing Fee Rate) which were due on the Mortgage Loans on the immediately preceding Due Date and which are delinquent on the business day next preceding the related Determination Date.

     Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. Any failure by the Master Servicer to make an Advance as required under the Servicing Agreement will constitute an Event of Default thereunder, in which case the Indenture Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Servicing Agreement.

     All Advances will be reimbursable to the Master Servicer on a first priority basis from late colle ctions, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Collection Account prior to payments on the Notes.

THE PAYING AGENT

     The Paying Agent shall initially be the Indenture Trustee. The Paying Agent shall have the revoc able power to withdraw funds from the Payment Account for the purpose of making payments to the Noteholders.

OPTIONAL REDEMPTION

     The Notes may be redeemed in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance of the Mortgage Loans is less than or equal to 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date or (ii) the Payment Date occurring in _______ ______. The purchase price will be equal to 100% of the aggregate outstanding Note Principal Balance and accrued and unpaid interest thereon (including any Available Funds Cap Carry-Forward Amount) at the Note Interest Rate through the date on which the Notes are redeemed in full together with all amounts due and owing to the Note Insurer and the Indenture Trustee. The "Final Scheduled Payment Date" is the Payment Date occurring in __________.


                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Notes will depend on the price paid by the holder for such Note, the Note Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations, repurchases and negative amortization) on the Mortgage Loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors and liquidations of defaulted Mortgage Loans, the negative amortization feature of the Negative Amortization Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or the conversion of Convertible Mortgage Loans. The timing of changes in the rate of prepayments, liquidations, repurchases and negative amortization of the Mortgage Loans may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Notes. In the event that substantial numbers of Mortgagors exercise their conversion rights with respect to Convertible Mortgage Loans, and the related Subservicers or the Master Servicer purchase the Converting and Converted Mortgage Loans, the Mortgage Pool will experience some prepayment of principal.

     Certain of the Mortgage Loans may be prepaid in full or in part at any time without penalty. The Mortgage Loans (except for the Convertible Mortgage Loans) generally are assumable under certain circumstances if, in the sole judgment of the Master Servicer or Subservicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. The Convertible Mortgage Loans are not assumable if the related Mortgagor has exercised its option to convert such Mortgage Loan into a fixed rate mortgage loan, in which case the Mortgage Note with respect to such mortgage loan would generally contain a customary "due on sale" provision. The Master Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Notes and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional mortgage loans. See "Maturity and Prepayment Considerations" in the Prospectus. Prepayments, liquidations and purchases of the Mortgage Loans will result in payments to holders of the Notes of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans (other than mortgage loans similar to the CondoSelect Loans, as described below) include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

     To accommodate changes in the interest portion of the monthly payment due on each Negative Amortization Loan resulting from monthly changes in the Mortgage Rate, the monthly payment will be adjusted annually on each Payment Adjustment Date, subject to an increase or decrease of not more than 7.5% in the monthly payment from that in effect immediately prior to such Payment Adjustment Date, except as otherwise provided under "Description of the Mortgage Pool-Negative Amortization Loans" herein. However, due to the Payment Cap and the fact that the Mortgage Rates on the Negative Amortization Loans are subject to change monthly while the monthly payments due thereon are only subject to change annually, the portion of each monthly payment allocated to interest and that allocated to principal could vary significantly. If an adjustment of the Mortgage Rate on any Negative Amortization Loan results in Deferred Interest, such Deferred Interest will be added to the principal balance of the Negative Amortization Loan, resulting in negative amortization. If an adjustment to the Mortgage Rate on any Negative Amortization Loan causes the amount of the accrued interest to exceed the scheduled interest component of the monthly payment and to be less than the entire monthly payment, the principal balance will not be reduced in accordance with a fully amortizing schedule, and therefore reduced amortization will result. If an adjustment to the Mortgage Rate on any Negative Amortization Loan causes the amount of interest accrued in any month to be less than the scheduled interest component of the then current monthly payment, such excess will be applied to reduce the outstanding principal balance on the related Negative Amortization Loan, thereby resulting in accelerated amortization of such Negative Amortization Loan.

     Several factors contribute to the increased risk of default in connection with negatively amortizing mortgage loans. The outstanding principal balance of a mortgage loan which is subject to negative amortization increases by the amount of interest which is deferred as herein described. During periods in which the outstanding principal balance of a Negative Amortization Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of the Negative Amortization Loan may approach or exceed the value of the related Mortgaged Property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Negative Amortization Loan that is required to be liquidated. Additionally, although increases in the amount of the related monthly payments are subject to Payment Caps, such Payment Caps are not in effect on any of the Recast Dates, asdescribed herein, or when the outstanding principal balance exceeds the Negative Amortization Cap, in which cases the monthly payment for each such Negative Amortization Loan will be recalculated to equal an amount which would be sufficient to fully amortize such Negative Amortization Loan over its remaining term at the Mortgage Rate as adjusted on the immediately preceding Rate Adjustment Date. The amount of such increased monthly payment may be substantially higher than the monthly payment in effect prior to such recalculation and the repayment of the Negative Amortization Loans will be dependent on the ability of the Mortgagor to make such larger monthly payments. Furthermore, each Negative Amortization Loan provides for the payment of any remaining unamortized principal balance of such Negative Amortization Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Negative Amortization Loan) in a single payment at the maturity of the Negative Amortization Loan. Because the Mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the Negative Amortization Loans is greater then that associated with fully amortizing mortgage loans.

     The Convertible Mortgage Loans provide that the Mortgagors may, during a specified period of time, convert the adjustable interest rate of such Mortgage Loans to a fixed interest rate. The Company is not aware of any publicly available statistics that set forth principal prepayment, conversion experience or conversion forecasts of adjustable-rate mortgage loans over an extended period of time, and its experience with respect to adjustable-rate mortgages is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the Convertible Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related Subservicer or the Master Servicer purchases Converting or Converted Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a payment of the principal portion thereof to the Noteholders, as described herein. Alternatively, to the extent Subservicers fail to purchase Converting Mortgage Loans and the Master

     Servicer does not purchase Converted Mortgage Loans, the Mortgage Pool will include additional fixed-rate Mortgage Loans.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payme nts on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Increases in the monthly payments of the Mortgage Loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the Mortgagor under each Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments as the Mortgage Rate increases. In addition, the rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the Prospectus.

     The amount of interest otherwise payable to holders of the Notes will be reduced by any interest shortfalls to the extent not covered by the Note Insurance Policy or by the Master Servicer as described herein. If payments were not made as required under the Note Insurance Policy, interest shortfalls not allocable to Overcollateralization and not covered by the Master Servicer will be allocated to the Notes as described herein. See "Yield Considerations" in the Prospectus and "Description of the Notes-Interest Payments on the Notes" herein for a discussion of the effect of principal prepayments on the Mortgage Loans on the yield to maturity of the Notes and certain possible shortfalls in the collection of interest.

     In addition, the yield to maturity of the Notes will depend on, among other things, the price paid by the holders of the Notes and the then applicable Note Interest Rate. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Note is purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Note is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     In addition, the yield to maturity on the Notes may be affected by shortfalls with respect to interest in the event that the interest accrued on the Notes at the Note Interest Rate is greater than the amount of interest accrued on the Mortgage Loans at the related Mortgage Rates less the sum of the Servicing Fee Rate, the Indenture Trustee Fee Rate and the Administrative Fee Rate. In such event, the resulting shortfall will only be payable to the extent that on any future Payment Date interest accrued on the Mortgage Loans at the related Mortgage Rates less such rates is greater than the interest accrued on the Notes, and only to the extent of Available Funds following distributions to the Noteholders pursuant to clauses (i) through (iv) under "Description of the Securities-Priority of Payment."

     The Note Interest Rate is based upon, among other factors as described herein under "Description of the Notes--Interest Payments on the Notes," the value of an index (One-Month LIBOR (as defined herein)) which is different from the value of the indices applicable to the Mortgage Loans (Negative Amortization Loan One-Month LIBOR, Six-Month LIBOR, Six-Month CMT and One-Year CMT). Investors should note that the value of One-Month LIBOR on the Notes may differ from Negative Amortization Loan One- Month LIBOR, due to the different reference date. The Mortgage Rate of each Mortgage Loan adjusts monthly, semi-annually or annually, commencing after the Initial Period, based upon the related Index, whereas the
Note Interest Rate on the Notes adjusts monthly based upon One-Month LIBOR plus 0.22% (or after the earlier of (x) the Payment Date in _____ _______ and (y) the Payment Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than 25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, One-Month LIBOR plus 0.44%), limited by the Available Funds Interest Rate (as defined herein). In addition, One-Month LIBOR and the Indices on the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each, as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices are stable or falling or that, even if both One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise much more rapidly than the Indices.

     Although the Mortgage Rates on the Mortgage Loans will adjust monthly, semi-annually or annua lly, such increases and decreases may be limited by the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if applicable, on each such Mortgage Loan, and will be based on the applicable Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Gross Margin (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the Mortgage Loans have Maximum Mortgage Rates, if prevailing mortgage rates were to increase above the Maximum Mortgage Rates, the rate of prepayment on the Mortgage Loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans will be expected to decrease.

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each Mortgage Loan will be recalculated monthly, semi-annually or annually after the initial Adjustment Date for such Mortgage Loan, any partial prepayments thereof will not reduce the term to maturity of such Mortgage Loan. In addition, an increase in the Mortgage Rate on a Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model . The model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 20% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at that or any other rate.

     The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under "Description of the Mortgage Pool" herein and the performance thereof. The table assumes, among other things, that: (i) the Mortgage Pool consists of five Mortgage Loans with the following characteristics:


                       Original      Months to     Remaining
                       Term to      Next Rate      Term to                   Maximum       Minimum      Initial
Principal  Mortgage    Maturity     Adjustment     Maturity       Gross      Mortgage     Mortgage     Periodic       Periodic
Balance     Rate     (In Months)      Date       (In Months)    Margin        Rate         Rate          Cap           Cap
-------     ----     -----------      ----       -----------    ------        ----         ----          ---           ---
$





(ii) the first and second mortgage loans listed above have an Index of Six-Month LIBOR, (iii) the third mortgage loan listed above is a negative amortization loan with the same characteristics as the Negative Amortization Loans and an Index of Negative Amortization Loan One-Month LIBOR; (iv) the fourth and fifth mortgage loans listed above have an Index of One-Year CMT; (v) Negative Amortization Loan One- Month LIBOR, Six-Month LIBOR and One-Year CMT remain constant at _____%, ____% and ------%, respectively; (vi) payments on the Notes are based upon the actual number of days in the month and a 360- day year and are received, in cash, on the __th day of each month, commencing in ____ 199_;
(vii) there are no delinquencies or losses on the Mortgage Loans, there are no conversions of Mortgage Loans from adjustable to fixed rates and principal payments on the Mortgage Loans are timely received together with prepayments, if any, at the respective constant percentages of CPR set forth in the following table; (viii) there are no repurchases of the Mortgage Loans; (ix) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (x) the scheduled monthly payment for the Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (xi) the Indices remain constant at the rates listed above and the Mortgage Rate on the Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal the related Index plus the applicable Gross Margin, subject to the Maximum Mortgage Rate listed below and the related Periodic Rate Cap; (xii) with respect to each Mortgage Loan (other than the Negative Amortization Loans), the monthly payment on the Mortgage Loan is adjusted on the Due Date immediately following the next related Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal a fully amortizing payment as described in clause (x) above; (xiii) payments on the Mortgage Loans earn no reinvestment return; (xiv) the Administrative Fee Rate is ________% per annum, the Indenture Trustee Fee Rate is ______% per annum and the Servicing Fee Rate is 0.50% per annum; (xv) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; (xvi) there are no investment earnings on amounts in any Collection Account, including the Payment Account, and no other miscellaneous servicing fees are passed through to the Noteholders; and
(xvii) the Notes will be purchased on ____ ___, 199_.

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of CPR until maturity or that all of the Mortgage Loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Note Principal Balance outstanding over time and the weighted average life of the Notes. Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Notes, and sets forth the percentages of the initial Note Principal

Balance of the Notes that would be outstanding after each of the dates shown at various percentages of CPR.

PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                                                  NOTES
                                                  -----
PAYMENT DATE               0%      10%    15%      20%     25%     30%     40%
------------               --      ---    ---      ---     ---     ---     ---
Initial Percentage........













Weighted Average Life in Years**...........................
Weighted Average Life in Years***..........................
---------------

(*)  Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(***) Calculated pursuant to footnote **, but assumes the Issuer exercises its option to redeem the Notes on the first Payment Date on which it would be permitted to do so. See "Description of the Notes--Optional Redemption" herein.

THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE SECOND PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                     DESCRIPTION OF THE SERVICING AGREEMENT

     The following summary describes certain terms of the Servicing Agreement, dated as of ____, 199_ between the Company and the Master Servicer (the "Servicing Agreement"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

                      THE MASTER SERVICER; THE SUBSERVICER

     _________ _____ (in its capacity as master servicer, the "Master Servicer") will act as master servicer for the Mortgage Loans pursuant to the Servicing Agreement. See ____________ in the Prospectus. _________________ has entered into subservicing arrangements with ________. Notwithstanding these agreements, ____________ _______ will remain primarily liable for servicing the Mortgage Loans. All of the Mortgage Loans will initially be subserviced by
_______________.

                            [DESCRIPTION OF SUBJECT]

     The following table sets forth certain information concerning delinquency experience including bankruptcies and foreclosures in progress on one- to four-family residential mortgage, consumer, and commercial loans included in Wendover's servicing portfolio at the dates indicated. Consumer and commercial loans represented less than ___% of the overall portfolio volume at __________ ____, 1997. As at December 31, _____, ______, ________ and _______ and March 31,
1997, the total principal balance of loans being serviced by __________ was (in millions) $________, $___________, $___________ $___________ and $____________
respectively. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage, consumer, or commercial loan is considered delinquent for these purposes until it is one month past due on a contractual basis.



                                                                               AT DECEMBER 31,
                          --------------------------------------------------------------------------------------------
                                      1993                          1994                           1995
                          ---------------------------- ------------------------------------------------------------- -
                                          Percent of                      Percent of                    Percent of
                              Number      Servicing         Number        Servicing        Number        Servicing
                             of Loans     Portfolio        of Loans       Portfolio       of Loans       Portfolio
Total Portfolio(1)
Period of Delinquency:
  30-59 days.............
  60-89 days.............
  90 days or more........
Total Delinquencies
(excluding
Foreclosures)
Foreclosures Pending







                                                               AT MARCH 31, 1997
                          -------------------------------------------------------------
                                     1996                            1997
                          ----------------------------- ------------------------------
                                           Percent of                     Percent Of
                             Number         Servicing      Number of       Servicing
                            of Loans        Portfolio        Loans         Portfolio
Total Portfolio(1)
Period of Delinquency:
  30-59 days.............
  60-89 days.............
  90 days or more........
Total Delinquencies
(excluding
Foreclosures)
Foreclosures Pending


----------------

1 Includes purchased mortgage servicing rights owned by Wendover totaling _____ loans for $____ million unpaid principal balance and ______ loans for $_____ million unpaid principal balance as of December 31, ____ and _____, respectively, and _____ loans for $____ million unpaid principal balance as of _________ ______.

     GENERAL. There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans will correspond to the delinquency and foreclosure experience of the servicing portfolio of ___________ set forth in the foregoing tables. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans will depend on the results obtained over the life of the Trust Fund. Each servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. In addition, _________ servicing portfolio includes consumer and commercial loans. Each servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by _____. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee Rate in respect of each Mortgage Loan will be equal to 0.50% per annum of the outstanding principal balance of such Mortgage Loan. The Servicing Fee consists of (a) servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities and (b) subservicing and other related compensation payable to the Subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Subservicer). The Subservicer will be entitled to retain in the form of additional servicing compensation half of any late payment charges. The Master Servicer will not be entitled to any such additional servicing compensation and any such amounts, including prepayment penalties, to the extent received by the Master Servicer, will be included in Available Funds.


                                  THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

CONTROL BY NOTE INSURER

     Pursuant to the Indenture, unless a Note Insurer Default exists (i) the
Note Insurer shall be deemed to be the holder of the Notes for certain purposes (other than with respect to payment on the Notes), and will be entitled to exercise all rights of the Noteholders thereunder, including the rights of Noteholders referred to under "--Events of Default" and "--Rights Upon Event of Default," without the consent of such Noteholders, and the Noteholders may exercise such rights only with the prior written consent of the Note Insurer and
(ii) the Indenture Trustee may take actions which would otherwise be at its option or within its discretion, including the actions referred to under "--Events of Default" and "--Rights Upon Event of Default," only at the direction of the Note Insurer. A "Note Insurer Default" means the existence and continuation of (i) a failure of the Note Insurer to make a payment under the
Note Insurance Policy in accordance with its terms or (ii) certain bankruptcy or insolvency actions by or against the Note Insurer.

EVENTS OF DEFAULT

     An "Event of Default" with respect to the Notes is defined in the Indenture as follows: (a) the failure to pay (i) the Interest Payment Amount or the Principal Payment Amount with respect to a Payment Date on such Payment Date, or
(ii) any Subordination Increase Amount or Available Funds Carry-Forward Amount with respect to a Payment Date, but only to the extent funds are available to make such payment as described under "Description of the Notes--Priority of Payment"; (b) a default in the observance of certain negative covenants in the Indenture; (c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or the Note Insurer, or if a
Note Insurer Default exists, by the Holders of at least 25% of the Note Principal Balance of the Notes; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or the Note Insurer, or, if a Note Insurer Default exists, by Noteholders representing at least 25% of the Note Principal Balance of the Notes; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the Final Scheduled Payment Date to reduce the Note Principal Balance of the Notes to zero.

RIGHTS UPON EVENT OF DEFAULT

     In case an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee may, and on request of the Note Insurer or Noteholders representing more than 50% of the Note Principal Balance of the Notes of such Series then outstanding shall, declare the principal of such Series of Notes to be due and payable. Such declaration may under certain circumstances be rescinded by Noteholders representing more than 50% of the Note Principal Balance of the Notes.

     If, following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion (provided that the Note Insurer or Noteholders representing more than 50% of the Note Principal Balance of the Notes have not directed the Indenture Trustee to sell the assets included in the Trust Estate), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Notes in accordance with their terms, notwithstanding the acceleration of the maturity of such Notes. The Indenture Trustee, however, unless otherwise directed by the
Note Insurer, must sell the assets included in the Trust Estate if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Notes, in which case payments will be made on the Notes in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon an Event of Default the Indenture Trustee may, with the consent of the Note Insurer, sell the assets included in the Trust Estate, in which event the collections on, or the proceeds from the sale of, such assets will be applied as provided below; provided, however, that any proceeds of a claim under the Note Insurance Policy shall be used only to pay interest and principal on the Notes as provided in clauses (iii) and (iv): (i) to the payment of the fees of the Indenture Trustee and Owner Trustee which have not been previously paid; (ii) to the Note Insurer, any premium then due, provided no
Note Insurer Default exists; (iii) to the Noteholders, the amount of interest then due and unpaid on the Notes (but not including any Available Funds Cap Carry-Forward Amount), without preference or priority of any kind; (iv) to the Noteholders, the amount of principal then due and unpaid on the Notes, without preference or priority of any kind; (v) to the Note Insurer, any Reimbursement Amount, to the extent not previously reimbursed; (vi) to the Noteholders, the amount of any Available Funds Cap Carry-Forward Amount not previously paid; and
(vii) to the Issuer.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Noteholders representing more than 50% of the Note Principal Balance of the Notes shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; and Noteholders representing more than 50% of the Note Principal Balance of the Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Note affected thereby.

LIMITATION ON SUITS

     No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the Note Principal Balance of the Notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Noteholders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the Note Principal Balance of the Notes; and (6) such Noteholders have the consent of the Note Insurer, unless a Note Insurer Default exists.

                              THE INDENTURE TRUSTEE

     The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint, at the direction of the Note Insurer, a successor Indenture Trustee. The Indenture Trustee also may be removed at any time by the
Note Insurer, or if a Note Insurer Default exists, then by Noteholders representing more than 50% of the Note Principal Balance of the Notes, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

                         FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Notes will be characterized as indebtedness and not as representing an ownership interest in the Trust Fund or an equity interest in the Issuer or the Company. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes (other than as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code), (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1. The Notes will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 20% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the Prospectus.

     The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(5)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

     Prospective investors in the Notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Notes.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated ______ ___, 199_ (the "Underwriting Agreement"), among ______________ ( _____________ ), ______________ ( __________ together with ______________
"Underwriters"), the Company and ___________ the Underwriters have agreed to purchase and the Company has agreed to sell to the Underwriters the Notes. It is expected that delivery of the Notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about _____ ____, 199_, against payment therefor in immediately available funds.

     The Notes will be purchased from the Company by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Notes are expected to be approximately $__________________ before the deduction of expenses payable by the Company estimated to be approximately $____________. The Underwriters may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Notes, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Notes may be deemed to be underwriters and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that the Company and _____ will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue or provide the Noteholders with sufficient liquidity of investment. The primary source of information available to investors concerning the Notes will be the monthly statements discussed in the Prospectus under "Description of the Notes--Reports to Noteholders," which will include information as to the outstanding principal balance of the Notes. There can be no assurance that any additional information regarding the Notes will be available through any other source. In addition, the Company is not aware of any source through which price information about the Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Notes may adversely affect the liquidity of the Notes, even if a secondary market for the Notes becomes available.


                                 LEGAL OPINIONS

     Certain legal matters relating to the Notes will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York and for the Underwriters by ______________, New York, New York.


                                                      RATINGS

     It is a condition of the issuance of the Notes that they be rated "AAA" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

     S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by Noteholders of payments required under the Indenture. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Notes, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Notes. S&P's rating on the Notes does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein. The ratings issued by S&P on payment of principal and interest do not cover the payment of the Available Funds Cap Carry-Forward Amount.

     The rating process of Moody's addresses the structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that Noteholders will be paid any Prepayment Interest Shortfalls, Relief Act Shortfalls or the Available Funds Cap Carry-Forward Amount. The ratings do not address the likelihood that Noteholders will be paid any Deferred Interest except to the extent Deferred Interest is added to the Note Principal Balance.

     The Company has not requested a rating on the Notes by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by S&P and Moody's.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Notes.

     The ratings do not address the likelihood that the Master Servicer will repurchase any Converting Mortgage Loan following the conversion of the related Mortgage Rate to a fixed rate, and do not address the effect on the yield to Noteholders resulting from any such conversion and the failure of the Master Servicer to repurchase such Converting Mortgage Loan.

                                LEGAL INVESTMENT

     The Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provision on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991.

     The Company makes no representations as to the proper characterization of the Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment Matters" in the Prospectus.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and "parties in interest" (within the meaning of ERISA) who have certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in the Notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Notes.

                                     EXPERTS

     The consolidated financial statements of the Note Insurer, ______________________________, as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are incorporated by reference herein and in the registration statement in reliance upon the report of __________________________, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================


     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the notes offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.


                                TABLE OF CONTENTS
                                                                 PAGE
                              Prospectus Supplement
Summary..............................................
Risk Factors.........................................
Description of the Mortgage Pool.....................
The Issuer...........................................
The Owner Trustee....................................
The Indenture Trustee................................
______________________ ..............................
Description of the Notes.............................
Certain Yield and Prepayment Considerations..........
Description of the Servicing Agreement...............
The Indenture........................................

Federal Income Tax Consequences......................
Method of Distribution...............................            S-58
Legal Opinions.......................................            S-59
Ratings..............................................
Legal Investment.....................................
ERISA Considerations.................................
Experts..............................................
Appendix A--Underwriting Guidelines Applicable
     to the Mortgage Loans...........................

                                   Prospectus



                                  WMC SECURED
                                  ASSETS CORP.
                                  Series 199_-_


                                        $

                              Mortgage-Backed Notes

                                  Series 199_-_





                               ------------------

                              PROSPECTUS SUPPLEMENT

                               ------------------


                      ------------------------------------



                                 ------- 199--


                               ------------------



                            -----------------------


================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED NOVEMBER __, 1997
PROSPECTUS
Mortgage Pass-Through Certificates
Mortgage-Backed Notes
WMC Secured Assets Corp.
The mortgage pass-through certificates ("Certificates") or mortgage-backed notes ("Notes") offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Securities of each series, together with any other mortgage pass-through certificates or mortgage-backed notes of such series, are collectively referred to herein as the "Securities."

Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of Notes will represent indebtedness of, a trust fund (with respect to any series, the "Trust Fund") to be established by WMC Secured Assets Corp. (the "Company"). Each Trust Fund will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family and/or multifamily residential first and/or junior mortgage loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein (which may include Mortgage Securities as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Company" and "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described herein (collectively, the "Trust Fund Assets") will be held in trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to (i) with respect to each series of Certificates, a pooling and servicing agreement or other agreement (in either case, a "Pooling Agreement") or (ii) with respect to each series of Notes, an indenture (an "Indenture"), in each case as more fully described herein and in the related Prospectus Supplement. Information regarding the Offered Securities of a series, and the general characteristics of the Mortgage Loans and other Trust Fund Assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

Each series of Securities will include one or more classes. Each class of Securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the Securities, to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and the other Trust Fund Assets in the related Trust Fund in the manner described herein under "Description of the Securities" and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, EXCEPT AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR ANY SERIES OF SECURITIES WILL BE NAMED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE RELATED MORTGAGE LOANS). SEE "DESCRIPTION OF THE SECURITIES."

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, or reserve fund. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Securities or by Overcollateralization (as defined herein). See "Description of Credit Enhancement."

The rate of payment of principal of each class of Securities entitled to a portion of principal payments on the Mortgage Loans in the related Mortgage Pool and the Trust Fund Assets will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other Trust Fund Assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Securities in the manner described herein and in the related Prospectus Supplement. See "Yield Considerations."

With respect to each series of Certificates, one or more separate elections may be made to treat the related Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of the related series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" herein.

Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

See "Risk Factors" beginning on page __ herein for a discussion of significant matters affecting investment in the Securities.

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND AND PAYMENTS UNDER ANY FINANCIAL GUARANTY INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE
SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for the Offered Securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Offered Securities will develop or, if it does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is November __, 1997.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS
SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                TABLE OF CONTENTS

CAPTION                                                                 PAGE
-------                                                                 ----

SUMMARY OF PROSPECTUS......................................................5

RISK FACTORS..............................................................14

THE MORTGAGE POOLS........................................................18
         General  ........................................................18
         The Mortgage Loans...............................................19
         Underwriting Standards...........................................23
         Qualifications of Originators and Sellers........................25
         Representations by Sellers.......................................25

SERVICING OF MORTGAGE LOANS...............................................28
         General  ........................................................28
         The Master Servicer..............................................28
         Collection and Other Servicing Procedures; Mortgage Loan
                  Modifications...........................................28
         Subservicers.....................................................30
         Special Servicers................................................31
         Servicing and Other Compensation and Payment of
                  Expenses; Spread........................................33
         Evidence as to Compliance........................................34

DESCRIPTION OF THE SECURITIES.............................................34
         General  ........................................................34
         Form of Securities...............................................36
         Assignment of Trust Fund Assets..................................37
         Certificate Account..............................................39
         Distributions....................................................42
         Distributions of Interest and Principal on the Securities
                   .......................................................43
         Pre-Funding Account..............................................44
         Distributions on the Securities in Respect of Prepayment
                  Premiums or in Respect of Equity Participations
                                                                          44
         Allocation of Losses and Shortfalls..............................44
         Advances ........................................................44
         Reports to Securityholders.......................................45

DESCRIPTION OF CREDIT ENHANCEMENT.........................................46
         General  ........................................................46
         Subordinate Securities...........................................47
         Overcollateralization............................................48
         Financial Guaranty Insurance Policy..............................48
         Mortgage Pool Insurance Policies.................................48
         Letter of Credit.................................................50
         Special Hazard Insurance Policies................................50
         Bankruptcy Bonds.................................................51
         Reserve Funds....................................................51
         Maintenance of Credit Enhancement................................52
         Reduction or Substitution of Credit Enhancement..................54

PURCHASE OBLIGATIONS......................................................54

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
         CLAIMS THEREUNDER................................................55
         General  ........................................................55
         Primary Mortgage Insurance Policies..............................55
         Hazard Insurance Policies........................................56
         FHA Insurance....................................................57

THE COMPANY...............................................................58

THE AGREEMENTS............................................................58
         General  ........................................................58
         Certain Matters Regarding the Master Servicer and the
                  Company.................................................59
         Events of Default and Rights Upon Event Default..................60
         Amendment........................................................63
         Termination; Retirement of Securities............................64
         The Trustee......................................................64
         Duties of the Trustee............................................65
         Certain Matters Regarding the Trustee............................65
         Resignation and Removal of the Trustee...........................65

YIELD CONSIDERATIONS......................................................65

MATURITY AND PREPAYMENT CONSIDERATIONS....................................68

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS...................................69
         Single Family Loans and Multifamily Loans........................69
         Cooperative Loans................................................70
         Tax Aspects of Cooperative Ownership.............................71
         Contracts........................................................71
         Foreclosure on Mortgages and Certain Contracts...................72
         Foreclosure on Shares of Cooperatives............................74
         Repossession with respect to Contracts...........................75
         Rights of Redemption.............................................76
         Anti-Deficiency Legislation and Other Limitations on
                  Lenders.................................................77
         Environmental Legislation........................................78
         Consumer Protection Laws with respect to Contracts
                   .......................................................79
         Enforceability of Certain Provisions.............................80
         Subordinate Financing............................................81
         Applicability of Usury Laws......................................82
         Alternative Mortgage Instruments.................................82
         Formaldehyde Litigation with respect to Contracts................83
         Soldiers' and Sailors' Civil Relief Act of 1940..................83
         Junior Mortgages.................................................84

FEDERAL INCOME TAX CONSEQUENCES...........................................85
         General  ........................................................85
         REMICS   ........................................................85
         Notes    ........................................................99
         Grantor Trust Funds.............................................100

STATE AND OTHER TAX CONSEQUENCES.........................................108

ERISA CONSIDERATIONS.....................................................108
         Tax Exempt Investors............................................113
         Consultation with Counsel.......................................113

USE OF PROCEEDS..........................................................115

METHODS OF DISTRIBUTION..................................................115

LEGAL MATTERS............................................................116

FINANCIAL INFORMATION....................................................116

RATING   ................................................................116

INDEX OF PRINCIPAL DEFINITIONS...........................................118

         UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov). The Company does not intend to send any financial reports to Securityholders.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

          The Master Servicer or another designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Offered Securities of the related series with respect to each Trust Fund as are required under the Exchange Act and the rules and regulations of the Commission thereunder. See "Description of the Securities--Reports to Securityholders."

         The Company intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Company from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Company fulfills its reporting obligations as described in its written request. If such request is granted, the Company will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Securities referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Securityholders expected for each series, the Company anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to WMC Secured Assets Corp., 6320 Canoga Avenue, Woodland Hills, California 91367, or by telephone at (818) 592-2610. The Company has determined that its financial statements will not be material to the offering of any Offered Securities.

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Securities of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears at the end of this Prospectus.

Securities Offered.................    Mortgage   pass-through   certificates or
                                       mortgage-backed   notes.   The   mortgage
                                       pass-through  certificates  (the "Offered
                                       Certificates") or  mortgage-backed  notes
                                       (the "Offered  Notes";  the Offered Notes
                                       or the Offered Certificates, the "Offered
                                       Securities")  offered  hereby  and by the
                                       various   Prospectus   Supplements   with
                                       respect  hereto will be offered from time
                                       to time in series. The Offered Securities
                                       of each series,  together  with any other
                                       mortgage  pass-through   certificates  or
                                       mortgage- backed notes of such series, are collectively referred to herein as the "Securities."

Risk Factors.......................    There are material risks associated  with
                                       an     investment    in    the    Offered
                                       Certificates. See "Risk Factors" herein.

Company............................    WMC Secured Assets Corp. (the "Company"),
                                       a wholly-owned subsidiary of WMC Mortgage
                                       Corp.   ("WMC   Mortgage").    See   "The
                                       Company."

Master Servicer....................    The    master   servicer   (the   "Master
                                       Servicer"),  if  any,  for  a  series  of
                                       Securities   will  be  specified  in  the
                                       related Prospectus  Supplement and may be
                                       WMC Mortgage or another  affiliate of the
                                       Company.   See   "Servicing  of  Mortgage
                                       Loans--The Master Servicer."

Special Servicer...................    The   special   service r (the   "Special
                                       Servicer"),  if  any,  for  a  series  of
                                       Securities  will  be  specified,  or  the
                                       circumstances   under   which  a  Special
                                       Servicer   will  be  appointed   will  be
                                       described,   in  the  related  Prospectus
                                       Supplement.  Any Special  Servicer may be
                                       an   affiliate   of  the   Company.   See
                                       "Servicing  of  Mortgage   Loans--Special
                                       Servicers."

Issuer.............................    With respect to each series of Notes, the
                                       issuer (the "Issuer") will be the Company
                                       or an owner trust  established  by it for
                                       the  purpose  of issuing  such  series of
                                       Notes.  Each  such  owner  trust  will be
                                       created  pursuant  to a  trust  agreement
                                       (the "Owner Trust Agreement") between the
                                       Company,  acting  as  depositor,  and the
                                       Owner Trustee.  Each series of Notes will
                                       represent  indebtedness of the Issuer and
                                       will be issued pursuant to
                                       an  indenture  between the Issuer and the
                                       Trustee  (the  "Indenture")  whereby  the
                                       Issuer  will  pledge  the  Trust  Fund to
                                       secure  the  Notes  under the lien of the
                                       Indenture.  As to each  series  of  Notes
                                       where the Issuer is an owner  trust,  the
                                       ownership  of  the  Trust  Fund  will  be
                                       evidenced  by  certificates  (the "Equity
                                       Certificates")  issued  under  the  Owner
                                       Trust  Agreement,  which are not  offered
                                       hereby.    The   Notes   will   represent
                                       nonrecourse  obligations  solely  of  the
                                       Issuer,  and the  proceeds of the related
                                       Trust  Fund  will be the sole  source  of
                                       payments   on  the   Notes,   except   as
                                       described  herein under  "Description  of
                                       Credit  Enhancement"  and in the  related
                                       Prospectus Supplement.

Trustees...........................    The trustee or indenture  trustee  (each,
                                       the   "Trustee")   for  each   series  of
                                       Certificates  and  Notes,   respectively,
                                       will be named in the  related  Prospectus
                                       Supplement. The Owner Trustee (the "Owner
                                       Trustee")  for each  series of Notes will
                                       be  named  in  the   related   Prospectus
                                       Supplement.   See  "The   Agreements--The
                                       Trustee."

The Securities.....................    Each series of  Securities  will  include
                                       one or more classes of  Securities  which
                                       will represent either (i) with respect to
                                       each  series  of  Certificates,   in  the
                                       aggregate the entire beneficial ownership
                                       interest in, or (ii) with respect to each
                                       series  of  Notes,   indebtedness  of,  a
                                       segregated   pool   of   Mortgage   Loans
                                       (exclusive  of any  portion  of  interest
                                       payments (the "Spread")  relating to each
                                       Mortgage  Loan retained by the Company or
                                       any  of  its   affiliates)  or  interests
                                       therein   (which  may  include   Mortgage
                                       Securities   as  defined   herein),   and
                                       certain  other assets as described  below
                                       (collectively,  a "Trust Fund"), and will
                                       be issued  pursuant  to  either  (i) with
                                       respect to each series of Certificates, a
                                       pooling and servicing  agreement or other
                                       agreement   specified   in  the   related
                                       Prospectus  Supplement (in either case, a
                                       "Pooling Agreement") or (ii) with respect
                                       to each  series  of Notes,  an  indenture
                                       specified   in  the  related   Prospectus
                                       Supplement (the "Indenture").  Except for
                                       certain   Strip   Securities   and  REMIC
                                       Residual     Certificates     (each    as
                                       hereinafter  described),  each  series of
                                       Securities, or class of Securities in the
                                       case  of a  series  consisting  of two or
                                       more   classes,   will   have  a   stated
                                       principal balance and will be entitled to
                                       distributions  of  interest  based  on  a
                                       specified interest rate or rates (each, a
                                       "Security  Interest Rate").  The Security
                                       Interest  Rate of each  Security  offered
                                       hereby  will  be  stated  in the  related
                                       Prospectus      Supplement     as     the
                                       "Pass-Through  Rate"  with  respect  to a
                                       Certificate  and the "Note Interest Rate"
                                       with  respect to a Note.  Each  series or
                                       class of Securities may have a
                                       different  Security  Interest Rate, which
                                       may be a fixed,  variable  or  adjustable
                                       Security    Interest    Rate,    or   any
                                       combination  of two or more such Security
                                       Interest  Rates.  The related  Prospectus
                                       Supplement   will  specify  the  Security
                                       Interest Rate or Rates for each series or
                                       class  of  Securities,   or  the  initial
                                       Security Interest Rate or Rates and the method for determining subsequent changes to the Security Interest Rate or Rates.

                                       A series may include one or more  classes
                                       of   Securities   ("Strip    Securities")
                                       entitled (i) to principal  distributions,
                                       with  disproportionate,   nominal  or  no
                                       interest   distribu  tions,  or  (ii)  to
                                       interest  distributions,  with  dispropor
                                       tionate,    nominal   or   no   principal
                                       distributions.  In addition, a series may
                                       include two or more classes of Securities
                                       which  differ  as to  timing,  sequential
                                       order, priority of payment,  pass-through
                                       rate  or  amount  of   distributions   of
                                       principal  or interest or both,  or as to
                                       which   distributions   of  principal  or
                                       interest or both on any class may be made
                                       upon the occurrence of specified  events,
                                       in accordance with a schedule or formula,
                                       or  on  the  basis  of  collections  from
                                       designated portions of the Mortgage Pool,
                                       which  series  may  include  one or  more
                                       classes    of    Securities     ("Accrual
                                       Securities"), as to which certain accrued
                                       interest  will  not  be  distributed  but
                                       rather  will be  added  to the  principal
                                       balance  thereof  on  each   Distribution
                                       Date,  as  hereinafter  defined,  in  the
                                       manner    described    in   the   related
                                       Prospectus Supplement.

                                       If so provided in the related  Prospectus
                                       Supplement,  a series of  Securities  may
                                       include one or more classes of Securities
                                       (collectively,  the "Senior  Securities")
                                       which are  senior to one or more  classes
                                       of    Securities    (collectively,    the
                                       "Subordinate  Securities")  in respect of
                                       certain  distributions  of principal  and
                                       interest  and  allocations  of  losses on
                                       Mortgage  Loans.  In  addition,   certain
                                       classes   of  Senior   (or   Subordinate)
                                       Securities may be senior to other classes
                                       of Senior (or Subordinate)  Securities in
                                       respect of such  distributions or losses.
                                       As to each series of Certificates, one or
                                       more  elections  may be made to treat the
                                       related   Trust  Fund  or  a   designated
                                       portion   thereof   as  a  "real   estate
                                       mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). See "Description of the Securities."

                                       The Securities  will not be guaranteed or
                                       insured  by any  governmental  agency  or
                                       instrumentality,   by  the  Company,  the
                                       Master   Servicer   or   any   of   their
                                       respective
                                       affiliates or by any other person, unless
                                       otherwise   specified   in  the   related
                                       Prospectus Supplement.

                                       Securities of one or more classes of a series may be issued in book-entry form. See "Description of the Securities--Form of Securities."

The Mortgage Pools.................    Unless otherwise specified in the related
                                       Prospectus  Supplement,  each  Trust Fund
                                       will  consist  primarily  of a segregated
                                       pool  (a  "Mortgage  Pool")  of  mortgage
                                       loans   and/or    manufactured    housing
                                       conditional  sales and  installment  loan
                                       agreements  (collectively,  the "Mortgage
                                       Loans")  or  interests  therein.   Unless
                                       otherwise   specified   in  the   related
                                       Prospectus Supplement, each Mortgage Loan
                                       will be secured by a first or junior lien
                                       on or security  interest in (i) a one- to
                                       four-family  residential property, (ii) a
                                       residential  property  consisting of five
                                       or  more  rental  or  cooperatively-owned
                                       dwelling  units  or  (iii)  a new or used
                                       manufactured  home  (each,  a  "Mortgaged
                                       Property").  The Mortgaged Properties may
                                       be  located  in any one of the 50 states,
                                       the   District   of   Columbia   or   the
                                       Commonwealth   of  Puerto  Rico.   For  a
                                       description  of  the  types  of  Mortgage
                                       Loans  that  may  be   included   in  the
                                       Mortgage   Pools,   see   "The   Mortgage
                                       Pools--The  Mortgage Loans." The Mortgage
                                       Loans will not be  guaranteed  or insured
                                       by the Company, any of its affiliates or,
                                       except  as  set  forth  in  the   related
                                       Prospectus     Supplement,     by     any
                                       governmental agency or instrumentality or any other person.

                                       If  specified  in the related  Prospectus
                                       Supplement,   Mortgage  Loans  which  are
                                       converting    or   converted    from   an
                                       adjustable-rate   to  a   fixed-rate   or
                                       certain  Mortgage  Loans  for  which  the
                                       Mortgage  Rate  has  been  reset  may  be
                                       repurchased  by the Company or  purchased
                                       by  the  related  Master  Servicer,   the
                                       applicable Seller or another party, or a designated remarketing agent will use its best efforts to arrange the sale thereof as further described herein.

                                       If so specified in the related Prospectus
                                       Supplement, some Mortgage Loans may be delinquent or non-performing as of the date of their deposit in the related Trust Fund.

                                       If  specified  in the related  Prospectus
                                       Supplement,  a Trust Fund may  include or
                                       consist solely of mortgage participations
                                       or pass-through  certificates  evidencing
                                       interests  in Mortgage  Loans  ("Mortgage
                                       Securities"), as
                                       described   herein.   See  "The  Mortgage
                                       Pools-General" herein.

                                       Unless otherwise specified in the related
                                       Prospectus Supplement, each Mortgage Loan
                                       and Mortgage Security included in a Trust
                                       Fund  will  have  been  selected  by  the
                                       Company   from  among  those   purchased,
                                       either  directly  or  indirectly,  from a
                                       prior holder thereof (a "Seller"),  which
                                       prior  holder  may  or  may  not  be  the
                                       originator  of such  Mortgage Loan or the
                                       issuer of such Mortgage  Security and may
                                       be  an  affiliate   of  the  Company.   A
                                       Mortgage  Security  included  in a  Trust
                                       Fund, however, may also have been issued previously by the Company or an affiliate thereof.

                                       A  Current  Report  on Form  8-K  will be
                                       available  upon request to  purchasers of
                                       the  Offered  Securities  of the  related
                                       series and will be filed,  together  with
                                       the  related  Pooling   Agreement,   with
                                       respect to each  series of  Certificates,
                                       and  the  related  Servicing   Agreement,
                                       Owner Trust Agreement and Indenture, with respect to each series of Notes, with the Securities and Exchange Commission within fifteen days after such initial issuance.

Interest Distributions.............    Except as otherwise specified  herein  or
                                       in  the  related  Prospectus  Supplement,
                                       interest   on  each   class  of   Offered
                                       Securities  of each  series,  other  than
                                       Strip  Securities  or Accrual  Securities
                                       (prior to the time when accrued  interest
                                       becomes payable thereon),  will accrue at
                                       the  applicable  Security  Interest  Rate
                                       (which  may  be  a  fixed,   variable  or
                                       adjustable   rate   or  any   combination
                                       thereof)   on  such   class's   principal
                                       balance outstanding from time to time and
                                       will be remitted on the 25th day or other
                                       day  as  specified   in  the   Prospectus
                                       Supplement  (or,  if  such  day  is not a
                                       business  day,  on  the  next  succeeding
                                       business  day) of each month,  commencing
                                       with the  month  following  the  month in
                                       which the Cut-off Date (as defined in the
                                       applicable Prospectus  Supplement) occurs
                                       (each,    a     "Distribution     Date").
                                       Distributions,  if any,  with  respect to
                                       interest  on  Strip  Securities  will  be
                                       calculated and made on each  Distribution
                                       Date   as    described    herein    under
                                       "Description            of            the
                                       Securities--Distribution  of Interest and
                                       Principal on the  Securities"  and in the
                                       related Prospectus  Supplement.  Interest
                                       that has  accrued  but is not yet payable
                                       on any Accrual  Securities  will be added
                                       to the principal balance of such class on
                                       each   Distribution    Date,   and   will
                                       thereafter    bear    interest   at   the
                                       applicable    Security   Interest   Rate.
                                       Distributions of interest with respect to
                                       one or
                                       more classes of Offered  Securities  (or,
                                       in  the  case  of  a  class  of   Accrual
                                       Securities,  accrued interest to be added
                                       to the principal  balance thereof) may be
                                       reduced as a result of the  occurrence of
                                       certain   delinquencies  not  covered  by
                                       advances, losses, prepayments and other contingencies described herein and in the related Prospectus Supplement. See "Yield
                                       Considerations"  and  "Description of the
                                       Securities--Distribution  of Interest and
                                       Principal on the Securities."

Principal Distributions............    Except  as  otherwise  specified  in  the
                                       related Prospectus Supplement,  principal
                                       distributions  on the  Securities of each
                                       series    will   be   payable   on   each
                                       Distribution  Date,  commencing  with the
                                       Distribution  Date in the month following
                                       the  month  in  which  the  Cut-off  Date
                                       occurs,  to the holders of the Securities
                                       of  such  series,  or  of  the  class  or
                                       classes  of   Securities   then  entitled
                                       thereto,  on a pro rata  basis  among all
                                       such  Securities or among the  Securities
                                       of any such class, in proportion to their
                                       respective      outstanding     principal
                                       balances,  or in the  priority and manner
                                       otherwise   specified   in  the   related
                                       Prospectus  Supplement.  Strip Securities
                                       with  no   principal   balance  will  not
                                       receive   distributions   in  respect  of
                                       principal.   Distributions  of  principal
                                       with respect to any series of Securities,
                                       or with  respect  to one or more  classes
                                       included  therein,  may be reduced to the
                                       extent  of  certain   delinquencies   not
                                       covered by advances or losses not covered
                                       by  the   applicable   form   of   credit
                                       enhancement.  See "The  Mortgage  Pools,"
                                       "Maturity and Prepayment Considerations" and "Description of the Securities."

Pre-Funding Account................    If so specified in the related Prospectus
                                       Supplement,  a portion of the proceeds of
                                       the  sale  of  one  or  more  Classes  of
                                       Securities  of a series may be  deposited
                                       in a segregated  account to be applied to
                                       acquire  additional  Mortgage  Loans from
                                       the Sellers,  subject to the  limitations
                                       set forth  herein under  "Description  of
                                       the   Securities-Pre-Funding    Account."
                                       Monies  on  deposit  in  the  Pre-Funding
                                       Account and not  applied to acquire  such
                                       additional Mortgage Loans within the time
                                       set   forth   in  the   related   Pooling
                                       Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related
                                       Prospectus Supplement.

Credit Enhancement.................    If  so  specified   in   the   Prospectus
                                       Supplement,  the Trust Fund with  respect
                                       to any series of  Securities  may include
                                       any one or any combination of a financial
                                       guaranty insurance policy,  mortgage pool
                                       insurance   policy,   letter  of  credit,
                                       special hazard insurance policy,
                                       bankruptcy   bond  or  reserve   fund  to
                                       provide  full  or  partial  coverage  for
                                       certain  defaults and losses  relating to
                                       the Mortgage  Loans.  Credit support also
                                       may   be   provided   in  the   form   of
                                       subordination  of one or more  classes of
                                       Securities in a series under which losses
                                       are first  allocated  to any  Subordinate
                                       Securities up to a specified  limit or in
                                       the form of  Overcollateralization.  With
                                       respect  to  any  series  of  Notes,  the
                                       related Equity  Certificates,  insofar as
                                       they represent the  beneficial  ownership
                                       interest   in   the   Issuer,   will   be
                                       subordinate  to the  related  Notes.  Any
                                       form  of  credit  enhancement  will  have
                                       certain  limitations  and exclusions from
                                       coverage   thereunder,   which   will  be
                                       described   in  the  related   Prospectus
                                       Supplement.  Losses  not  covered  by any
                                       form of credit  enhancement will be borne
                                       by the holders of the related  Securities
                                       (or  certain  classes  thereof).  To  the
                                       extent not set forth  herein,  the amount
                                       and types of coverage, the identification
                                       of any entity providing the coverage, the
                                       terms of any  subordination  and  related
                                       information  will  be  set  forth  in the
                                       Prospectus   Supplement   relating  to  a
                                       series of Securities. See "Description of Credit Enhancement" and "Subordination."

Advances...........................    If and to the  extent  described  in  the
                                       related   Prospectus   Supplement,    and
                                       subject  to  any  limitations   specified
                                       therein,  the  Master  Servicer  for  any
                                       Trust Fund will be obligated to make,  or
                                       have  the  option  of   making,   certain
                                       advances   with  respect  to   delinquent
                                       scheduled  payments on the Mortgage Loans
                                       in such Trust Fund. Any such advance made
                                       by the Master  Servicer with respect to a
                                       Mortgage  Loan  is  recoverable  by it as
                                       described  herein under  "Description  of
                                       the  Securities--Advances"   either  from
                                       recoveries   on  or  in  respect  of  the
                                       specific  Mortgage  Loan or, with respect
                                       to any advance subsequently determined to
                                       be  nonrecoverable  from recoveries on or
                                       in respect of the specific Mortgage Loan,
                                       out of funds otherwise  distributable  to
                                       the  holders  of the  related  series  of
                                       Securities, which may include the holders
                                       of any Senior  Securities of such series.
                                       If  and  to the  extent  provided  in the
                                       Prospectus  Supplement  for a  series  of
                                       Securities,  the Master  Servicer will be
                                       entitled  to  receive   interest  on  its
                                       advances  for the  period  that  they are
                                       outstanding  payable  from amounts in the
                                       related  Trust Fund.  As specified in the
                                       Prospectus Supplement with respect to any
                                       series  of  Securities  as to  which  the
                                       Trust Fund includes Mortgage  Securities,
                                       the advancing  obligations  in respect of
                                       the  underlying  Mortgage  Loans  will be
                                       pursuant  to the  terms of such  Mortgage
                                       Securities, as may be supplemented by the
                                       terms   of   the    applicable    Pooling
                                       Agreement,   and  may  differ   from  the
                                       provisions described herein.

Optional Termination...............    The Master Servicer,  the  Company  or  a
                                       person    specified    in   the   related
                                       Prospectus  Supplement  or the  holder of
                                       the Equity Certificates with respect to a
                                       series of Notes (other than the holder of
                                       any Class of  Offered  Securities,  other
                                       than  any   Class   of   REMIC   Residual
                                       Certificates, if offered), may at its option either (i) effect early retirement of a series of Securities through the purchase of the assets in the related
                                       Trust Fund or (ii) purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "The
                                       Agreements--Termination;  Reti  rement of
                                       Securities" and in the related Prospectus
                                       Sup plement.

Legal Investment...................    At the date  of  issuance,  as  to   each
                                       series,  each class of Offered Securities
                                       will  be  rated  at  the  request  of the
                                       Company in one of the four highest rating
                                       categories  by  one  or  more  nationally
                                       recognized  statistical  rating  agencies
                                       (each,   a   "Rating   Agency").   If  so
                                       specified   in  the  related   Prospectus
                                       Supplement,   each   class   of   Offered
                                       Securities  that is  rated  in one of the
                                       two highest rating categories by at least
                                       one   Rating   Agency   will   constitute
                                       "mortgage    related    securities"   for
                                       purposes of the Secondary Mortgage Market
                                       Enhancement   Act  of  1984,  as  amended
                                       ("SMMEA").   Investors  whose  investment
                                       authority    is    subject    to    legal
                                       restrictions should consult their own legal advisors to determine whether and to what extent the Offered Securities of any series constitute legal investments for them. See "Legal Investment Matters."

ERISA Considerations...............    A fiduciary of an employee  benefit  plan
                                       and certain  other  retirement  plans and
                                       arrangements,     including    individual
                                       retirement accounts and annuities,  Keogh
                                       plans,  and collective  investment  funds
                                       and  separate   accounts  in  which  such
                                       plans,     accounts,     annuities     or
                                       arrangements   are   invested,   that  is
                                       subject to the Employee Retirement Income
                                       Security   Act  of   1974,   as   amended
                                       ("ERISA"),  or  Section  4975 of the Code
                                       (each, a "Plan") should  carefully review
                                       with  its  legal  advisors   whether  the
                                       purchase or holding of Offered Securities
                                       could give rise to a transaction  that is
                                       prohibited    or   is    not    otherwise
                                       permissible either under ERISA or Section
                                       4975 of the Code. Investors are advised to consult their counsel and to review
                                       "ERISA Considerations" herein and in the related Prospectus Supplement.

Federal Income
  Tax Consequences.................    Offered Certificates  of  each  series of
                                       Certificates  will constitute or evidence
                                       ownership   of   either   (i)   interests
                                       ("Grantor Trust Certificates") in a Trust
                                       Fund  treated  as a grantor  trust  under
                                       applicable provisions of the Code or (ii)
                                       "regular   interests"   ("REMIC   Regular
                                       Certificates")  or  "residual  interests"
                                       ("REMIC  Residual   Certificates")  in  a
                                       Trust Fund, or a portion thereof, treated
                                       as a REMIC under  Sections  860A  through
                                       860G of the Code.  Offered  Notes of each
                                       series    of   Notes    will    represent
                                       indebtedness of the related Trust Fund.

                                       Investors  are  advised to consult  their
                                       tax  advisors  and  to  review   "Federal
                                       Income Tax Consequences" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Offered Securities:

         LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Offered Securities of any series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Offered Securities of any series. The Prospectus Supplement for any series of Offered Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any Security in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The Offered Securities will not be listed on any securities exchange.

         LIMITED OBLIGATIONS. The Offered Securities will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the Company pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Pooling Agreement (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with a Purchase Obligation or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. Except as set forth in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates or by any other person. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

         LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT. With respect to each series of Securities, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other classes of Securities of the same series; a Financial Guaranty Insurance Policy; a Mortgage Pool Insurance Policy; a Letter of Credit; a Purchase Obligation; a Special Hazard Insurance Policy; a Bankruptcy Bond; a Reserve Fund; Overcollateralization; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Securities (or certain classes thereof). The Company, the Master Servicer or other specified person generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if each applicable Rating Agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Company, the Master Servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Securities. See "Description of Credit Enhancement--Reduction of Credit Enhancement."

         LIMITED NATURE OF RATINGS. It is a condition to the issuance of the Securities that each class of Securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Certificate on the date on which such Securities are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Securities may be adversely affected. See "Rating" herein.

         FORECLOSURE RISKS OF THE MORTGAGE LOANS. Statutory and judicial limitations on foreclosure procedures may delay recovery in respect of the Mortgaged Property and, in some instances, limit the amount that may be recovered by the foreclosing lender. Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in certain states, notice to any party having an interest of record in the real property, including junior lienholders. Certain states have adopted "anti-deficiency" statutes that limit the ability of a lender to realize upon assets other than assets securing a mortgage loan. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of such statutes and judicial principles may be to delay and/or reduce distributions in respect of the Securities. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgage Loans."

         RISKS OF MORTGAGE LOANS AND PROPERTY VALUE. An investment in securities such as the Securities that are secured by mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, Mortgage Loans with high Loan-to-Value Ratios will be affected by any decline in real estate values. Any decrease in the value of such Mortgage Loans may result in an allocation of losses which is not covered by credit enhancement to the Securities.

         RISKS OF NON-CONFORMING MORTGAGE LOANS. Certain Mortgage Loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines for standard "A" quality conforming mortgage loans, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such FNMA or FHLMC underwriting guidelines. Accordingly, Mortgage Loans underwritten under the originators' non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the FNMA or FHLMC underwriting guidelines. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Securities.

         RISKS OF MORTGAGE LOANS WITH VARIABLE PAYMENTS. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. In the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of Deferred Interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. In the case of Buydown Loans, the increase in the Monthly Payment by the Mortgagor during and following the Buydown Period may result in an increased risk of default on such Buydown Loan. Certain of the Mortgage Loans provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances, Mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase. Any risks associated with the variable payments of such Mortgage Loans may affect the yield to maturity of the Securities to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Securities.

         RISKS OF MORTGAGE LOANS WITH JUNIOR LIENS. Certain Mortgage Loans may be secured by second liens on the related Mortgaged Properties. As to Mortgage Loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a Mortgage Loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Securities, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

         RISKS OF MORTGAGE LOAN CONCENTRATION. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans securing certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any Mortgage Loan for which a breach of a representation or warranty exists will remain in the related Trust Fund in the event that a Seller is unable, or disputes its obligation, to repurchase such Mortgage Loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with Mortgage Loan concentration may affect the yield to maturity of the Securities to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Securities.

         RISKS ASSOCIATED WITH BALLOON LOANS. Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties. Any risks associated with the Balloon Loans may affect the yield to maturity of the Securities to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Securities.

         RISKS OF HIGH LTV LOANS. Some or all of the Mortgage Loans secured by junior liens included in any Trust Fund may be High LTV Loans. High LTV Loans with Combined Loan-to-Value Ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such Mortgage Loans go into foreclosure and are liquidated, there may be no amounts recovered from the related Mortgaged Property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current Combined Loan-to-Value Ratio of the related Mortgage Loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bonds.

         RISKS WITH RESPECT TO MORTGAGE LOANS WITH LIMITED RECOURSE. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific Mortgaged Property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. Any risks associated with Mortgage Loans with no or limited recourse may affect the yield to maturity of the Securities to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Securities.

         RISKS OF UNDERWRITING STANDARDS OF UNAFFILIATED SELLERS. Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described herein under "The Mortgage Pools--Underwriting Standards" or such alternative underwriting criteria as may be described in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect, will describe any related risks, and will reflect what, if any, reunderwriting of the related Mortgage Loans was done by the Company or any of its affiliates. To the extent the Mortgage Loans cannot be reunderwritten or the underwriting criteria cannot be verified, the Mortgage Loans may suffer losses greater than they would had they been directly underwritten by the Company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Securities.

         LEGAL AND REGULATORY RISKS. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of Mortgage Loans" herein. To the extent such laws and regulations result in losses on the mortgage loans, the yield to maturity of the Securities, to the extent not covered by credit enhancement, may be affected.

         YIELD AND PREPAYMENT CONSIDERATIONS. The yield to maturity of the Offered Securities of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of ARM Loans to fixed interest rate loans or breaches of representations and warranties) on the related Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities. In addition, to the extent amounts in any Pre-Funding Account have not been used to purchase additional Mortgage Loans, holders of the Securities may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

         ENVIRONMENTAL RISKS OF THE MORTGAGE LOANS. To the extent the Master Servicer acquires title to any Mortgaged Property contaminated with or affected by hazardous wastes or hazardous substances, the Mortgage Loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation." To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Securities, to the extent not covered by credit enhancement, may be affected.

         ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Securities of any series. See "ERISA Considerations".

         FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES. Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their PRO RATA share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their PRO RATA share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                               THE MORTGAGE POOLS

GENERAL

         Each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Single Family Loans, Multifamily Loans and Contracts, each as described below.

         The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home. The Mortgaged Properties for such loans may also consist of residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties" and the related loans, "Multifamily Loans").

         The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or, except as set forth in the related Prospectus
Supplement, by any governmental agency or instrumentality or other person. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans") or by the Veterans Administration (the "VA" and such loans, "VA Loans"). See "Description of Primary Insurance Policies--FHA Insurance" and "-- VA Insurance."

         A Mortgage Pool may include Mortgage Loans that are delinquent or non-performing as of the date the related series of Securities is issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance and any other information relevant for a prospective purchaser to make an investment decision.

         Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from WMC Mortgage, the parent of the Company, and its affiliates ("Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

         Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Securities (a "Designated Seller Transaction"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, WMC Mortgage or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

         If specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include mortgage participations and pass-through certificates evidencing interests in Mortgage Loans ("Mortgage Securities"), as described herein. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Securities offered hereunder. As to any such series of Securities, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Mortgage Loans underlying such Mortgage Securities will be described together with any other Mortgage Loans included in the Mortgage Pool relating to such series.

THE MORTGAGE LOANS

         Each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (7) below, with any variations described in the related Prospectus Supplement:

                  (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

                  (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 25 or 30 years;

                  (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, two, three, five or seven years or other intervals subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

                  (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

                  (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

                  (6)  Fixed-rate,   graduated  payment  mortgage  loans  having
         original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year
--------

         * The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months,
(iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) any other index described in the related Prospectus Supplement.

         calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan; or

                  (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered
         (1) through (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

         If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Single Family and Multifamily Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Securities of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty"). A Multifamily Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related Mortgaged Property (an "Equity Participation"). If the holders of any class or classes of Offered Securities of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

         Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Securities, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property securing a Single Family or Multifamily Mortgage Loan generally will be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single Family or Multifamily Loans, unless otherwise specified in the related Prospectus Supplement, the "Value" of the related Mortgaged Property will be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. For purposes of calculating the Loan- to-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely than other types of housing to experience appreciation in value and more likely to experience depreciation in value over time.

         The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter. In addition, certain or all of the Single Family Loans secured by junior liens may have Loan-to-Value Ratios in excess of 80% and as high as 150% and will not be insured by a Primary Insurance Policy (such Mortgage Loans, "High LTV Loans").

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Securities--Payments on Mortgage Loans; Deposits to Certificate Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment.

Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

         The Prospectus Supplement for each series of Securities will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Securities will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to
(i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans,
(x) the number of Buydown Mortgage Loans, if applicable, and (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.
A
Current Report on Form 8-K will be available upon request to holders of the related series of Securities and will be filed, together with the related Pooling Agreement, with respect to each series of Certificates, or the related Servicing Agreement, Trust Agreement and Indenture, with respect to each series of Notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K.

         The Company will cause the Mortgage Loans constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned, without recourse, to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Pooling Agreement, with respect to each series of Certificates, or a servicing agreement (a "Servicing Agreement"), with respect to each series of Notes, and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling Agreement or Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling Agreement or Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans--Subservicers," and "Description of the Securities--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Securities--Advances") or pursuant to the terms of any Mortgage Securities.

UNDERWRITING STANDARDS

         Mortgage  Loans to be  included  in a  Mortgage  Pool  will  have  been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans, as well as Mortgage Loans underlying Mortgage Securities, will generally have been originated in accordance with underwriting standards acceptable to the Company and generally described below. Any Mortgage Loan not directly underwritten by the Company or its affiliates will be reunderwritten by the Company or its affiliates, except in the case of a Designated Seller's transaction, in which case each Mortgage Loan will be underwritten by the Designated Seller or an affiliate thereof. The reunderwriting standards of the Company or its affiliates for such Mortgage Loans generally will be in accordance with the same standards as those for Mortgage Loans directly
underwritten,   with  any  variations   described  in  the  related   Prospectus
Supplement.

         The underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

         The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related Mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.

         In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Multifamily
Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

         It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator generally will also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         Mortgaged Properties generally will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Single Family Properties, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and
Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the Federal National Mortgage Association ("FNMA") and/or the Federal Home Loan Mortgage Corporation ("FHLMC").

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value for a Multifamily Property. As stated above, appraised values of Multifamily Properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from such approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

         With respect to any FHA Loan or VA Loans the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" herein.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each Mortgage Loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act").

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the Mortgage Loans and/or Mortgage Securities sold by such Seller and evidenced by a series of Securities. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Company; (ii) with respect to each Mortgage Loan other than a Contract, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Company or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the lien status of the mortgage;
(iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from damage and in good repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 90 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a Primary Insurance Policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the case of Mortgage Securities, such representations and warranties will generally include, among other things, that as to each such Mortgage Security: (i) such Mortgage Security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (ii) the Seller has good title to such Mortgage Security. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan or Mortgage Security, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan or Mortgage Security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan or Mortgage Security as to which such a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a Mortgage Loan or Mortgage Security will have been made as of the date on which such Mortgage Loan or Mortgage Security was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Mortgage Security by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Mortgage Security, as the case may be. The only representations and warranties to be made for the benefit of holders of Securities in respect of any related Mortgage Loan or Mortgage Security relating to the period commencing on the date of sale of such Mortgage Loan or Mortgage Security by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The Company will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it purchased a Mortgage Loan or Mortgage Security from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan or Mortgage Security and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan or Mortgage Security which materially and adversely affects the interests of the Securityholders therein within a specified period after having discovered or received notice of such breach, then, unless otherwise specified in the related Prospectus Supplement, such Seller will be obligated to purchase such Mortgage Loan or Mortgage Security at a price (the "Purchase Price") set forth in the related Pooling Agreement or Servicing Agreement which Purchase Price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate or pass-through rate, as applicable (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

         As to any Mortgage Loan required to be purchased by an Affiliated Seller as provided above, rather than repurchase the Mortgage Loan, the Seller will be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, with respect to a series of Certificates for which no REMIC election is to be made, such substitution must be effected within 120 days of the date of the initial issuance of the related series of Certificates. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the related series of Certificates, and may not be made if such substitution would cause the Trust Fund, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the Master Servicer in the month of substitution for distribution to the Securityholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (v) comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution. The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Except as described in the related Prospectus Supplement, an Unaffiliated Seller will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty, and neither an Affiliated Seller nor an Unaffiliated Seller will have any option to substitute for a Mortgage Security that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Pooling Agreement or Servicing Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Securityholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans and/or Mortgage Securities, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans and/or Mortgage Securities. Any such settlement could lead to losses on the Mortgage Loans and/or Mortgage Securities which would be borne by the related Securities. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan or Mortgage Security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan or Mortgage Security and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. The foregoing obligations will constitute the sole remedies available to Securityholders or the Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

         Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan or Mortgage Security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan or Mortgage Security in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The Mortgage Loans and Mortgage Securities included in each Mortgage Pool will be serviced and administered pursuant to either a Pooling Agreement or a Servicing Agreement. Forms of Pooling Agreements and a form of Servicing Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement or Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain material servicing-related provisions that may appear in a Pooling Agreement or Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Pooling Agreement or Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Mortgage Pool includes Mortgage Securities, will summarize all of the material provisions of the related Pooling Agreement or Servicing Agreement that govern the administration of such Mortgage Securities and identify the party responsible for such administration.

         With respect to any series of Securities as to which the related Mortgage Pool includes Mortgage Securities, the servicing and administration of the Mortgage Loans underlying such Mortgage Securities will be pursuant to the terms of such Mortgage Securities. It is expected that Mortgage Loans underlying any Mortgage Securities in a Mortgage Pool would be serviced and administered generally in the same manner as Mortgage Loans included in a Mortgage Pool, however, there can be no assurance that such will be the case, particularly if such Mortgage Securities are issued by an entity other than the Company or any of its affiliates. The related Prospectus Supplement will describe any material differences between the servicing described below and the servicing of Mortgage Loans underlying the Mortgage Securities in any Mortgage Pool.

THE MASTER SERVICER

         The master servicer (the "Master Servicer"), if any, for a series of Securities will be named in the related Prospectus Supplement and may be WMC Mortgage or another affiliate of the Company. The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Pooling Agreement or a Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Pooling Agreement or Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Securityholders, in accordance with applicable law and the terms of such Pooling Agreement or Servicing Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Pooling Agreement or Servicing Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing
Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         Under a Pooling Agreement or a Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master Servicer may, among other things, grant a period of temporary indulgence to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period from the date of execution of the plan. However, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling Agreement or Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Multifamily Loans in a Mortgage Pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the Mortgagor, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale or due-on-encumbrance clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale or due-on encumbrance clause, the Master Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any due-on-sale or due-on-encumbrance provision in a Multifamily Loan in a manner consistent with the Servicing Standard. The Master Servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA
Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Single Family and Multifamily Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions, if applicable. The Master Servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

         The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. The Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement or Servicing Agreement unless otherwise provided in the related Prospectus Supplement. The Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement or Servicing Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See

"--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Securities--The Certificate Account."

SPECIAL SERVICERS

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Pooling Agreement or Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below or in the related Prospectus Supplement, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Securityholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the Pooling Agreement or Servicing Agreement).

         Notwithstanding the foregoing, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         In addition, the Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing generally will be required. The Master Servicer will not be liable to the Securityholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Securities of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan.
Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. With respect to certain series of Securities, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Pooling Agreement or Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Securities of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Securityholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Pooling Agreement or a Servicing Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Securityholders on a present value basis than would liquidation of the related Mortgaged Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of Securityholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

         If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Master Servicer generally will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code

Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each Mortgage Loan by multiplying such fee by the principal balance of such Mortgage Loan. In addition, the Master Servicer may retain all Prepayment Premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

         In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling Agreement or Servicing Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee and the Security Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for a series of Securities will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling Agreement or Servicing Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Pooling Agreement or Servicing Agreement.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each Pooling Agreement and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling Agreement or Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

         Each Pooling Agreement and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement or Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement or Servicing Agreement.

         Copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Securityholders without charge upon written request to the Master Servicer or Trustee.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. Each series of Notes (or, in certain instances, two or more series of Notes) will be issued pursuant to an Indenture between the related Issuer and the Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Such Trust Fund will be created pursuant to an Owner Trust Agreement (the "Owner Trust Agreement"; an Owner Trust Agreement, Servicing Agreement, Indenture or Pooling Agreement, an "Agreement") between the Company and the Owner Trustee. Each Indenture, along with the related Servicing Agreement and Owner Trust Agreement, will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe certain material provisions relating to the Securities common to each Agreements.

         Certificates of each series covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. Each series of Notes covered by a particular Indenture will evidence indebtedness of a separate Trust Fund created pursuant to the related Owner Trust Agreement. A Trust Fund will consist of, to the extent provided in the Pooling Agreement or Owner Trust Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein (including any Mortgage Securities) underlying a particular series of Securities as from time to time are subject to the Pooling Agreement or Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans or Mortgage Securities due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit, Purchase Obligation, Special Hazard Insurance Policy or Bankruptcy Bond as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

         If provided in the related Prospectus Supplement, the original principal amount of a series of Securities may exceed the principal balance of the Mortgage Loans or Mortgage Securities initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans or Mortgage Securities for the related Trust Fund. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

         Each series of Securities may consist of any one or a combination of the following: (i) a single class of Securities; (ii) two or more classes of Securities, one or more classes of which will be senior ("Senior Securities") in right of payment to one or more of the other classes ("Subordinate Securities"), and as to which certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Securities, one or more classes ("Strip Securities") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv) two or more classes of Securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Securities ("Accrual Securities") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Securities, as described in the related Prospectus Supplement. With respect to any series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. As to each series, all Securities offered hereby (the "Offered Securities") will be rated in one of the four highest rating categories by one or more Rating
Agencies. Credit support for the Offered Securities of each series may be provided by a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit, Bankruptcy Bond, Purchase Obligation, Reserve Fund or Overcollateralization as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Securities as described under "Subordination" or by any combination of the foregoing.

         If so specified in the Prospectus Supplement relating to a series of Certificates, one or more elections may be made to treat the related Trust Fund, or a designated portion thereof, as a REMIC. If such an election is made with respect to a series of Certificates, one of the classes of Certificates in such series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence such residual interests. All other classes of Certificates in such series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each series of Certificates as to which a REMIC election is to be made, the Master Servicer, Trustee or other specified person will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the Offered Securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Security Registrar") named in the related Prospectus Supplement. With respect to each series of Certificates or Notes, the Security Registrar will be referred to as the "Certificate Registrar" or "Note Registrar," respectively. No service charge will be made for any registration of exchange or transfer of Offered Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Securityholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Security Registrar (consisting of or including the "Security Register") as the registered holder of a Security, except as otherwise indicated in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Securities ("DTC Registered Securities"), the record Holder of such Securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

         No person acquiring an interest in any DTC Registered Securities (each such person, a "Beneficial Owner") will be entitled to receive a Security representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Securities through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Holders of the related Securities for purposes of the related Pooling Agreement or Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Securities only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Securities, may be limited because of the lack of physical certificates or notes evidencing such Securities and because DTC may act only on behalf of Participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Securities. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Securities under the Pooling Agreement or Indenture only at the direction of one or more Participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Holders of Securities of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of Securities, the Company will assign, or cause to be assigned, to the related Trustee (or its nominee), without recourse, the Mortgage Loans or Mortgage Securities being included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest received on or with respect to such Mortgage Loans or Mortgage Securities after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver the Securities of such series to or at the direction of the Company in exchange for the Mortgage Loans and/or Mortgage Securities in the related Trust Fund. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement or Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the Company will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities and other than Contracts), deliver, or cause to be delivered, to the related Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement or Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers, or causes to be delivered, to the related Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording within one year. The Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement or Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Securities. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Securityholders to the Contracts, the Company will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Company will, as to each Mortgage Security included in a Mortgage Pool, deliver, or cause to be delivered, to the related Trustee (or the custodian) a physical certificate or note evidencing such Mortgage Security, registered in the name of the related Trustee (or its nominee), or endorsed in blank or to the related Trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the Trustee (or its nominee).

         The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Pooling Agreement or Indenture, and within the time period specified in the related Pooling Agreement or Indenture in the case of all other documents delivered. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan or Mortgage Security, then, unless otherwise specified in the related Prospectus Supplement, the related Seller will be obligated to purchase such Mortgage Loan or Mortgage Security from the Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of
Sellers," to substitute for such Mortgage Loan or Mortgage Security). The Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan or Mortgage Security as described above. The Company will not be obligated to purchase or substitute for such Mortgage Loan or Mortgage Security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related Securityholders and the related Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan or Mortgage Security not so purchased or substituted for shall remain in the related Trust Fund.

         The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans and/or Mortgage Securities in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans and/or Mortgage Securities, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

         With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction or as to Mortgage Loans underlying any Mortgage Securities, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Trustee in respect of each such Mortgage Loan (E.G., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. This purchase or substitution obligation constitutes the sole remedy available to Securityholders or the Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         Pursuant to the related Pooling Agreement or Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Pooling Agreement or Servicing Agreement.

CERTIFICATE ACCOUNT

         GENERAL. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans and/or Mortgage Securities constituting such Trust Fund (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Securities of the related series. A Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement or the related Servicing Agreement and Indenture ("Permitted Investments"). Any Permitted Investments shall not cause the Company to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

         DEPOSITS. Except as set forth in the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans and/or Mortgage Securities in such Trust Fund (other than payments due on or before the Cut-off Date):

                  (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee, and further net of any Spread;

                  (iii) all payments on the Mortgage Securities;

                  (iv) all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (v) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Securities as described under "Description of Credit Enhancement";

                  (vi) any advances made as described under "--Advances" below;

                  (vii) any  Buydown  Funds  (and,  if  applicable,   investment
         earnings thereon) required to be paid to Securityholders, as described below;

                  (viii) all proceeds of any Mortgage Loan or Mortgage Security purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Pooling Agreement or Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Agreements--Termination" and "Purchase Obligations" (all of the foregoing, also "Liquidation Proceeds");

                  (ix) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread";

                  (x) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

                  (xi)  any  amount  required  to be  deposited  by  the  Master
         Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

                  (xii)any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement or the related Servicing Agreement and Indenture and described herein or in the related Prospectus Supplement.

         With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Certificate Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the

Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

         WITHDRAWALS. Except as set forth in the related Pooling Agreement, the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

                     (i) to make distributions to the related Securityholders on each Distribution Date;

                    (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

                   (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

                    (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses
         (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Securities of the related series;

                     (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

                    (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "Servicing of Mortgage Loans--Realization Upon Defaulted Mortgage Loans";

                   (vii) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

                  (viii) if and to  the  extent   described   in   the   related
         Prospectus Supplement, to pay the fees of the Trustee;

                    (ix)  to  reimburse  the  Trustee  or any of its  directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

                     (x)  to  pay  the  Master  Servicer  or  the  Trustee,   as
         additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

                    (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

                   (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

                  (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

                   (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement or the related Servicing Agreement and Indenture for the benefit of the related Securityholders;

                    (xv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Pooling Agreement or the related Servicing Agreement and Indenture and not required to be distributed as of the date on which the related Purchase Price is determined;

                   (xvi) to make any other withdrawals permitted by the related Pooling Agreement or the related Servicing Agreement and Indenture and described in the related Prospectus Supplement; and

                  (xvii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

DISTRIBUTIONS

         Distributions on the Securities of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Securities and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and/or Mortgage Securities and any other assets included in the related Trust Fund that are available for distribution to the Securityholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Securities of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Securities are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Securities on each Distribution Date will be allocated PRO RATA among the outstanding Securities in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has provided the Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Securityholder holds Securities in the requisite amount or denomination specified therein), or by check mailed to the address of such Securityholder as it appears on the Security Register; provided, however, that the final distribution in retirement of any class of Securities will be made only upon presentation and surrender of such Securities at the location specified in the notice to Securityholders of such final distribution. Payments will be made to each Certificateholder in accordance with such holder's Percentage Interest in a particular class. The "Percentage Interest" represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of Securities of each series (other than certain classes of Strip Securities and certain REMIC Residual Certificates that have no Security Interest Rate) may have a different Security Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Security Interest Rate or, in the case of a variable or adjustable Security Interest Rate, the method for determining the Security Interest Rate, for each class. The related Prospectus Supplement will specify whether interest on the Securities of such series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the Securities of any class (other than any class of Securities that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Securities"), and other than any class of Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Securities (other than certain classes of Strip Securities and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Security Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans and/or Mortgage Securities in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Securities of the same series. Reference to such a notional amount with respect to a class of Strip Securities is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the Securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of Offered
Securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

         As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Securities will be made on each Distribution Date to the holders of the class or classes of Securities of such series entitled thereto until the principal balance(s) of such Securities have been reduced to zero. In the case of a series of Securities which includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans and/or Mortgage

Securities in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans and/or Mortgage Securities. In addition, distributions of principal with respect to one or more classes of Securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans and/or Mortgage Securities in the related Trust Fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, the Pooling Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Securities of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Pre-Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Securities. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Securities of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the Mortgage Loans and/or Mortgage Securities in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of Securities of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Securities, or may be effected simply by a prioritization of payments among such classes of Securities.

ADVANCES

         If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Securities for such Distribution Date, an amount up to the aggregate of any payments of interest (and, if specified in the related Prospectus Supplement, principal) that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the Certificateholders of such advances. A "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including amounts which would otherwise be payable as principal to the Offered Securities.. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Securityholders.

         If advances have been made from excess funds in a Certificate Account, the Master Servicer that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Pooling Agreement or Servicing Agreement and described in such Prospectus Supplement.

         As specified in the related Prospectus Supplement with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, the advancing obligations with respect to the underlying Mortgage Loans will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling Agreement or Servicing Agreement, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to Securityholders of a particular class of Offered Securities, the related Master Servicer or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Pooling Agreement or the related Servicing Agreement or Indenture, which generally will include the following as applicable except as otherwise provided therein:

                  (i) the amount, if any, of such distribution allocable to principal;

                  (ii) the amount, if any, of such   distribution  allocable  to
         interest;

                  (iii)the amount, if any, of such distribution allocable to (A)
         Prepayment   Premiums   and  (B)   payments   on   account   of  Equity
         Participations;

                  (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

                  (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

                  (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

                  (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

                  (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

                  (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

                  (xi) the amount of coverage under any Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

                  (xii)the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts;

                  (xiii) in the case of Securities benefiting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date; and

                  (xiv) with respect to any series of Securities as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling Agreement and specified in the related Prospectus Supplement.

         In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Securities or per a specified portion of such minimum denomination. In addition to the information described above, reports to Securityholders will contain such other information as is set forth in the applicable Pooling Agreement or the applicable Servicing Agreement or Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee will furnish a report to each holder of record of a class of Offered Securities at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Securities during a portion of such calendar year, for the applicable portion of such a year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Unless otherwise provided in the applicable Prospectus Supplement, credit support with respect to the Offered Securities of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and
(iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit support for the Offered Securities of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or a Letter of Credit, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior
Securities, or in the form of Overcollateralization, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Offered Securities of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling Agreement or Indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Offered Securities of one series may cover the Offered Securities of one or more other series.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

         In general, references to "Mortgage Loans" under this "Description of Credit Enhancement" section are to Mortgage Loans in a Trust Fund. However, if so provided in the Prospectus Supplement for a series of Securities, any Mortgage Securities included in the related Trust Fund and/or the related underlying Mortgage Loans may be covered by one or more of the types of credit support described herein. The related Prospectus Supplement will specify, as to each such form of credit support, the information indicated below with respect thereto, to the extent such information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of

Subordinate Securities to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Securities in a series and the circumstances under which such subordination will be available. The Offered Securities of any series may include one or more classes of Subordinate Securities.

         If the Mortgage Loans and/or Mortgage Securities in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans and/or Mortgage Securities prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans and/or Mortgage Securities within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

OVERCOLLATERALIZATION

         If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Securities for the related Payment Date (such excess referred to as "Excess Interest"). Such Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Securities. To the extent Excess Interest is applied as principal payments on the Securities, the effect will be to reduce the principal balance of the Securities relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Securityholders, as specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, Overcollateralization may also be provided as to any series of Securities by the issuance of Securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related Mortgage Loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Securities. The issuer of the Financial Guaranty Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

         A Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Securities that an amount equal to the full amount of payments due to such holders will be received by the Trustee or its agent on behalf of such holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments. The Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

MORTGAGE POOL INSURANCE POLICIES

         Any Mortgage Pool Insurance Policy obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Trustee and the related Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

         Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related Securities in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Securityholders will also experience losses with respect to the related Securities in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Securityholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         Unless otherwise specified in the related Prospectus Supplement, a Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

         The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Securities. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See "Description of the Securities--Advances."

         Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Securityholders.

LETTER OF CREDIT

         If any component of credit enhancement as to the Offered Securities of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under
(ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

         As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Securities may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

BANKRUPTCY BONDS

         In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as Bankruptcy Losses). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement.

RESERVE FUNDS

         If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application  of all or a portion of  amounts  otherwise  payable on any  related
Subordinate Securities, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Securities as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to
the  extent  specified  in  the  related  Prospectus  Supplement.   The  related
Prospectus

Supplement will disclose whether any such Reserve Fund is part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Securities.

         In connection with the establishment of any Reserve Fund, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Securityholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Securityholders which could adversely affect the yield to investors on the related Securities.

         Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a Financial Guaranty Insurance Policy has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep such Financial Guaranty Insurance Policy in full force and effect throughout the term of the applicable Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Financial Guaranty Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement. The Master Servicer will agree to pay the premiums for each Financial Guaranty Insurance Policy on a timely basis. In the event the Insurer ceases to be a qualified insurer as described in the related Prospectus Supplement, or fails to make a required payment under the related Financial Guaranty Insurance Policy, the Master Servicer will have no obligation to replace the Insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Securityholders.

         If a Mortgage Pool Insurance Policy has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement or Servicing Agreement. The Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by FHLMC, FNMA or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by FHLMC, FNMA or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Securityholders.

         If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable Pooling Agreement or Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable Prospectus Supplement, if a Letter of Credit obtained for a series of Securities is scheduled to expire prior to the date the final distribution on such Securities is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Securityholders.

         In lieu of the Master Servicer's obligation to maintain a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit as provided above, the Master Servicer may obtain a substitute Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit. If the Master Servicer obtains such a substitute Letter of Credit, Mortgage Pool Insurance Policy or other form of credit enhancement, it will maintain and keep such Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit in full force and effect as provided herein. Prior to its obtaining any substitute Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution of such Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

         If a Special Hazard Instrument has been obtained for a series of Securities, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special
Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies.

         If a Bankruptcy Bond has been obtained for a series of Securities, the Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the Pooling Agreement or Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Securities that such substitution shall not adversely affect the then-current ratings assigned to such Securities by such Rating Agency or Agencies. See "--Bankruptcy Bonds" above.

         The Master Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, any Primary Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Certificate Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Securityholders will present claims to the

Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the Master Servicer for deposit in the related Certificate Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation
Proceeds or Insurance Proceeds. If recovery under any Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement or Indenture. Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Securities may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Securities. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Securities are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


                              PURCHASE OBLIGATIONS

         With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Securities themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Trustee for the benefit of the Securityholders of the related series.

         The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Trustee for the benefit of the Securityholders of the related series and will be nontransferable. Each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Offered Securities must look solely to the credit of such entity for payment under the Purchase Obligation.


                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         Each Mortgaged Property will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of Single Family Loans, certain Single Family Loans included in the related Mortgage Pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related Prospectus Supplement) may be required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy"). Such Primary Insurance Policy will insure against default on a Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property (or other percentage as described in the related Prospectus Supplement) at origination of such Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the Prospectus Supplement). In addition, with respect to such a securitization, the Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. Such a Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Multifamily Loans and High LTV Loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer,
(iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         The Primary Insurer generally will be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         For any Single Family Loan for which such coverage is required under the standard described above, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Single Family Loan, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event the Company gains knowledge that as of the Closing Date, a Mortgage Loan which required a Primary Insurance Policy did not have one, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Securities that is required to be kept in force under the applicable Pooling Agreement or Indenture unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of such series of Securities. For further information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Pooling Agreement or Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

         As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. The Pooling Agreement or Servicing Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling Agreement or Servicing Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard
Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Securityholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

         There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

         The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Company for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Contracts underlying a series of Certificates will be described in the related Prospectus Supplement.


                                   THE COMPANY

         The Company is a limited purpose wholly-owned subsidiary of WMC Mortgage Corp. ("WMC Mortgage"). The Company was incorporated in the State of Delaware on July 24, 1997 and re-incorporated in the State of Delaware on November __, 1997. The Company was organized for the purpose of serving as a private secondary mortgage market conduit. The Company does not have, nor is it expected in the future to have, any significant assets.

         WMC Mortgage may from time to time be a Seller or act as Master Servicer with respect to a Mortgage Pool. WMC Mortgage is a mortgage banking company incorporated in the State of California that originates or acquires one-to four-family residential mortgage loans among other activities. WMC originates both prime-quality mortgage loans and subprime-quality mortgage loans. WMC Mortgage operates both production support and loan servicing platforms for its originations.

         The Company maintains its principal office at 6320 Canoga Avenue, Woodland Hills, California 91367. Its telephone number is (818) 592-2610.


                                 THE AGREEMENTS

GENERAL

         Each series of Certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a

Pooling Agreement will include the Company, the Trustee, the Master Servicer and, in some cases, a Special Servicer. However, a Pooling Agreement that relates to a Trust Fund that includes Mortgage Securities may include a party solely responsible for the administration of such Mortgage Securities, and a Pooling Agreement that relates to a Trust Fund that consists solely of Mortgage Securities may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Securities of a series are issued will be identified in the related Prospectus Supplement. Each series of Notes will be issued pursuant to an Indenture. The parties to each Indenture will be the related Issuer and the Trustee. The Issuer will be created pursuant to an Owner Trust Agreement between the Company and the Owner Trustee.

         Forms of the Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement with respect to a series of Certificates or in either the Servicing Agreement or Indenture with respect to a series of Notes. The Prospectus Supplement for a series of Securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each series of Securities and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term
"Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Company will provide a copy of the Agreement (without exhibits) that relates to any series of Securities without charge upon written request of a holder of a Security of such series addressed to it at its principal executive offices specified herein under "The Company".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

         The Pooling Agreement or Servicing Agreement for each series of Securities will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except (a) in connection with a permitted transfer of servicing or (b) upon appointment of a successor servicer reasonably acceptable to the Trustee and upon receipt by the Trustee of a letter from each Rating Agency generally to the effect that such resignation and appointment will not, in and of itself, result in a downgrading of the Securities. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's responsibilities, duties, liabilities and obligations under the Pooling Agreement or Servicing Agreement.

         Each Pooling Agreement and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Company, nor any director, officer, employee or agent of the Master Servicer or the Company will be under any liability to the Trust Fund or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Company, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement and Servicing Agreement will further provide that the Master Servicer, the Company, and any director, officer, employee or agent of the Master Servicer or the Company is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or Servicing Agreement or the related series of Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement and Servicing Agreement will provide that neither the Master Servicer nor the Company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement or Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement or Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

         Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the related Pooling Agreement or Servicing Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling Agreement or Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and such person is reasonably satisfactory to the Company and the Trustee. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling Agreement or Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

         POOLING AGREEMENT

         Events of Default under the Pooling Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days (or other time period described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; and (iv) any failure of the Master Servicer to make certain advances as described herein under "Description of the Securities--Advances." Additional Events of Default will be described in the related Prospectus Supplement. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling Agreement.

         So long as an Event of Default remains unremedied, either the Company or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Company or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement (other than any rights of the Master Servicer as Certificateholder) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Company and with the Company's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Pooling Agreement (unless otherwise set forth in the Pooling Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement.

         No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a reasonable time after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         The holders of Certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those Certificates affected by a default or Event of Default may waive such default or Event of Default (other than a failure by the Master Servicer to make an advance); provided, however, that (a) a default or Event of Default under clause
(i) or (iv) under "--Events of Default" above may be waived only by all of the holders of Certificates affected by such default or Event of Default and (b) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Certificateholder.

         SERVICING AGREEMENT

         Unless otherwise provided in the related Prospectus Supplement for a series of Notes, a "Servicing Default" under the related Servicing Agreement generally will include: (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Notes or Equity Certificates of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Issuer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

         So long as a Servicing Default remains unremedied, either the Company or the Trustee may, by written notification to the Master Servicer and to the Issuer or the Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master Servicer as Noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

         INDENTURE

         Unless otherwise provided in the related Prospectus Supplement for a series of Notes, an Event of Default under the Indenture generally will include:
(i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

         If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

         If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Noteholder or holder of an Equity Certificate generally will have any right under an Owner Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Trustee written notice of default and the continuance thereof, (b) the holders of Notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and (ii) have offered to the Trustee reasonable indemnity, (c) the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority of the Note Balances of such class. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes or Equity Certificates covered by such Agreement, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Company has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

         The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

         With respect to each series of Notes, each related Servicing Agreement or Indenture may be amended by the parties thereto without the consent of any of the holders of the Notes covered by such Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of Notes evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Notes covered by such Agreement then outstanding. The Voting Rights evidenced by any Certificate will be the portion of the voting rights of all of the Notes in the related series allocated in the manner described in the related Prospectus Supplement.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of Securities (other than certain limited payment and notice obligations of the Trustee and the Company, respectively) will terminate upon the payment to Securityholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan, REO Property and/or Mortgage Security subject thereto and (ii) the purchase by the Master Servicer or the Company or (A) if specified in the related Prospectus Supplement with respect to each series of Certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (B) if specified in the Prospectus Supplement with respect to each series of Notes, by the holder of the Equity Certificates, from the Trust Fund for such series of all remaining Mortgage Loans, REO Properties and/or Mortgage Securities. In addition to the foregoing, the Master Servicer or the Company will have the option to purchase, in whole but not in part, the Securities specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Securities or at any time thereafter, at the option of the Master Servicer or the Company, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Securities and the termination of the Trust Fund, or the Securities so purchased may be held or resold by the Master Servicer or the Company. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Master Servicer because of such termination.

         Any such purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Master Servicer, the Company or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that series, but the right of the Master Servicer, the Company or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans and/or Mortgage Securities in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Securityholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans and/or Mortgage Securities at the Cut-off Date for that series. The Prospectus Supplement for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Securities. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

THE TRUSTEE

         The Trustee under each Pooling Agreement and Indenture will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Company and its affiliates. The Trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

         The Trustee for each series of Securities will make no representation as to the validity or sufficiency of the related Agreements, the Securities or any underlying Mortgage Loan, Mortgage Security or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Securities or the underlying Mortgage Loans or Mortgage Securities, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master
Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Securities will be required to perform only those duties specifically required under the related Pooling
Agreement or Indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

         The Trustee for each series of Securities generally will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement or Indenture; provided, however, that such indemnification will not extend to any loss, liability, cost or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                              YIELD CONSIDERATIONS

         The yield to maturity of an Offered Certificate will depend on the price paid by the holder for such Certificate, the Security Interest Rate on any such Certificate entitled to payments of interest (which Security Interest Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Certificate (or notional amount thereof if applicable) and other factors.

         A class of Securities may be entitled to payments of interest at a fixed Security Interest Rate, a variable Security Interest Rate or adjustable Security Interest Rate, or any combination of such Security Interest Rates, each as specified in the related Prospectus Supplement. A variable Security Interest Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of certain Strip Securities or a class of Securities having a Security Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of Securities, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to
Securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Securityholders on or near the date they were due.

         In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities, Securities with a Security Interest Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Securities and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Securityholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the related Mortgage Loan. If and to the extent that any such shortfall is allocated to a class of Offered Securities, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Securities will describe the manner in which any such shortfalls will be allocated among the classes of such Securities. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread".

         The Trust Fund with respect to any series may include Convertible Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, Convertible Mortgage Loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, Convertible Mortgage Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related Subservicer or the Master Servicer purchases Convertible Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the Securityholders, as described herein. Alternatively, to the extent Subservicers or the Master Servicer fail to purchase Converting Mortgage Loans, the Mortgage Pool will include fixed-rate Mortgage Loans.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Securities. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans, including Multifamily Loans, that require Balloon Payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans, including Multifamily Loans, with high Loan-to- Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors."

         With respect to certain Mortgage Loans including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Securities.

         With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. None of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located and, in the case of Multifamily Loans, the quality of management of the Mortgage Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will
(i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

         If the applicable Pooling Agreement for a series of Securities provides for a Pre-Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust Fund, as described under "Description of the Securities--Pre-Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage

Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Securities of such series. See "Risk Factors--Yield and Prepayment Considerations."

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

         Under certain circumstances, the Master Servicer, the Company or a person specified in the related Prospectus Supplement (other than holder of any Class of Offered Certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Securities. See "The Agreements--Termination; Retirement of Securities."


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

SINGLE FAMILY LOANS AND MULTIFAMILY LOANS

         GENERAL. Each Single Family and Multifamily Loan will, and if applicable, Contracts (in each case other than Cooperative Loans), be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located, and may have first, second or third priority.
Mortgages  and deeds to  secure  debt are  herein  referred  to as  "mortgages."
Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of such loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances become subject to real estate title and recording laws. See "-- Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

         LEASES AND RENTS. Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a series of Certificates, the Mortgage Loans and Contracts may include Cooperative Loans. Each debt instrument (a "COOPERATIVE NOTE") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "COOPERATIVE") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Unless otherwise specified in the related Prospectus Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents such tenant-stockholder's PRO RATA share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant- stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

CONTRACTS

         Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The Master Servicer will be required under the related Pooling Agreement or Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

         The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re- register the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling Agreement or Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES AND CERTAIN CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Single Family and Multifamily Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.


FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay its obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                     (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

                    (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                   (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. The purposes of a foreclosure action in respect of a Single Family Property or Multifamily Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage
Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "ENVIRONMENTAL LIEN"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured Contracts. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed- in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related Pooling Agreement or Servicing Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         TRANSFER OF SINGLE FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES. Unless the related Prospectus Supplement indicates otherwise, the Single Family Loans and Multifamily Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The Trust Fund Assets may also consist of installment sales contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser.
 As
with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage Rates for ARM Loans, as set forth in the related Prospectus Supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a Mortgage Loan and a Contract will have represented that such Mortgage Loan or Contract was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.


ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and
(iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and
(ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan and certain Contracts (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan and certain Contracts), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender.
 The
Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan and related Contract, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans and Contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans and Contracts, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, by any Letter of Credit or any other form of credit enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan and Contract which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans and Contracts resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the Mortgage Loans or Contracts may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan or Contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Securities offered hereunder. This discussion has been prepared based on the advice of Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") (although portions thereof may also apply to Securityholders who do not hold Securities as "capital assets") and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

         The following  discussion  addresses securities of three general types:
(i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee, the Master Servicer or another specified party (the "REMIC Administrator") will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) notes representing indebtedness of a trust fund as to which no REMIC election will be made and (iii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no REMIC election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Securityholder" or a "holder" are to the beneficial owner of a Security.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

         CLASSIFICATION OF REMICS. On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and upon issuance of such REMIC Certificates, for federal income tax purposes, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, except as set forth in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.
Furthermore,  foreclosure  property  will qualify as "real estate  assets" under
Section 856(C)(5)(A) of the Code.

         TIERED REMIC STRUCTURES. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Company, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

         GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section  1272(a)(6)  of the Code  provides  special  rules  applicable  to REMIC
Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

         Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         MARKET DISCOUNT. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "-Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.
However,
no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such

REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         MARK-TO-MARKET RULES. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to Residual Certificates.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate  two percent of a  taxpayer's  adjusted  gross  income.  In  addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

         SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property

(a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Except as set forth in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Except as set forth in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Except as described in the related Prospectus Supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (i) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (ii) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC
Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular
Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         Except  as  set  forth  in  the  related  Prospectus  Supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created  or  organized  in,  or under  the laws of,  the  United  States  or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

NOTES

         On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each series of Notes, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The following discussion is based in part upon the OID Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes. For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS. On or prior to the date of the related Prospectus Supplement with respect the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and upon issuance of such Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related Prospectus Supplement, counsel to the Company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . .
 .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Company, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Master Servicer or the Trustee in preparing information returns to the Certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by such pools, it is intended to base information reports and returns to the IRS and Certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by such pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base such reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

         Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

         PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It is  unclear  whether  a  prepayment  assumption  should  be  used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of such provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Company, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a
"conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. Except as set forth in the related Prospectus Supplement, the Master Servicer or the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer or the
Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trust Fund's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

         Except  as  disclosed  in  the  related  Prospectus   Supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.

         BACKUP    WITHHOLDING.    In   general,    the   rules   described   in
"--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.


                              ERISA CONSIDERATIONS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the Mortgage Loans and other assets included in a Trust Fund are deemed to be assets of the Plan. The U.S.
Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Loans and other assets included in the Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.

         The  DOL  issued  an  individual  prohibited   transactions   exemption
("Exemption") to certain underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) the underwriter, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities.

         The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Securities of the same trust. Third, the Securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Company, the Master Servicer, the Special Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Company pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

         The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Securities evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Securities by or on behalf of a Plan or with Plan Assets; and (iii) Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of Securities in the initial issuance of such Securities or the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan or with Plan Assets or the continued holding of Securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Securities is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan or with Plan Assets and (3) the continued holding of Securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by
Section 4975(a) and (b) of the Code by reason of Sections  4975(c)(1)(A) through
(D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

         On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which will extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment will generally allow Mortgage Loans supporting payments to Certificateholders, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ("Pre-Funding Period") instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

                  (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must be less than or equal to: (i) 40% for transactions occurring on or after January 1, 1992 but prior to May 23, 1997 and (ii) 25% for transactions occurring on or after May 23, 1997;

                  (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ("Subsequent Mortgage Loans") must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

                  (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

                  (5) for transactions occurring on or after May 23, 1997, either:

                       (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

                       (ii)an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

                  (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Accounts falls below the minimum level specified in the Agreement or an event of default occurs;

                  (7) amounts transferred to any Pre-Funding Accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the Certificates and must:

                       (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

                       (ii)have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

                  (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre-Funding Period;

                  (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Certificateholders of the Trust Fund, including employee benefit plans subject to ERISA.

         In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH "SUBSTANTIAL EQUITY FEATURES" OR CERTAIN CERTIFICATES

         Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with "substantial equity features," Subordinate Securities, REMIC Residual Certificates, any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Company, the Trustees and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee (or Indenture Trustee in the case of transfer of Notes) and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee (or the Indenture Trustee in the case of the transfer of Notes) or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustees or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following statements are correct: (i) the transferee is an insurance company, (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60),
(iii) the conditions set forth in PTCE 95-60 have been satisfied and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

         An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Securities. Any purchaser of a DTC registered Security will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "TAX-EXEMPT INVESTOR") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. Neither the Company, the Trustees, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING THE SECURITIES, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION
401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A CERTIFICATE PURCHASED UNDER THE EXEMPTION, THE CERTIFICATE CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 410(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.


                            LEGAL INVESTMENT MATTERS

         Each class of Certificates offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Offered Securities will be treated as high-risk under the Policy Statement.

         The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Certificates offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Certificates will be identified in the related Prospectus Supplement. Prospective investors in such classes of Certificates, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Securities or to purchase any class of Offered Securities representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Offered Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of Certificates will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans and/or Mortgage Securities in the respective Mortgage Pools and to pay other expenses. The Company expects that it will make additional sales of securities similar to the Offered Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

         The Company intends that Offered Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Securities of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Company with institutional investors through dealers; and

                  3. By direct placements by the Company with institutional investors.

         If underwriters are used in a sale of any Offered Securities (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Offered Securities of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Offered Securities, underwriters may receive compensation from the Company or from purchasers of such Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         It is anticipated that the underwriting agreement pertaining to the sale of Offered Securities of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Offered Securities of such series.

         The Company anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Offered Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Certificates. Holders of Offered Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, in connection with the Securities of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

         A new Trust fund will be formed with respect to each series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by orrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                         PAGE
                                                                         ----
401(c) Regulations........................................................112
Accrual Certificates................................................7, 35, 43
Accrued Certificate Interest...............................................43
Affiliated Sellers.........................................................19
Agreement         .........................................................34
ARM Loans         .........................................................20
Available Distribution Amount..............................................42
Average Interest Rate.....................................................111
Balloon Loans     .........................................................21
Balloon Payment   .........................................................21
Bankruptcy Code   .........................................................77
Bankruptcy Loss   .........................................................47
Beneficial Owner  .........................................................36
Buydown Account   .........................................................22
Buydown Agreement .........................................................40
Buydown Funds     .........................................................22
Buydown Mortgage Loans.....................................................22
Buydown Period    .........................................................22
CERCLA            .........................................................25
Certificate Account........................................................39
Certificate Registrar......................................................36
Certificates      ..........................................................1
Class Exemptions  ........................................................112
Closing Date      .........................................................87
Code              ......................................................7, 85
Commission        ..........................................................4
Committee Report  .........................................................87
Company           .......................................................1, 5
Conservation Act  .........................................................78
Contingent Payment Regulations............................................106
Contracts         .........................................................18
Contributions Tax .........................................................97
Convertible Mortgage Loan..................................................22
Cooperative Note  .........................................................70
Crime Control Act .........................................................83
Debt Service Coverage Ratio................................................24
Debt Service Reduction.....................................................51
Defaulted Mortgage Loss....................................................47
Deferred Interest .........................................................20
Deficient Valuation........................................................51
Deleted Mortgage Loan......................................................27
Designated Seller Transaction..............................................19
Determination Date.........................................................42
Distribution Date ..........................................................9
DOL               ........................................................109
DOL Regulations   ........................................................109
DTC               .........................................................36
DTC Registered Securities..................................................36
Due Period        .........................................................44
Equity Certificates.........................................................6
Equity Participation.......................................................21

ERISA             ....................................................12, 108
ERISA Permitted Investments...............................................112
ERISA Plans       ........................................................108
Event of Default  .........................................................62
Excess Interest   .........................................................48
Exchange Act      ..........................................................4
Excluded Plan     ........................................................110
Exemption Rating Agencies.................................................110
Extraordinary Losses.......................................................47
FDIC              .........................................................19
FHA               .........................................................19
FHA Loans         .........................................................19
FHLMC             .........................................................25
Financial Guaranty Insurance Policy........................................48
FIRREA            .........................................................25
FNMA              .........................................................25
Fraud Loss        .........................................................47
FTC Rule          .........................................................79
Garn-St Germain Act........................................................80
Grantor Trust Certificates.............................................13, 85
Grantor Trust Fractional Interest Certificate.............................100
Grantor Trust Fund.........................................................85
Grantor Trust Strip Certificate...........................................100
High LTV Loans    .........................................................22
Holder            .........................................................36
Housing Act       .........................................................25
HUD               .........................................................57
Indenture         .......................................................1, 6
Index             .........................................................20
Installment Contract.......................................................81
Insurance Proceeds.........................................................39
Insurer           .........................................................48
Intermediaries    .........................................................36
IRS               .........................................................87
Issue Premium     .........................................................92
Issuer            ..........................................................5
Letter of Credit  .........................................................50
Letter of Credit Bank......................................................50
Liquidated Mortgage Loan...................................................32
Liquidation Proceeds...................................................39, 40
Loan-to-Value Ratio........................................................21
Lock-out Expiration Date...................................................21
Lock-out Period   .........................................................21
Loss              .........................................................55
Manufactured Homes.........................................................18
Manufacturer's Invoice Price...............................................22
Master Servicer   ...................................................1, 5, 28
Mortgage Loans    ....................................................1, 6, 8
Mortgage Notes    .........................................................18
Mortgage Pool     .......................................................1, 8
Mortgage Rate     .........................................................20
Mortgage Securities.....................................................8, 19
Mortgaged Property..........................................................8
Mortgages         .........................................................18
Mortgagor         .........................................................15

Multifamily Loans .........................................................18
Multifamily Properties.....................................................18
Multifamily Property........................................................8
Net Mortgage Rate .........................................................65
Net Operating Income.......................................................24
Non-conforming credit......................................................15
Nonrecoverable Advance.....................................................45
Note Interest Rate..........................................................6
Note Margin       .........................................................20
Note Registrar    .........................................................36
Notes             ..........................................................1
Offered Certificates....................................................5, 35
Offered Notes     ..........................................................5
Offered Securities.......................................................1, 5
OID Regulations   .........................................................85
OTS               ........................................................114
Overcollateralization......................................................48
Owner Trust       ..........................................................5
Owner Trustee     .......................................................5, 6
Participants      .........................................................36
Parties in Interest.......................................................108
Pass-Through Rate ..........................................................6
Percentage Interest........................................................43
Permitted Investments......................................................39
Plan              .........................................................12
Plan Assets       ........................................................109
Plans             ........................................................108
Policy Statement  ........................................................114
Pool Insurer      .........................................................40
Pooling Agreement ...................................................1, 6, 58
Pre-Funding Account....................................................35, 44
Pre-Funding Limit ........................................................111
Pre-Funding Period........................................................111
Prepayment Assumption.................................................87, 103
Prepayment Interest Shortfall..............................................66
Prepayment Penalty.........................................................21
Primary Insurance Policy...................................................55
Primary Insurer   .........................................................55
Prohibited Transactions Tax................................................96
Prospectus Supplement.......................................................1
PTCE              ........................................................112
PTCE 83-1         ........................................................112
Purchase Obligation........................................................54
Purchase Price    .........................................................26
Qualified Substitute Mortgage Loan.........................................27
Rating Agency     .........................................................12
Realized Losses   .........................................................46
Record Date       .........................................................42
Related Proceeds  .........................................................45
Relief Act        .........................................................83
REMIC             ...................................................1, 7, 85
REMIC Administrator........................................................85
REMIC Certificates.........................................................85
REMIC Provisions  .........................................................85
REMIC Regular Certificates.............................................13, 85

REMIC Regulations .........................................................85
REMIC Residual Certificates............................................13, 85
REO Mortgage Loan .........................................................32
REO Property      .........................................................30
Reserve Fund      .........................................................51
RICO              .........................................................83
RTC               .........................................................19
Securities        .......................................................1, 5
Securities Act    .....................................................4, 116
Security          .........................................................59
Security Interest Rate......................................................6
Security Register .........................................................36
Security Registrar.........................................................36
Securityholder    .........................................................36
Securityholders   ..........................................................1
Seller            ..........................................................9
Sellers           ......................................................1, 19
Senior Certificates.....................................................7, 35
Senior Liens      .........................................................21
Senior/Subordinate Series..................................................35
Servicing Agreement........................................................23
Servicing Default .........................................................61
Servicing Standard.........................................................29
Single Family Loans........................................................18
Single Family Property.....................................................18
SMMEA             ....................................................12, 114
Special Hazard Instrument..................................................47
Special Hazard Insurance Policy............................................50
Special Hazard Insurer.....................................................50
Special Hazard Loss........................................................47
Special Hazard Losses......................................................50
Special Servicer  ......................................................5, 31
SPFC              .........................................................58
Spread            ..........................................................6
Strip Certificates......................................................7, 35
Subordinate Certificates................................................7, 35
Subsequent Mortgage Loans.................................................111
Subservicer       .........................................................30
Subservicers      .........................................................23
Tax Favored Plans ........................................................108
Tax-Exempt Investor.......................................................113
Tiered REMICs     .........................................................86
Title V           .........................................................82
Title VIII        .........................................................82
Trust Agreement   ..........................................................5
Trust Fund        .......................................................1, 6
Trust Fund Assets ..........................................................1
Trustee           ..........................................................6
UBTI              ........................................................113
UCC               .........................................................75
Unaffiliated Sellers.......................................................19
Underwriter       ........................................................109
United States person.......................................................99
VA                .........................................................19
VA Loans          .........................................................19

Value             .........................................................21
WMC Mortgage      ..........................................................5

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement........  $      *
         Legal Fees and Expenses......................         *
         Accounting Fees and Expenses.................         *
         Trustee's Fees and Expenses
                (including counsel fees)..............         *
         Printing and Engraving Fees..................         *
         Rating Agency Fees...........................         *
         Miscellaneous................................         *
                                                       ---------
         Total  ...................................... $       *
                                                       =========

--------

* To be provided by amendment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-laws of WMC Secured Assets Corp. (the "Company") provide, in effect, that to the full extent permitted by law, the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Company, or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

         The Company presently does not have liability insurance maintained covering directors and principal officers of the Company.

         Section 8(b) of the proposed form of Underwriting Agreement provides that each Underwriter severally will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended, against any losses, claims, damages or liabilities to which any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the registration statement when it became effective, or in the Registration Statement, any related preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Underwriter, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against such loss, claim, damage, liability or action.

         The Pooling and Servicing Agreements with respect to each series of Certificates and the Servicing Agreements, Indentures and Owner Trust Agreements with respect to each series of Notes will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements with respect to each series of Certificates and the Servicing Agreements, Indentures and Owner Trust Agreements with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Agreements and related Securities other than such expenses related to particular Mortgage Loans.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--
       1.1   --  Form of Underwriting Agreement.
       3.1   --  Amended and Restated Articles of Incorporation.
       3.2   --  Restated By-Laws.
       4.1 -- Form of Pooling and Servicing Agreement for an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes.
       4.2 -- Form of Pooling and Servicing Agreement for alternate forms of credit support (single class).
       4.3 -- Form of Servicing Agreement for an offering of Mortgage-Backed Notes.
       4.4   --  Form of Trust Agreement for an offering of Mortgage-Backed
                 Notes.

       4.5   --   Form of Indenture for an offering of Mortgage-Backed Notes.
       5.1   --   Opinion of Thacher Proffitt & Wood with respect to legality.
       8.1   --   Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included with Exhibit 5.1).
       23.1  --   Consent of Thacher Proffitt & Wood (included as part of
                  Exhibit 5.1 and Exhibit 8.1).
       24.1  --   Power of Attorney.



UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.  UNDERTAKINGS PURSUANT TO RULE 415.

  The Registrant hereby undertakes:

           (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that subparts (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those subparts is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (f) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.         UNDERTAKING IN RESPECT OF INDEMNIFICATION.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, WMC Secured Assets Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodland Hills, state of California, on the 26th of November, 1997.

                               WMC SECURED ASSETS CORP.

                               By: /s/ Scott A. Mcafee
                                   -----------------------------------------
                                       Scott A. McAfee
                                       Director and Chief Operating Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                    TITLE
                  DATE

/s/ Scott A. Mcafee                               President & Director                       November 26, 1997
------------------------------------------        (Chief Executive Officer)
Scott A. McAfee


/s/ Todd Wallace                                  Vice-President, Treasurer &                November 26, 1997
------------------------------------------        Director (Chief Financia
Todd Wallace                                      Office and Chief Accounting
                                                  Officer)



/s/ Steve Wright                                  Vice President, Secretary &                November 26, 1997
------------------------------------------
Steve Wright                                      Director
